PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 30, 1997)

                                  $900,000,000
                                 (APPROXIMATE)
                       ADVANTA MORTGAGE LOAN TRUST 1997-4

          $146,039,000 ADJUSTABLE RATE CLASS A-1 GROUP I CERTIFICATES
               $91,159,000 6.53% CLASS A-2 GROUP I CERTIFICATES $33,579,000 6.55% CLASS A-3 GROUP I CERTIFICATES $59,837,000 6.66% CLASS A-4 GROUP I CERTIFICATES $15,601,000 6.72% CLASS A-5 GROUP I CERTIFICATES $41,285,000 7.10% CLASS A-6 GROUP I CERTIFICATES
               $50,000,000  6.63% CLASS A-7 GROUP I CERTIFICATES
                    5.00% CLASS A-IO GROUP I CERTIFICATES *
          $98,000,000 ADJUSTABLE RATE CLASS A-8 GROUP II CERTIFICATES
          $302,000,000 ADJUSTABLE RATE CLASS A-9 GROUP II CERTIFICATES
                $17,500,000 7.04% CLASS M-1 GROUP I CERTIFICATES
               $30,000,000  7.24% CLASS M-2 GROUP I CERTIFICATES
               $15,000,000  7.54% CLASS B-1 GROUP I CERTIFICATES

             MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 1997-4

                    ADVANTA MORTGAGE CONDUIT SERVICES, INC.
                              SPONSOR OF THE TRUST
                           ADVANTA MORTGAGE CORP. USA
                                MASTER SERVICER

         The Advanta Mortgage Loan Asset-Backed Certificates, Series 1997-4 will consist of (i) the Class A-1 Group I Certificates (the "Class A-1 Certificates"), the Class A-2 Group I Certificates (the "Class A-2 Certificates"), the Class A-3 Group I Certificates (the "Class A-3 Certificates"), the Class A-4 Group I Certificates (the "Class A-4 Certificates"), the Class A-5 Group I Certificates (the "Class A-5 Certificates"), the Class A-6 Group I Certificates (the "Class A-6 Certificates"), the Class A-7 Group I Certificates (the "Class A-7 Certificates"), the Class A-IO Group I Certificates* (the "Class A-IO Certificates"), the Class A-8 Group II Certificates (the "Class A-8 Certificates") and the Class A-9 Group II Certificates (the "Class A-9 Certificates", collectively, the "Class A Certificates"), (ii) the Class M-1 Group I Certificates (the "Class M-1 Certificates"") and the Class M-2 Group I Certificates (the "Class M-2 Certificates", together with the Class M-1 Certificates, the "Mezzanine Certificates"), (iii) the Class B-1 Group I Certificates (the "Class B-1 Certificates", together with the Mezzanine Certificates, the "Subordinate Certificates"), and (iv) the residual class with respect to each REMIC held by the Trust (the "Class R Certificates"). Only the Class A Certificates and the Subordinate Certificates (collectively, the "Offered Certificates") are offered hereby.

                                                  (cover continued on next page)


SEE "RISK FACTORS" AT PAGE S-33 HEREIN AND AT PAGE 14 IN THE PROSPECTUS, FOR A DISCUSSION OF CERTAIN RISK FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
            INVESTORS IN THE OFFERED CERTIFICATES OFFERED HEREBY.

                          ----------------------------

  THE OFFERED CERTIFICATES REPRESENT BENEFICIAL INTERESTS ONLY IN THE TRUST
     CREATED BY THE POOLING AND SERVICING AGREEMENT AND DO NOT REPRESENT
      INTERESTS IN OR OBLIGATIONS OF ADVANTA MORTGAGE CONDUIT SERVICES,
      INC., ADVANTA MORTGAGE CORP. USA, THE TRUSTEE OR ANY ORIGINATOR.
         NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE
              INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                          ----------------------------

         The Offered Certificates will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of the related sale. Proceeds to the Sponsor are anticipated to be approximately $903,277,567 from the sale of the Offered Certificates, plus accrued interest, if any, at the applicable Pass-Through Rate, but before deducting expenses payable by the Sponsor, estimated to be $500,000. The Underwriters have agreed to reimburse the Sponsor with respect to certain of such expenses.

         The Offered Certificates are offered subject to receipt and acceptance by the underwriters (the "Underwriters") and to the Underwriters' right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Offered Certificates in book-entry form will be made on or about December 18, 1997 only through The Depository Trust Company ("DTC"), the Euroclear System ("Euroclear") and CEDEL, S.A. ("CEDEL").

------------------------
         *Interest will be calculated on the Class A-IO Certificates on the basis of a notional principal balance equal to the aggregate outstanding Principal Balance of the Class A-7 Certificates (the "Notional Principal Balance").

 LEHMAN BROTHERS

             J.P. MORGAN & CO.

                                     MORGAN STANLEY DEAN
                                            WITTER

                                                          PRUDENTIAL SECURITIES
                                                               INCORPORATED
December 4, 1997

         The Offered Certificates will represent undivided ownership interests in a pool of mortgage loans (the "Mortgage Loans" ), all monies due under the Mortgage Loans on or after the related Cut-Off Date, security interests in the properties which secure the Mortgage Loans, funds on deposit in certain trust accounts and certain other property. The Trust will be created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be dated as of December 1, 1997, among the Master Servicer, the Sponsor and Bankers Trust Company of California, N.A., as Trustee (the "Trustee").

         On or prior to the Closing Date, the Sponsor will acquire certain of the Mortgage Loans (the "Initial Mortgage Loans") from certain affiliated and unaffiliated originators (respectively, the "Affiliated Originators" and the "Unaffiliated Originators") as described herein. Additional Mortgage Loans (the "Subsequent Mortgage Loans") may be purchased by the Trust from time to time after the Closing Date but on or before January 16, 1998, from funds on deposit in an account (the "Pre-Funding Account") to be established by the Trustee. On the Closing Date, an aggregate cash amount of $46,807,367 from the proceeds of the sale of the Group I Certificates (as defined herein) and $18,562,375 from the proceeds of the sale of the Group II Certificates (as defined herein) will be deposited with the Trustee in the Pre-Funding Account.

         The assets of the Trust also will include a certificate guaranty insurance policy (the "Class A-8 and Class A-9 Insurance Policy") from Ambac Assurance Corporation, which will unconditionally and irrevocably guarantee payment of amounts due to the Owners of the Class A-8 Certificates and the Class A-9 Certificates to the extent described herein.


                                  [AMBAC LOGO]


                 The information in this Prospectus Supplement is qualified in its entirety by the more detailed information appearing or incorporated by reference in the accompanying Prospectus. Prior to making an investment decision with respect to the Offered Certificates offered hereby, prospective investors should carefully consider the information contained in this Prospectus Supplement and the Prospectus.

                 There currently is no secondary market for the Offered Certificates. The Underwriters intend to make a market in the Offered Certificates but have no obligation to do so. There is no assurance that one will develop or, if one does develop, that it will continue until the Offered Certificates are paid in full.

                 CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT AFFECT THE PRICE OF THE OFFERED CERTIFICATES. SUCH TRANSACTIONS MAY INCLUDE THE PURCHASE OF OFFERED CERTIFICATES TO COVER SYNDICATE SHORT POSITIONS. FOR A DESCRIPTION OF THESE TRANSACTIONS, SEE "UNDERWRITING".

                 UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS AND A PROSPECTUS SUPPLEMENT WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             AVAILABLE INFORMATION


                 The Sponsor has filed a Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission (the "Commission") on behalf of the Trust with respect to the Offered Certificates offered pursuant to the Prospectus dated October 30, 1997 and this Prospectus Supplement. For further information, reference is made to the Registration Statement and amendments thereof and to the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and at The Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago,

Illinois 60661. The Commission maintains a site on the World Wide Web at http://www.sec.gov containing reports, proxy materials, information statements and other items. Copies of the Registration Statement and amendments thereof and exhibits thereto may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

                       REPORTS TO THE CERTIFICATEHOLDERS

                 So long as the Offered Certificates are in book-entry form, monthly and annual reports concerning the Certificates and the Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of the Offered Certificates pursuant to the Pooling and Servicing Agreement. DTC will supply such reports to Beneficial Owners in accordance with its procedures. See "Risk Factors," "Description of the Securities -- Form of Securities" and "Reports to Securityholders" in the Prospectus. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Owners which has been examined and reported upon, with an opinion expressed by an independent public accountant; to the extent not so required, such financial information will be unaudited. The Trust will be formed to own the Mortgage Loans, and to issue the Certificates. The Trust will have no assets or obligations prior to issuance of the Certificates and will engage in no activities other than those described herein. Accordingly, no financial statements with respect to the Trust are included in this Prospectus Supplement.

                                    SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Index of Principal Defined Terms and the Index of Principal Definitions for the location in the Prospectus Supplement or the Prospectus, respectively, of the definitions of certain capitalized terms.

Issuer                                        Advanta Mortgage Loan Trust 1997-4 (the "Trust").

Sponsor                                       Advanta Mortgage Conduit Services, Inc., a Delaware
                                              corporation.  The Sponsor's principal executive offices are located at 16875 West Bernardo Drive, San Diego, California
                                              92127, and its phone number is (619) 674-1800.

Master Servicer                               Advanta Mortgage Corp. USA, a Delaware corporation.  The
                                              Master Servicer's principal executive offices are located at
                                              16875 West Bernardo Drive, San Diego, California 92127.

Originators                                   The Mortgage Loans to be acquired by the Trust from the
                                              Sponsor will be acquired by the Sponsor from Affiliated
                                              Originators or from one or more Unaffiliated Originators.

Class A-8 and Class A-9 Insurer               Ambac Assurance Corporation, a Wisconsin-domiciled stock
                                              insurance company.

Trustee                                       Bankers Trust Company of California, N.A., a national banking association (the "Trustee").

Initial Cut-Off Date                          December 1, 1997 (opening of business).

Closing Date                                  December 18, 1997.

The Certificates                              The Mortgage Loan Asset-Backed Certificates, Series 1997-4
                                              (the "Certificates") will consist of the Offered Certificates and the Class R Certificates; the Class R Certificates are not
                                              offered hereby.  The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Only the Offered
                                              Certificates are offered hereby.

                                              The assets of the Trust will include two pools of closed-end mortgage loans secured by mortgages on one-to-four family
                                              residential properties to be conveyed to the Trust on the
                                              Closing Date or, with respect to the Subsequent Mortgage
                                              Loans, from time to time during the Funding Period (as defined herein).  All of the Mortgage Loans in the fixed rate pool
                                              ("Group I") and in the adjustable rate pool ("Group II"
                                              together with Group I, "Groups" and each a "Group") have
                                              remaining terms to maturity of 30 years or less and are
                                              secured by Mortgages which may be either in a first or in a junior lien position, together with certain other rights.

                                              The Offered Certificates are issuable in original principal amounts of $1,000 and integral multiples thereof, except that one certificate for each Class (as defined below) of Offered
                                              Certificates may be issued in a lesser amount.

Pass-Through Rates
and Balances                                  $900,000,000 Mortgage Loan Asset-Backed Certificates, Series
                                              1997-4, to be issued in the following Classes (each, a
                                              "Class") and original Certificate Principal Balances (each, a
                                              "Certificate Principal Balance"), as set forth below:

                                                                        Pass-Through    Original Certificate
                                                       Class                Rate              Balance
                                              ---------------------------------------------------------------

                                              Class A-1 Certificates        (1)            $ 146,039,000
                                              Class A-2 Certificates      6.53%            $  91,159,000
                                              Class A-3 Certificates      6.55%            $  33,579,000
                                              Class A-4 Certificates      6.66%            $  59,837,000
                                              Class A-5 Certificates      6.72%            $  15,601,000
                                              Class A-6 Certificates      7.10%(2)         $  41,285,000
                                              Class A-7 Certificates      6.63%(2)         $  50,000,000
                                              Class A-IO Certificates     5.00%                 (3)
                                              Class A-8 Certificates        (4)            $  98,000,000
                                              Class A-9 Certificates        (5)            $ 302,000,000
                                              Class M-1 Certificates      7.04%(2)         $  17,500,000
                                              Class M-2 Certificates      7.24%(2)         $   30,000,000
                                              Class B-1 Certificates      7.54%(2)         $  15,000,000

                                              (1) On each Payment Date, the "Class A-1 Pass-Through Rate"
                                              will be equal to the lesser of (x) LIBOR plus 0.14% per annum
                                              (the "Class A-1 Formula Pass-Through Rate"), and (y) the
                                              Group I Available Funds Cap Rate applicable to such Payment
                                              Date.

                                              (2) The Pass-Through Rate with respect to the Class A-6,
                                              Class A-7, Class M-1, Class M-2 and Class B-1 Certificates
                                              will on any Payment Date equal the lesser of (x) the
                                              Pass-Through Rate for such Class set forth above and (y) the
                                              Group I Available Funds Cap Rate applicable to such Payment
                                              Date.

                                              (3)  Interest will be calculated on the Class A-IO
                                              Certificates on each Payment Date on the basis of a Notional
                                              Principal Balance equal to (x) for the first 30 Payment
                                              Dates, the outstanding Certificate Principal Balance of the
                                              Class A-7 Certificates and (y) thereafter, zero, with the
                                              result that the Owners of the Class A-IO Certificates will receive no distributions after the 30th Payment Date.
                                              Reference to the Notional Principal Balance of the Class A-IO
                                              Certificates is solely for convenience with respect to
                                              certain calculations and does not represent the right to
                                              receive any distribution allocable to principal.

                                              (4) On each Payment Date, the "Class A-8 Pass-Through Rate"
                                              will be equal to the lesser of (x) LIBOR plus 0.17% per annum
                                              (the "Class A-8 Formula Pass-Through Rate"), and (y) the
                                              Group II Available Funds Cap Rate applicable to such Payment
                                              Date.

                                              (5) On each Payment Date, the "Class A-9 Pass-Through Rate"
                                              will be equal to the lesser of (x) with respect to any
                                              Payment Date which occurs on or prior to the Clean-up Call
                                              Date (as defined herein), LIBOR plus 0.24% per annum and for any Payment Date thereafter, LIBOR plus 0.48% per annum (the
                                              "Class A-9 Formula Pass-Through Rate") and (y) the Group II
                                              Available Funds Cap Rate applicable to such Payment Date.

                                              The Pooling and Servicing Agreement defines the "Group I
                                              Available Funds Cap Rate," as of any Payment Date, to be an
                                              amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced)
                                              on all of the Mortgage Loans in Group I for the related
                                              Remittance Period minus (ii) the aggregate of the Servicing
                                              Fee and the Trustee's Fee, in each case relating to Group I, on such Payment Date and minus (iii) an amount equal to the interest amount payable to the Class A-IO Certificates on
                                              such Payment Date divided by (b) the aggregate Principal
                                              Balance of the Mortgage Loans in Group I immediately prior to such Payment Date, calculated on the basis of a 360-day year assumed to consist of twelve 30-day months (or, in the case of such calculation being made with respect to the Class A-1
                                              Certificates, calculated on the basis of the actual number of days in the prior month, divided by 360).  As of any date of determination, the "Principal Balance" with respect to each
                                              Mortgage Loan, is the outstanding principal balance thereof.

                                              The Pooling and Servicing Agreement defines the "Group II
                                              Available Funds Cap Rate," as of any Payment Date, to be an
                                              amount, expressed as a per annum rate, equal to (a)(i) the aggregate amount of interest due and collected (or advanced)
                                              on all of the Mortgage Loans in Group II for the related
                                              Remittance Period minus (ii) the aggregate of the Servicing
                                              Fee, the Premium and the Trustee's Fee, in each case relating to Group II, on such Payment Date and minus (iii) commencing on the 7th Payment Date following the Closing Date, an amount equal to 0.50% per annum times the aggregate Principal
                                              Balance of the Mortgage Loans in Group II as of the beginning of such related Remittance Period, divided by (b) the
                                              aggregate Principal Balance of the Mortgage Loans in Group II
                                              immediately prior to such Payment Date, calculated on the
                                              basis of a 360 day year and the actual number of days
                                              elapsed.

                                              The excess, if any, of (x) the interest due on the Class A-8
                                              Certificates on any Payment Date calculated at the Class A-8
                                              Formula Pass-Through Rate applicable to such Payment Date
                                              over (y) the interest due on the Class A-8 Certificates
                                              calculated at the Group II Available Funds Cap Rate
                                              applicable to such Payment Date is the "Class A-8
                                              Supplemental Interest Amount" applicable to the Class A-8
                                              Certificates for such Payment Date.

                                              The excess, if any, of (x) the interest due on the Class A-9
                                              Certificates on any Payment Date calculated at the Class A-9
                                              Formula Pass-Through Rate applicable to such Payment Date
                                              over (y) the interest due on the Class A-9 Certificates
                                              calculated at the Group II Available Funds Cap Rate
                                              applicable to such

                                              Payment Date is the "Class A-9 Supplemental Interest Amount"
                                              applicable to the Class A-9 Certificates for such Payment Date.

                                              If, on any Payment Date, there is a Class A-8 Supplemental
                                              Interest Amount or a Class A-9 Supplemental Interest Amount
                                              due (each of which is also referred to as "Supplemental
                                              Interest Amounts"), the Owners of certain of the Class R
                                              Certificates have agreed to pay such amounts pro rata based on the aggregate amount of Supplemental Interest Amounts due on each of the Class A-8 Certificates and the Class A-9
                                              Certificates from the sources of funds specified in the
                                              Pooling and Servicing Agreement, including amounts which
                                              would otherwise be distributed to such Owners by the Trust on such Payment Date.  If the full amount of any Supplemental
                                              Interest Amount is not paid on a Payment Date, then the
                                              unpaid amount will accrue interest at the applicable Formula
                                              Pass-Through Rate until such amount is paid.  If the Master
                                              Servicer, acting directly or through a permitted designee, exercises its right to an optional termination ("Optional
                                              Termination"), neither of the Supplemental Interest Amounts may be paid in full.

                                              The Class A-8 and Class A-9 Insurer does not guarantee the payment of, nor do the ratings assigned to the Class A-8
                                              Certificates or the Class A-9 Certificates address the
                                              likelihood of the payment of, any Supplemental Interest
                                              Amounts.

                                              The Class A Certificates (other than the Class A-8
                                              Certificates and the Class A-9 Certificates), the Mezzanine
                                              Certificates and the Class B-1 Certificates are collectively referred to as the "Group I Certificates" and the Class A-8
                                              Certificates and Class A-9 Certificates are collectively
                                              referred to as the "Group II Certificates."

                                              On any date after the Closing Date, the "Aggregate
                                              Certificate Principal Balance" is the sum of the Certificate
                                              Principal Balance of all Classes of the Offered Certificates.
                                              The Aggregate Certificate Principal Balance for a particular
                                              Mortgage Loan Group is the sum of the Certificate Principal
                                              Balances of all Classes of the Offered Certificates relating to such Group.

The Mortgage Loans                            The statistical information presented in this Prospectus
                                              Supplement concerning the pools of Mortgage Loans is as of the Initial Cut-Off Date.  The aggregate principal balance as of the Initial Cut-Off Date for Group I (the "Group I
                                              Statistic Calculation Pool" is $391,100,496.44 and with
                                              respect to Group II (the "Group II Statistic Calculation
                                              Pool", together with the Group I Statistic Calculation Pool, the "Statistic Calculation Pools") is $353,220,751.29.  The
                                              Sponsor expects that the actual aggregate principal balance of the Initial Mortgage Loans, as of the Closing Date, plus the Subsequent Mortgage Loans, as of the related Subsequent
                                              Transfer Dates, will be approximately $500,000,000 with
                                              respect to Group I and approximately $400,000,000 with
                                              respect to Group II.  The additional Mortgage Loans will
                                              represent Mortgage Loans acquired or to be acquired by the
                                              Sponsor prior to the Closing Date and Subsequent

                                              Mortgage Loans to be acquired by the Sponsor after the Closing Date.

                                              On the Closing Date, $46,807,367 (the "Group I Original
                                              Pre-Funded Amount") and $18,562,375 (the "Group II Original
                                              Pre-Funded Amount", together with the Group I Original
                                              Pre-Funded Amount, the "Original Pre-Funded Amounts") will be deposited with the Trustee and used to purchase the
                                              Subsequent Mortgage Loans for assignment to Group I or Group
                                              II, as applicable. The Subsequent Mortgage Loans, if
                                              available, will be originated by one or more of the
                                              Originators and sold by such Originator(s) to the Sponsor, which will then cause all right, title and interest of the
                                              Originators in each such Subsequent Mortgage Loan to be
                                              transferred to the Trust.  The Subsequent Mortgage Loans must conform to certain specified characteristics.

                                              The Sponsor will be obligated to cause the sale of the
                                              Subsequent Mortgage Loans to the Trust, and the Trust will be obligated, subject to the satisfaction of certain conditions described herein, to purchase such Subsequent Mortgage Loans from time to time (each such date of purchase, a "Subsequent
                                              Transfer Date") on or before January 16, 1998, subject to the availability thereof.  In connection with each purchase of
                                              Subsequent Mortgage Loans, the Trust will be required to pay a cash purchase price of 100% of the principal amount thereof from the applicable Pre-Funded Amount held in the Pre-Funding
                                              Account.  The Sponsor will designate as a cut-off date (each, a "Subsequent Cut-Off Date") the first day of the month in which Subsequent Mortgage Loans will be conveyed to the Trust during the Funding Period (as defined herein).  The Trust may purchase the Subsequent Mortgage Loans only from the Sponsor or one of its affiliates and not from any other person.  See
                                              "The  Mortgage Loan Pool" herein.

                                              With respect to the Statistic Calculation Pools, some
                                              amortization of the Mortgage Loans in such pools will occur prior to the Closing Date.  Certain loans included in the
                                              Statistic Calculation Pools may prepay in full, or may be
                                              determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools.  As a result of the foregoing, the statistical
                                              distribution of such characteristics as of the Closing Date in the final Mortgage Loan pools will vary somewhat from the statistical distribution of the Statistic Calculation Pools as presented in this Prospectus Supplement, although such
                                              variance will not be material.

                                              Unless otherwise noted, all statistical percentages in this
                                              Prospectus Supplement are measured by the aggregate principal balance of the related Mortgage Loans in the Statistic
                                              Calculation Pools.

                                              The Mortgage Loans will be predominantly home equity loans,
                                              i.e., loans used by obligors (each, a "Mortgagor") (x) to
                                              refinance an existing mortgage loan on more favorable terms,
                                              (y) to consolidate debt, or (z)  to obtain cash proceeds by borrowing


                                              against the Mortgagor's equity in the related
                                              Mortgaged Property.  The Mortgage Loans to be sold to the
                                              Trust by the Sponsor consisted, with respect to the Statistic
                                              Calculation Pools, of 10,724 Mortgages and the related Notes on one-to-four family residential properties, including
                                              investment properties (which may be condominiums, townhouses or homes in one-to-four family residences), located in 49
                                              states and the District of Columbia.  The Mortgage Loans are secured by Mortgages of which 95.70% by principal balance are first mortgages or deeds of trust and 4.30% by principal
                                              balance are secured by junior mortgages or deeds of trust.
                                              The Mortgage Loans are all closed-end mortgage loans in that the mortgagee is not required to make future advances
                                              thereunder.

                                              Less than 0.26% of the Mortgage Loans are insured by primary mortgage insurance policies.  There is no pool insurance
                                              insuring any of the Mortgage Loans.

                                              The Mortgage Loans are not guaranteed by the Sponsor, the
                                              Master Servicer, any Affiliated Originator or Unaffiliated
                                              Originator or any of their respective affiliates.  The
                                              Mortgage Loans are required to be serviced by the Master
                                              Servicer in accordance with accepted servicing practices and with reasonable care, using that degree of skill and
                                              attention that the Master Servicer exercises with respect to comparable mortgage loans that it services for itself and
                                              others.  See "Description of the Securities  -- Collection and Other Servicing Procedures" in the Prospectus.

Pre-Funding Account                           On the Closing Date the Trustee, upon receipt thereof, will deposit the Original Pre-Funded Amounts in the Pre-Funding
                                              Account.  The Group I Original Pre-Funded Amount will be
                                              funded from the sale of the Group I Certificates and may be used to acquire Subsequent Mortgage Loans for assignment to
                                              Group I during the Funding Period (as defined below).  The
                                              Group II Original Pre-Funded Amount will be funded from the sale of the Group II Certificates and may be used to acquire
                                              Subsequent Mortgage Loans for assignment to Group II during the Funding Period.  Subsequent Mortgages may be transferred to the Trust during the period (the "Funding Period") from the Closing Date until the earliest of (i) the date on which each Pre-Funded Amount is less than $100,000, (ii) the date on which an Event of Default occurs under the Pooling and
                                              Servicing Agreement or (iii) January 16, 1998.

                                              The amount on deposit in the Pre-Funding Account with respect to Group I (the "Group I Pre-Funded Amount") and with respect to Group II (the "Group II Pre-Funded Amount", together with the Group I Pre-Funded Amount, the "Pre-Funded Amounts") will be reduced by the principal balance of Subsequent Mortgage
                                              Loans purchased by the Trust and assigned to the applicable
                                              Group from time to time in accordance with the terms of the
                                              Pooling and Servicing Agreement.  The Sponsor expects that each of the Pre-Funded Amounts will be reduced to less than
                                              $100,000 by the January 1998 Payment Date.

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                                              Any remaining amounts of the Group I Pre-Funded Amount and the Group II Pre-Funded Amount at the end of the Funding
                                              Period will be added to the applicable Group I or Group II
                                              Principal Distribution Amount and used to prepay the related
                                              Group Certificates on the January 1998 Payment Date in
                                              accordance with the payment priorities described herein, from and to the extent of such remaining funds.

Capitalized Interest Account                  On the Closing Date, the Trustee will be required to deposit a portion of the sale proceeds of the Certificates in an
                                              account (the "Capitalized Interest Account").  The respective amounts deposited therein will be used, as necessary, by the
                                              Trustee during the Funding Period to fund the negative
                                              arbitrage on the Pre-Funding Account monies.  Any amounts
                                              remaining in the Capitalized Interest Account on the Payment
                                              Date which follows the end of the Funding Period and not used for such purposes are required to be paid directly to the
                                              Owners of the Class R Certificates on such Payment Date.

Final Scheduled Payment Dates                 The final scheduled Payment Dates (the "Final Scheduled
                                              Payment Dates") for each of the respective Classes of Offered
                                              Certificates are as described below, although it is
                                              anticipated that the actual final Payment Date for each Class
                                              (other than the Class A-IO Certificates) will occur earlier than the Final Scheduled Payment Date.  See "Prepayment and
                                              Yield Considerations" herein.

                                                                               Final Scheduled
                                              Class                             Payment Date
                                              ---------------------------------------------------------

                                              Class A-1 Certificates:          August 25, 2010
                                              Class A-2 Certificates:          September 25, 2012
                                              Class A-3 Certificates:          August 25, 2014
                                              Class A-4 Certificates:          March 25, 2022
                                              Class A-5 Certificates:          March 25, 2024
                                              Class A-6 Certificates:          January 25, 2029
                                              Class A-7 Certificates:          January 25, 2029
                                              Class A-IO Certificates:         June 25, 2000
                                              Class A-8 Certificates:          February 25, 2024
                                              Class A-9 Certificates:          December 25, 2027
                                              Class M-1 Certificates:          January 25, 2029
                                              Class M-2 Certificates:          January 25, 2029
                                              Class B-1 Certificates:          January 25, 2029

Distributions--General                        On the 25th day of each month, or, if such day is not a
                                              Business Day, then the next succeeding Business Day,
                                              commencing January 26, 1998 (each such day being a "Payment
                                              Date"), the Trustee will be required, subject to the
                                              availability of amounts therefor and, pursuant to the
                                              cashflow priorities hereinafter described, to distribute to the Owners of the Group I Certificates (except the Class
                                              A-1 Certificates) of record as of the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and to the Owners of the
                                              Group II Certificates and the Class A-1 Certificates of
                                              record as of the Business Day immediately preceding such
                                              Payment Date (each
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                                              such date, the "Record Date") the Class Distribution Amount for the related Class.  The "Class Distribution Amount" shall be an amount equal to the sum of (x) the related Current Interest
                                              (as defined below) for such Class, (y) the related Interest
                                              Carry Forward Amount (as defined below) and (z) except in the case of the Class A-IO Certificates, the related Principal
                                              Distribution Amount (as defined herein) for such Class.  A
                                              "Business Day" is any day other than a Saturday, Sunday or a day on which the Class A-8  and Class A-9 Insurer and banking institutions in New York City or in the city in which the
                                              corporate trust office of the Trustee is located are
                                              authorized or obligated by law or executive order to close.

                                              "Current Interest" with respect to each Class of Offered
                                              Certificates means, with respect to any Payment Date (i)
                                              the aggregate amount of interest accrued during the
                                              preceding Accrual Period on the Certificate Principal
                                              Balance of the related Class of Offered Certificates at the related Pass-Through Rate or, in the case of the Class A-IO
                                              Certificates, on the Notional Principal Balance of the
                                              Class A-IO Certificates plus (ii)  with respect to the
                                              Group II Certificates only, the Preference Amount (as
                                              defined herein) as it relates to interest previously paid
                                              on the Group II Certificates prior to such Payment Date.
                                              The Current Interest does not include any Supplemental
                                              Interest Amounts, any Interest Carry Forward Amount or
                                              Civil Relief Act Shortfalls.

                                              The "Interest Carry Forward Amount" with respect to any
                                              Class of the Offered Certificates for any Payment Date is
                                              the sum of (x) the amount, if any, by which (i) the Current
                                              Interest for such Class as of the immediately preceding
                                              Payment Date plus any Interest Carry Forward Amount for
                                              such Class and outstanding on such immediately preceding
                                              Payment Date exceeded (ii) the amount of the actual
                                              distribution with respect to interest made to the Owners of such Class of Offered Certificates on such immediately
                                              preceding Payment Date plus (y) interest on such amount
                                              calculated for the related Accrual Period at the related
                                              Pass-Through Rate in effect with respect to such Class of
                                              Offered Certificates.

                                              "Civil Relief Act Shortfalls" are interest shortfalls
                                              resulting from the application of the Soldiers' and
                                              Sailors' Relief Act of 1940, as amended.  See "Certain
                                              Legal Aspects of Mortgage Loans and Related Matters -
                                              Soldiers' and Sailors' Civil Relief Act of 1940" in the
                                              Prospectus.

                                              For each Payment Date, interest due with respect to the
                                              Group I Certificates (except the Class A-1 Certificates)
                                              will be interest which has accrued on the related
                                              Certificate Principal Balance during the calendar month
                                              immediately preceding the month in which such Payment Date occurs.  Calculations of interest on the Group I
                                              Certificates (except the Class A-1 Certificates) will be
                                              made on the basis of a 360-day year assumed to consist of
                                              twelve 30-day months.

                                              The interest due with respect to the Group II Certificates
                                              and
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                                              the Class A-1 Certificates will be the interest which
                                              has accrued thereon at the applicable Pass-Through Rate
                                              from the preceding Payment Date (or from the Closing Date
                                              in the case of the first Payment Date) to and including the date prior to the current Payment Date.  Calculations of
                                              interest on the Group II Certificates and the Class A-1
                                              Certificates will be made on the basis of the actual number of days elapsed in the accrual period and a 360-day year.

                                              Each period referred to above relating to the accrual of
                                              interest is the "Accrual Period" for the related Class of
                                              Offered Certificates.

Interest                                      On each Payment Date, the Interest Remittance Amount with
                                              respect to the related Mortgage Loan Group will be
                                              distributed in the following order of priority:

                                              First, to the Trustee, the trustee's fee (the "Trustee's
                                              Fee");

                                              Second, with respect to Group II, the premium then due to
                                              the Class A-8 and Class A-9 Insurer (the "Premium");

                                              Third, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Class A Current
                                              Interest plus the Interest Carry Forward Amount with
                                              respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided,
                                              that if the Interest Remittance Amount (as defined below)
                                              less the Trustee's Fee (and less the Premium with respect
                                              to Group II only) (such amount, the "Interest Amount
                                              Available") is not sufficient to make a full distribution
                                              of interest with respect to all Classes of the Class A
                                              Certificates, the Interest Amount Available will be
                                              distributed among the outstanding Classes of Class A
                                              Certificates pro rata based on the aggregate amount of
                                              interest due on each such Class, and the amount of such
                                              shortfall will be carried forward with accrued interest;

                                              Fourth, with respect to Group I, to the extent of the
                                              Interest Amount Available with respect to Group I then
                                              remaining, to the Owners of the Class M-1 Certificates, the
                                              Class M-1 Current Interest;

                                              Fifth, with respect to Group I, to the extent of the
                                              Interest Amount Available with respect to Group I then
                                              remaining, to the Owners of the Class M-2 Certificates, the
                                              Class M-2 Current Interest;

                                              Sixth, with respect to Group I, to the extent of the
                                              Interest Amount Available with respect to Group I then
                                              remaining, to the Owners of the Class B-1 Certificates, the
                                              Class B-1 Current Interest; and

                                              Seventh, the sum of (x) the amount, if any, of the Interest
                                              Amount Available remaining in the Certificate Account with respect to such Mortgage Loan Group after application with
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                                              respect to the priorities set forth above plus (y) the
                                              amount of any Overcollateralization Release Amount (as
                                              defined herein) with respect to such Mortgage Loan Group
                                              for such Payment Date (such amounts, together for such
                                              Mortgage Loan Group, the "Monthly Excess Cashflow Amount"
                                              for a Payment Date) shall be applied as described below
                                              under "Credit Enhancement--Application of Monthly Excess
                                              Cashflow Amounts" in this Summary.

                                              The "Interest Remittance Amount" means, with respect to
                                              each Mortgage Loan Group, as of any Monthly Remittance
                                              Date, the sum, without duplication, of (i) all interest
                                              collected, or advanced, by the Master Servicer during or in respect of the related Remittance Period on the Mortgage
                                              Loans in such Mortgage Loan Group (less the Servicing Fee),
                                              (ii)  all Compensating Interest paid by the Master Servicer on such Monthly Remittance Date with respect to such
                                              Mortgage Loan Group and (iii) the portion of any
                                              Substitution Amount relating to interest with respect to
                                              such Mortgage Loan Group.

Principal                                     GENERAL.  The Group I Certificates and the Group II
                                              Certificates will generally receive principal distributions on each Payment Date which are based on principal
                                              collections, monies released from the Pre-Funding Account
                                              and Realized Losses (to the extent that Monthly Excess
                                              Interest Amounts are available), with respect to the
                                              related Mortgage Loan Group.  In addition, the
                                              overcollateralization feature of the Trust results in
                                              accelerated payments of principal with respect to each
                                              Mortgage Loan Group to achieve, and thereafter maintain, a specified level of overcollateralization with respect to
                                              such Mortgage Loan Group.  Such accelerated principal will generally be funded from excess interest with respect to
                                              the related Mortgage Loan Group.

                                              With respect to each Mortgage Loan Group, the following
                                              terms have the following meanings:

                                              "Class A Principal Distribution Amount" as of any Payment
                                              Date means (X) with respect to Group I (a)  prior to the
                                              Stepdown Date with respect to Group I or with respect to
                                              which a Group I Delinquency Trigger Event is in effect,
                                              100% of the Principal Distribution Amount for Group I and
                                              (b) on or after the Stepdown Date with respect to Group I
                                              and as long as a Group I Delinquency Trigger Event is not
                                              in effect, (x) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I immediately prior to such Payment Date minus (y) the product of (i)
                                              70.00% and (ii) the outstanding Principal Balance of the
                                              Mortgage Loans in Group I as of the last day of the related
                                              Remittance Period and (Y) with respect to Group II, 100% of the Principal Distribution Amount for Group II.

                                              "Extra Principal Distribution Amount" means, for a Mortgage
                                              Loan Group and as of any Payment Date, the lesser of (x)
                                              the Monthly Excess Interest Amount for such Mortgage Loan
                                              Group and Payment Date, plus any Monthly Excess Cashflow
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                                              Amount available from the other Mortgage Loans Group and
                                              applied in accordance with the principles described herein on such Payment Date, and (y) the Overcollateralization
                                              Deficiency for such Mortgage Loan Group and Payment Date.

                                              A "Liquidated Loan" is, in general, a defaulted Mortgage
                                              Loan as to which the Master Servicer has determined that
                                              all amounts that it expects to recover on such Mortgage
                                              Loan have been recovered (exclusive of any possibility of a deficiency judgment).

                                              A "Monthly Remittance Date" is any date on which funds on
                                              deposit in the Principal and Interest Account are remitted to the Certificate Account, which is the 18th day of each
                                              month or, if such day is not a Business Day, the
                                              immediately preceding Business Day, commencing in the month following the month in which the Closing Date occurs.

                                              "Overcollateralization Amount" means with respect to a
                                              Mortgage Loan Group and as of any Payment Date the
                                              difference between (x) the aggregate Principal Balances of the Mortgage Loans in such Mortgage Loan Group plus the
                                              Pre-Funded Amount, if any, for such Mortgage Loan Group on deposit in the Pre-Funding Account, each as of the close of business on the last day of the immediately preceding
                                              Remittance Period and (y) the Certificate Principal Balance
                                              of all Classes of Offered Certificates related to such
                                              Mortgage Loan Group (after taking into account all
                                              distributions of principal on such Payment Date).

                                              "Overcollateralization Deficiency" means, for a Mortgage
                                              Loan Group and as of any Payment Date, the excess, if any, of (x) the Targeted Overcollateralization Amount for such
                                              Mortgage Loan Group and Payment Date over (y) the
                                              Overcollateralization Amount for such Mortgage  Loan Group and Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the
                                              Certificate Principal Balance of all Classes of the Offered
                                              Certificates related to such Mortgage Loan Group resulting from the distribution of the related Principal Remittance
                                              Amount (but not the related Extra Principal Distribution
                                              Amount) on such Payment Date, but prior to taking into
                                              account any related Applied Realized Loss Amount on such
                                              Payment Date.

                                              "Overcollateralization Release Amount" means, for a
                                              Mortgage Loan Group and as of any Payment Date, the lesser of (x) the related Principal Remittance Amount for such
                                              Payment Date and (y) the excess of (i) the related
                                              Overcollateralization Amount for such Payment Date,
                                              assuming that 100% of the related Principal Remittance
                                              Amount is applied on such Payment Date to the payment of
                                              principal on the Offered Certificates related to such
                                              Mortgage Loan Group over (ii) the Targeted
                                              Overcollateralization Amount for such Mortgage Loan Group
                                              and Payment Date.

                                              "Principal Distribution Amount" means, with respect to
                                              either

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                                              Mortgage Loan Group and as of any Payment Date, the
                                              sum of (i) the Principal Remittance Amount with respect to such Mortgage Loan Group minus, for Payment Dates occurring on and after the related Stepdown Date, the
                                              Overcollateralization Release Amount, if any, with respect to such Mortgage Loan Group, if any, (ii) the Extra
                                              Principal Distribution Amount with respect to such Mortgage
                                              Loan Group, if any, (iii) any monies released from the
                                              Pre-Funding Account as a prepayment of the related Group
                                              Certificates on or prior to the January 1998 Payment Date
                                              and (iv) in the case of Group II only, the principal
                                              portion of any Insured Payment (as defined herein) made by the Class A-8 and Class A-9 Insurer.  The Principal
                                              Distribution Amount with respect to Group I is the "Group I
                                              Principal Distribution Amount."  The Principal Distribution
                                              Amount with respect to Group II is the "Group II Principal
                                              Distribution Amount."

                                              "Principal Remittance Amount" means, for a Mortgage Loan
                                              Group and as of any Monthly Remittance Date, the sum,
                                              without duplication, of (i) the principal actually
                                              collected by the Master Servicer on the Mortgage Loans in
                                              such Mortgage Loan Group during the related Remittance
                                              Period, (ii) the Principal Balance of each Mortgage Loan in such Mortgage Loan Group that was repurchased from the
                                              Trust during the related Remittance Period, (iii) any
                                              Substitution Amount relating to principal delivered by the
                                              Sponsor in connection with a substitution of a Mortgage
                                              Loan in such Mortgage Loan Group during the related
                                              Remittance Period, (iv)  all Net Liquidation Proceeds
                                              actually collected by the Master Servicer during the
                                              related Remittance Period with respect to Mortgage Loans in such Mortgage Loan Group (to the extent such Net
                                              Liquidation Proceeds related to principal) and (v) the
                                              proceeds of any liquidation of the Trust Estate related to such Mortgage Loan Group.

                                              The "Remittance Period" with respect to any Monthly
                                              Remittance Date is the calendar month immediately preceding the calendar month in which the Monthly Remittance Date
                                              occurs.

                                              "Stepdown Date" means, (i) with respect to Group I, the
                                              latest to occur of (x) the Payment Date in January, 2001,
                                              (y) the date on which principal equal to 50% of the Group I
                                              Original Pool Balance (as defined herein) has been received by the Trust and (z) the first Payment Date on which the
                                              Group I Senior Enhancement Percentage equals 30.00%, and
                                              (ii) with respect to Group II, the date set forth in the
                                              Pooling and Servicing Agreement.

                                              "Targeted Overcollateralization Amount" means:

                                              (A) for Group I and as of any Payment Date, (x) prior to
                                              the Stepdown Date with respect to Group I, 2.50% of the
                                              Group I Original Pool Balance and (y) on and after the
                                              Stepdown Date with respect to Group I (a) if neither a
                                              Group I Delinquency Trigger Event nor a Group I Cumulative
                                              Realized Loss
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                                              Trigger Event is in effect, the greater of
                                              (i) 5.00% of the aggregate outstanding Principal Balance of the Group I Mortgage Loans as of the last day of the
                                              related Remittance Period and (ii) $2,500,000 or (b) if a
                                              Group I Delinquency Trigger Event is in effect, whether or not a Group I Cumulative Realized Loss Trigger Event is
                                              also in effect, the Targeted Overcollateralization Amount
                                              shall be equal to the product of (i) 2.50% and (ii) the
                                              Group I Original Pool Balance or (c) if a Group I
                                              Cumulative Realized Loss Trigger Event is in effect (if a
                                              Group I Delinquency Trigger Event is not in effect), the
                                              Targeted Overcollateralization Amount shall be equal to the
                                              Targeted Overcollateralization Amount for the immediately
                                              preceding Payment Date; and

                                              (B) for Group II, an amount required by the Class A-8 and
                                              Class A-9 Insurer pursuant to the Pooling and Servicing
                                              Agreement.

                                              The "Group I Original Pool Balance" shall be the aggregate original pool balance of the Initial Mortgage Loans in
                                              Group I as of the related Cut-Off Date plus the Group I
                                              Original Pre-Funded Amount.

                                              GROUP II-PRINCIPAL DISTRIBUTIONS.  On each Payment Date,
                                              principal will be distributed to the Owners of the Group II
                                              Certificates in an amount equal to the Group II Principal
                                              Distribution Amount, concurrently until the Certificate
                                              Principal Balance on each such Class of Group II
                                              Certificates has been reduced to zero.

                                              The Group II Certificates are "concurrent pay" classes such that the Owners of each such Class receives a fixed
                                              allocation percentage of the Group II Principal
                                              Distribution Amount until the Certificate Principal Balance of the Class A-8 Certificates has been reduced to zero.
                                              Once the Class A-8 Certificates have been reduced to zero,
                                              100% of the Group II Principal Distribution Amount shall be paid to the Class A-9 Certificates.  For the Class A-8
                                              Certificates, such allocated percentage (the "Class A-8
                                              Principal Percentage") shall be (a) 37.5%, until the Class
                                              A-8 Certificate Principal Balance has been reduced to zero, and (b) thereafter will be zero.  For the Class A-9
                                              Certificates, such allocated percentage (the "Class A-9
                                              Principal Percentage") shall be 100.00% minus the Class A-8
                                              Principal Percentage; provided, however, that on any
                                              Payment Date on which the Overcollateralization Amounts
                                              related to Group II is zero and the Class A-8 and Class A-9
                                              Insurance Policy is not in effect, any amounts of principal payable to the Owners of the Group II Certificates on such
                                              Payment Date shall be distributed pro rata and not in
                                              accordance with the "concurrent pay" allocation
                                              percentages.

                                              GROUP I-PRINCIPAL DISTRIBUTIONS.  With respect to Group I
                                              and on each Payment Date (a) before the Stepdown Date with respect to Group I or (b) with respect to which a Group I
                                              Delinquency Trigger Event is in effect, the Owners of the
                                              Class A Group I Certificates (other than the Class A-IO
                                              Certificates)

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                                              will be entitled to receive payment of 100%
                                              of the Principal Distribution Amount with respect to Group
                                              I for such Payment Date as follows:  first, to the Owners
                                              of the Class A-7 Certificates, the Class A-7 Lockout
                                              Distribution Amount and then to the Owners of the Class A
                                              Group I Certificates (other than the Class A-7
                                              Certificates), in sequential order until the Certificate
                                              Principal Balance of each such Class of Class A Group I
                                              Certificates has been reduced to zero.

                                              With respect to Group I and on each Payment Date (a) on or after the Stepdown Date with respect to Group I and (b) as long as a Group I Delinquency Trigger Event is not in
                                              effect and is not continuing, the Owners of all Classes of the Group I Certificates (other than the Class A-IO
                                              Certificates) will be entitled to receive payments of
                                              principal, in the following order of priority and, in the
                                              amounts set forth below and to the extent of the Principal
                                              Distribution Amount with respect to Group I as follows:

                                              First, the lesser of (x) the Group I Principal Distribution
                                              Amount and (y) the Class A Principal Distribution Amount
                                              with respect to Group I shall be distributed to the Owners of the Class A-7 Certificates, in an amount equal to the
                                              Class A-7 Lockout Distribution Amount, with the remainder
                                              paid to the Owners of the Class A Group I Certificates
                                              (other than the Class A-7 Certificates), in sequential
                                              order until the Certificate Principal Balance of each such
                                              Class of Class A Group I Certificates has been reduced to
                                              zero;

                                              Second, the lesser of (x)  the excess of (i)  the Group I
                                              Principal Distribution Amount over (ii) the amount
                                              distributed to the Owners of the Class A Group I
                                              Certificates in clause First above and (y) the Class M-1
                                              Principal Distribution Amount shall be distributed to the
                                              Owners of the Class M-1 Certificates, until the Class M-1
                                              Certificate Principal Balance has been reduced to zero;

                                              Third, the lesser of (x) the excess of (i) the Group I
                                              Principal Distribution Amount over (ii) the sum of the
                                              amount distributed to the Owners of the Class A Group I
                                              Certificates in clause First above and the amount
                                              distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal
                                              Distribution Amount shall be distributed to the Owners of
                                              the Class M-2 Certificates, until the Class M-2 Certificate
                                              Principal Balance has been reduced to zero;

                                              Fourth, the lesser of (x) the excess of (i) the Group I
                                              Principal Distribution Amount over (ii) the sum of the
                                              amount distributed to the Owners of the Class A Group I
                                              Certificates pursuant to clause First above, the amount
                                              distributed to the Owners of the Class M-1 Certificates
                                              pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to
                                              clause Third above and (y) the Class B-1 Principal
                                              Distribution Amount shall be distributed to the Owners of
                                              the Class B-1 Certificates, until

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                                              the Class B-1 Certificate Principal Balance has been reduced to zero;

                                              Fifth, the lesser of (x) any amount of the Group I
                                              Principal Distribution Amount remaining after making all of the distributions in clauses First, Second, Third and
                                              Fourth above and (y) (1) if no Group I Cumulative Realized
                                              Loss Trigger Event is in effect, the positive difference,
                                              if any, of (A) $2,500,000 minus (B) the Targeted
                                              Overcollateralization Amount (disregarding clause
                                              (y)(a)(ii) of the definition of Targeted
                                              Overcollateralization Amount relating to Group I) for Group
                                              I for such Payment Date or (2) if a Group I Cumulative
                                              Realized Loss Trigger Event is in effect, the positive
                                              difference, if any, of (A) the Targeted
                                              Overcollateralization Amount for Group I for the
                                              immediately preceding Payment Date minus (B) the Targeted
                                              Overcollateralization Amount (disregarding clause (y)(c) of the definition of Targeted Overcollateralization Amount for
                                              Group I) for Group I for such Payment Date shall be, in
                                              either case (1) or (2), applied as a payment of principal
                                              with respect to the Subordinate Certificates in reverse
                                              order of seniority (ie., first to the Class B-1
                                              Certificates, second to the Class M-2 Certificates, third
                                              to the Class M-1 Certificates and fourth, to the Class A
                                              Group I Certificates) until their respective Certificate
                                              Principal Balances have been reduced to zero; and

                                              Sixth, any amount of the Group I Principal Distribution
                                              Amount remaining after making all of the distributions in
                                              clauses First, Second, Third, Fourth and Fifth above shall be distributed as part of the Monthly Excess Cashflow
                                              Amounts with respect to Group I and shall be applied as
                                              described below under "Credit Enhancement--Application of
                                              Monthly Excess Cashflow Amounts" in this Summary.

                                              Notwithstanding the foregoing, in the event that, on any
                                              Payment Date, the Certificate Principal Balance of all of
                                              the Class A Group I Certificates is zero, all amounts of
                                              principal that would have been distributed to such Class A
                                              Group I Certificates on such Payment Date will be
                                              distributed to the Subordinate Certificates sequentially in the following order:  first, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1
                                              Certificates has been reduced to zero, second, to the Class
                                              M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, and
                                              third, to the Class B-1 Certificates until the Certificate
                                              Principal Balance of the Class B-1 Certificates has been
                                              reduced to zero.

                                              The Class A Group I Certificates (other than the Class A-7
                                              Certificates and the Class A-IO Certificates) are
                                              "sequential pay" classes such that the Owners of the Class
                                              A-6 Certificates will receive no payments of principal
                                              until the Class A-5 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-5 Certificates
                                              will receive no payments of principal until the Class A-4
                                              Certificate Principal Balance has been reduced to zero, the owners of the Class A-4
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                                              Certificates will receive no payments of principal until the
                                              Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2
                                              Certificates will receive no payments of principal until
                                              the Class A-1 Certificate Principal Balance has been
                                              reduced to zero; provided, however, that on any Payment
                                              Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the
                                              Overcollateralization Amount related to Group I is zero,
                                              any amounts of principal payable to the Owners of the Class
                                              A Group I Certificates on such Payment Date shall be
                                              distributed pro rata and not sequentially.

                                              The Owners of the Class A-7 Certificates are entitled to
                                              receive payments of the Class A-7 Lockout Distribution
                                              Amount specified herein; provided, that if on any Payment
                                              Date the Class A-6 Certificate Principal Balance is zero,
                                              the Owners of the Class A-7 Certificates will be entitled
                                              to receive the entire Class A  Principal Distribution
                                              Amount with respect to Group I for such Payment Date.

                                              The "Class A-7 Lockout Distribution Amount" for any Payment
                                              Date will be the product of (i) the applicable Class A-7
                                              Lockout Percentage for such Payment Date and (ii) the Class
                                              A-7 Lockout Pro Rata Distribution Amount for such Payment
                                              Date.

                                              The "Class A-7 Lockout Percentage" for each Payment Date is as follows:

                                              Payment Dates                     Lockout Percentage
                                              -------------                     ------------------
                                              January 1998 - December 2000               0%
                                              January 2001 - December 2002              45%
                                              January 2003 - December 2003              80%
                                              January 2004 - December 2004             100%
                                              January 2005 and thereafter              300%

                                              In no event shall the Class A-7 Lockout Distribution
                                              Amount for a Payment Date exceed the Class A Principal
                                              Distribution Amount with respect to Group I for such
                                              Payment Date.

                                              The "Class A-7 Lockout Pro Rata Distribution Amount" for
                                              any Payment Date will be an amount equal to the product of
                                              (x) a fraction, the numerator of which is the Certificate
                                              Principal Balance of the Class A-7 Certificates
                                              immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of all Classes of the Class A Certificates relating to Group
                                              I immediately prior to such Payment Date and (y) the Class
                                              A Principal Distribution Amount with respect to Group I
                                              for such Payment Date.

                                              The Class A-IO Certificates are interest-only certificates and are not entitled to receive distributions of
                                              principal.
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                                              A "Group I Delinquency Trigger Event" has occurred with
                                              respect to Group I and any Payment Date on or after the
                                              Stepdown Date with respect to Group I if the percentage
                                              obtained by dividing (x) the principal amount of 60+ Day
                                              Delinquent Loans in Group I by (y)  the aggregate
                                              outstanding Principal Balance of the Mortgage Loans in
                                              Group I as of the last day of the immediately preceding
                                              Remittance Period equals or exceeds 50% of the Group I
                                              Senior Enhancement Percentage.

                                              A "Group I Cumulative Realized Loss Trigger Event" has
                                              occurred on any date of determination if the amount of
                                              Group I Cumulative Realized Losses expressed as a
                                              percentage of the Group I Original Pool Balance on any
                                              date of determination equals or exceeds the percentage for such date set below:

                                                                                      Cumulative Loss
                                                          Date                          Percentage
                                                          ----                          ----------
                                              January 1998 - December 2000                1.90%
                                              January 2001 - December 2001                3.10%
                                              January 2002 - December 2002                3.90%
                                              January 2003 - December 2003                4.40%
                                              January 2004 - December 2004                4.80%
                                              January 2005 and thereafter                 5.00%

                                              "Class M-1 Principal Distribution Amount" means, with
                                              respect to Group I and as of any Payment Date on or after
                                              the Stepdown Date with respect to Group I and as long as a
                                              Group I Delinquency Trigger Event is not in effect, the
                                              excess of (x)  the sum of (i) the aggregate Certificate
                                              Principal Balance of the Class A Group I Certificates
                                              (after taking into account the payment of the Class A
                                              Principal Distribution Amount for Group I on such Payment
                                              Date) and (ii) the Class M-1 Certificate Principal Balance
                                              immediately prior to such Payment Date over (y) the
                                              product of 77.00% and (ii) the outstanding Principal
                                              Balance of the Mortgage Loans in Group I as of the last
                                              day of the related Remittance Period.


                                              "Class M-2 Principal Distribution Amount" means, with
                                              respect to Group I and as of any Payment Date on or after
                                              the Stepdown Date with respect to Group I and as long as a
                                              Group I Delinquency Trigger Event is not in effect, the
                                              excess of (x) the sum of (i) the aggregate Certificate
                                              Principal Balance of the Class A Group I Certificates
                                              (after taking into account the payment of the Class A
                                              Principal Distribution Amount for Group I on such Payment
                                              Date), (ii) the Class M-1 Certificate Principal Balance
                                              (after taking into account the payment of the Class M-1
                                              Principal Distribution Amount on such Payment Date) and
                                              (iii) the Class M-2 Certificate Principal Balance
                                              immediately prior to such Payment Date over (y) the
                                              product of (i) 89.00% and (ii) the outstanding aggregate
                                              Principal Balance of the Mortgage Loans in Group I as of
                                              the last day of the related Remittance Period.

                                              "Class B-1 Principal Distribution Amount" means, with
                                              respect to Group I and as of any Payment Date on or after
                                              the
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                                              Stepdown Date with respect to Group I and as long as a
                                              Group I Delinquency Trigger Event is not in effect, the
                                              excess of (x) the sum of (i) the aggregate Certificate
                                              Principal Balance of the Class A Group I Certificates
                                              related to Group I (after taking into account the payment
                                              of the Class A Principal Distribution Amount for Group I
                                              on such Payment Date), (ii)  the Class M-1 Certificate
                                              Principal Balance (after taking into account the payment
                                              of the Class M-1 Principal Distribution Amount on such
                                              Payment Date), (iii) the Class M-2 Certificate Principal
                                              Balance (after taking into account the payment of the
                                              Class M-2 Principal Distribution Amount on such date) and
                                              (iv)  the Class B-1 Certificate Principal Balance
                                              immediately prior to such Payment Date over (y)  the
                                              product of (i) 95.00% and (ii) the outstanding aggregate
                                              Principal Balance of the Mortgage Loans in Group I as of
                                              the last day of the related Remittance Period.

                                              "Group I Senior Enhancement Percentage" with respect to
                                              any Payment Date is the percentage obtained by dividing
                                              (x) the sum of (i) the aggregate Certificate Principal
                                              Balance of the Subordinate Certificates and (ii) the
                                              Group I Overcollateralization Amount, in each case after
                                              taking into account the distribution of the Group I
                                              Principal Distribution Amount on such Payment Date by (y)
                                              the aggregate Principal Balance of the Mortgage Loans in
                                              Group I plus the Group I Pre-Funded Amount, in each case
                                              as of the last day of the related Remittance Period.

                                              "Group I Senior Specified Enhancement Percentage" means,
                                              on any date of determination thereof, 30.00%.

                                              In addition to the terms defined above, the discussion
                                              below makes use of a number of defined terms which are
                                              defined under "Description of the Offered
                                              Certificates--Distributions" herein.

Mandatory Prepayment of Offered               The Group I Original Pre-Funded Amount of $46,807,367 and
Certificates                                  the Group II Original Pre-Funded Amount of $18,562,375 may
                                              be used to acquire Subsequent Mortgage Loans in the
                                              respective Groups.  In the event that on January 16, 1998, not all of the Original Pre-Funded Amounts have been used
                                              to acquire Subsequent Mortgage Loans, then the respective
                                              Group Certificates then entitled to receive principal will be prepaid in part on the January 1998 Payment Date in
                                              accordance with the payment priorities described herein,
                                              from and to the extent of such remaining funds.

Credit Enhancement                            GROUP I.  The Credit Enhancement provided for the benefit
                                              of the Owners of the Class A Group I Certificates consists of the subordination of the Subordinate Certificates, the
                                              priority of application of Realized Losses, the
                                              application of the Group I Monthly Excess Cashflow Amounts and the cross-collateralization feature of the Trust.

                                              The initial aggregate Certificate Principal Balance of the
                                              Subordinate Certificates will equal 12.50% of the initial
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                                      S-21
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                                              aggregate Certificate Principal Balance of the Group I
                                              Certificates.  The Subordinate Certificates provide credit enhancement only for Group I.

                                              GROUP II.  The Credit Enhancement provided for the benefit of the Owners of the Group II Certificates consists of the
                                              Class A-8 and Class A-9 Insurance Policy, the application
                                              of the Group II Monthly Excess Cashflow Amounts and the
                                              cross-collateralization feature of the Trust.  The Group
                                              II Certificates will have the benefit of certain levels of overcollateralization as required by the Class A-8 and
                                              Class A-9 Insurer.

                                              Application of Realized Losses (Group I and Group II). The
                                              Pooling and Servicing Agreement provides that if a
                                              Mortgage Loan becomes a Liquidated Loan during a
                                              Remittance Period, the Net Liquidation Proceeds relating
                                              thereto and allocated to principal may be less than the
                                              Principal Balance of such Mortgage Loan.  The amount of
                                              such insufficiency is a "Realized Loss".  Realized Losses
                                              which occur in a Mortgage Loan Group will, in effect, be
                                              absorbed first, by the Class R Certificates (both through
                                              the application of the Monthly Excess Interest Amount to
                                              fund such deficiency and through a reduction in the
                                              related Overcollateralization Amount).  In the case of
                                              Group I, any remaining deficiency after absorption by the
                                              Class R Certificates will be absorbed, second, by the
                                              Owners of the Class B-1 Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners
                                              of the Class M-1 Certificates.  In the case of Group II,
                                              any remaining deficiency after absorption by the Class R
                                              Certificates will be covered by the Class A-8 and Class
                                              A-9 Insurance Policy to the extent of the Applied Realized
                                              Loss Amount for Group II.

                                              To the extent that a Mortgage Loan Group experiences
                                              Realized Losses, such Realized Losses will reduce the
                                              aggregate outstanding Principal Balance of the Mortgage
                                              Loans in such Mortgage Loan Group (i.e., a reduction in
                                              the collateral balance will occur).  Since the
                                              Overcollateralization Amount with respect to a Mortgage
                                              Loan Group is the excess, if any, of the related
                                              collateral balance over the related Aggregate Certificate
                                              Principal Balance, Realized Losses, to the extent
                                              experienced, will in the first instance reduce the related
                                              Overcollateralization Amount.

                                              The Pooling and Servicing Agreement requires that the
                                              Overcollateralization Amount with respect to a Mortgage
                                              Loan Group be initially increased to, and thereafter
                                              maintained at, the related Targeted Overcollateralization
                                              Amount.  This increase and subsequent maintenance is
                                              intended to be accomplished by the application of Monthly
                                              Excess Cashflow Amounts to the funding of the related
                                              Extra Principal Distribution Amount.  Such Extra Principal
                                              Distribution Amounts, since they are funded from interest
                                              collections on the collateral but are distributed as
                                              principal on the Offered Certificates, will increase the
                                              related
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                                      S-22
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                                              Overcollateralization Amount.

                                              If, on any Payment Date and with respect to either
                                              Mortgage Loan Group, after taking into account all
                                              Realized Losses experienced with respect to such Mortgage
                                              Loan Group during the prior Remittance Period and after
                                              taking into account the distribution of principal
                                              (including the Extra Principal Distribution Amount) with
                                              respect to the related Certificates on such Payment Date,
                                              the Aggregate Certificate Principal Balance with respect
                                              to the related Group exceeds the aggregate Principal
                                              Balance of the Mortgage Loans in the related Group as of
                                              the end of the related Remittance Period (i.e., if the
                                              level of overcollateralization is negative), such excess
                                              is an "Applied Realized Loss Amount" with respect to the
                                              related Group.  In the case of Group I, such an Applied
                                              Realized Loss Amount will be applied as a reduction in the
                                              Certificate Principal Balance of the Subordinate
                                              Certificates in reverse order of seniority (i.e., first,
                                              against the Class B-1 Certificate Principal Balance until
                                              it is reduced to zero, second, against the Class M-2
                                              Certificate Balance until it is reduced to zero and
                                              finally, against the Class M-1 Certificate Principal
                                              Balance until it is reduced to zero).  In the case of
                                              Group II, the Trustee will make a claim under the Class
                                              A-8 and Class A-9 Insurance Policy with respect to an
                                              Applied Realized Loss Amount with respect to Group II. The
                                              Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A
                                              Certificate.

                                              Once the Certificate Principal Balance of a Class of
                                              Subordinate Certificates has been "written down," the
                                              amount of such write down will no longer bear interest,
                                              nor will such amount thereafter be "reinstated" or
                                              "written up," although the amount of such write down may,
                                              on future Payment Dates be paid to Owners of the
                                              Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1
                                              Certificates, second, the Class M-2 Certificates and,
                                              third, the Class B-1 Certificates).  The source of funding of such payments will be the amount, if any, of the
                                              Monthly Excess Cashflow Amount remaining on such future
                                              Payment Dates after the funding of the Extra Principal
                                              Distribution Amount and after the payment of Interest
                                              Carry Forward Amounts, if any, with respect to the
                                              Subordinate Certificates on such Payment Date.

                                              Application of Monthly Excess Cashflow Amounts --
                                              Overcollateralization Mechanics (Group I and Group II).
                                              The weighted average net coupon rate ("Coupon Rate") for
                                              the Mortgage Loans in each Mortgage Loan Group is
                                              generally expected to be higher than the weighted average
                                              of the Pass-Through Rates on the Offered Certificates
                                              related to such Mortgage Loan Group, thus generating
                                              certain excess interest collections which, in the absence
                                              of losses on the Mortgage Loans will not be necessary to
                                              fund interest distributions on the Offered Certificates.
                                              The Pooling and Servicing Agreement provides that this
                                              excess interest be applied to the extent available, to
                                              make accelerated payments of principal
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                                      S-23
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                                              (i.e., the Extra Principal Distribution Amount) to the Class or Classes
                                              then entitled to receive distributions of principal; such
                                              application will cause the Aggregate Certificate Balance
                                              with respect to a Mortgage Loan Group to amortize more
                                              rapidly than the Mortgage Loans in such Mortgage Loan
                                              Group, resulting in Overcollateralization.  This excess
                                              interest for a Remittance Period and with respect to a
                                              Mortgage Loan Group, together with interest on the related
                                              Overcollateralization Amount itself, on the related
                                              Payment Date is the "Monthly Excess Interest Amount" for
                                              such Payment Date and Mortgage Loan Group.

                                              The required level of overcollateralization for any
                                              Mortgage Loan Group and Payment Date is the "Targeted
                                              Overcollateralization Amount" for such Mortgage Loan Group and Payment Date.  The Targeted Overcollateralization
                                              Amount is initially (i.e., prior to the related Stepdown
                                              Date) $12,500,000 with respect to Group I and, with
                                              respect to Group II, an amount required by the Class A-8
                                              and Class A-9 Insurer.  Because the actual level of the
                                              Overcollateralization Amount with respect to each Mortgage
                                              Loan Group as of the Closing Date is less than the related
                                              Targeted Overcollateralization Amount, in the early months of the transaction, subject to the availability of Monthly
                                              Excess Interest Amounts, Extra Principal Distribution
                                              Amounts will be paid, with the result that the
                                              Overcollateralization Amount with respect to each Mortgage
                                              Loan Group will increase to the level of the related
                                              Targeted Overcollateralization Amount.

                                              If, once the Targeted Overcollateralization Amount with
                                              respect to each Mortgage Loan Group has been reached,
                                              Realized Losses occur in such Mortgage Loan Group, such
                                              Realized Losses will result in an Overcollateralization
                                              Deficiency (since such Realized Losses reduce the
                                              Principal Balance of the related Mortgage Loans without
                                              giving rise to a corresponding reduction of the related
                                              Aggregate Certificate Principal Balance).  The cashflow
                                              priorities of the Trust require that, in this situation,
                                              an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount)
                                              for the purpose of re-establishing the
                                              Overcollateralization Amount at the then required Targeted
                                              Overcollateralization Amount.

                                              On and after the related Stepdown Date, the Targeted
                                              Overcollateralization Amount with respect to Group I and
                                              Group II, respectively, is permitted to decrease or
                                              "step-down" below their initial levels (which, in the case of Group I is $12,500,000, and which, in the case of Group
                                              II, is an amount required by the Class A-8 and Class A-9
                                              Insurer) to levels equal to specified percentages (which
                                              in the case of Group I is 5.00% of the then current
                                              aggregate outstanding Principal Balance of the Group I
                                              Mortgage Loans, and which, in the case of Group II is a
                                              level required by the Class A-8 and Class A-9 Insurer, and subject to a floor of $2,500,000 for Group I and, with
                                              respect to Group II, an amount required by
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                                              the Class A-8 and Class A-9 Insurer); provided, further, that, in the case of Group I, if a Group I Delinquency Trigger Event or a Group I Cumulative Realized Loss Trigger Event is then
                                              in effect, the Targeted Overcollateralization Amount for
                                              Group I shall be at the level set forth in the definition
                                              thereof.  If the Targeted Overcollateralization Amount
                                              with respect to each Mortgage Loan Group is permitted to
                                              "stepdown" on a Payment Date, the Pooling and Servicing
                                              Agreement permits a portion of the related Principal
                                              Remittance Amount for such Payment Date not to be passed
                                              through as a distribution of principal on such Payment
                                              Date.  This has the effect of decelerating the
                                              amortization of the Offered Certificates with respect to
                                              each Mortgage Loan Group relative to the aggregate
                                              outstanding Principal Balance of the Mortgage Loans,
                                              thereby reducing the actual level of the related
                                              Overcollateralization Amount to the new, lower Targeted
                                              Overcollateralization Amount.  This portion of the
                                              Principal Remittance Amount not distributed as principal
                                              on the related Certificates therefore releases
                                              overcollateralization from the Trust with respect to the
                                              related Mortgage Loan Group.  The amount of such releases
                                              are the "Overcollateralization Release Amounts."

                                              A.      On any Payment Date, the sum of the Group I Monthly
                                                      Excess Interest Amount and the Group I
                                                      Overcollateralization Release Amount is the Group I
                                                      Monthly Excess Cashflow Amount, which is required
                                                      to be applied in the following order of priority on
                                                      such Payment Date:

                                              (1)     to fund any remaining Class A Interest Carry Forward
                                                      Amount, if any, with respect to Group I;

                                              (2)     to fund the Overcollateralization Deficiency, if any, for
                                                      such Payment Date with respect to Group I;

                                              (3)     to fund the Class M-1 Interest Carry Forward Amount, if
                                                      any;

                                              (4)     to fund the Class M-1 Realized Loss Amortization Amount
                                                      for such Payment Date, if any;

                                              (5)     to fund the Class M-2 Interest Carry Forward Amount, if
                                                      any;

                                              (6)     to fund the Class M-2 Realized Loss Amortization Amount
                                                      for such Payment Date, if any;

                                              (7)     to fund the Class B-1 Interest Carry Forward Amount, if
                                                      any;

                                              (8)     to fund the Class B-1 Realized Loss Amortization Amount
                                                      for such Payment Date, if any;

                                              (9)     to fund any amounts with respect to Group II listed
                                                      in clauses B(1), (2) and (3) below for such Payment
                                                      Date

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                                                      to the extent that such amounts have not been
                                                      funded in full through the application of Group II
                                                      Monthly Excess Cashflow Amounts on such Payment
                                                      Date;


                                              (10)    to the Master Servicer to the extent of any
                                                      unreimbursed Delinquency Advances or Servicing
                                                      Advances including Nonrecoverable Delinquency
                                                      Advances and Nonrecoverable Servicing Advances; and

                                              (11)    to fund a distribution to Owners of the Class R
                                                      Certificates.


                                              B.      On any Payment Date, the sum of the Group II
                                                      Monthly Excess Interest Amount and the Group II
                                                      Overcollateralization Release Amount is the Group
                                                      II Monthly Excess Cashflow Amount, which is
                                                      required to be applied in the following order of
                                                      priority on such Payment Date:


                                              (1)     to fund any remaining Class A Interest Carry
                                                      Forward Amount, if any, with respect to Group ii;

                                              (2)     to reimburse the class a-8 and Class A-9 Insurer
                                                      for prior, unreimbursed Insured Payments, subject
                                                      to certain limits;

                                              (3)     to fund the Overcollateralization Deficiency, if
                                                      any, for such Payment Date with respect to Group
                                                      II;

                                              (4)     to reimburse the Class A-8 and Class A-9 Insurer
                                                      for any amounts due and owing to the Class A-8 and
                                                      Class A-9 Insurer under the Insurance Agreement;

                                              (5)     to fund any amounts with respect to Group I listed
                                                      in clauses A(1) through A(8) above for such Payment
                                                      Date to the extent that such amounts have not been
                                                      funded in full through the application of Group I
                                                      Monthly Excess Cashflow Amounts on such Payment
                                                      Date; and

                                              (6)     to the Master Servicer to the extent of any
                                                      unreimbursed Delinquency Advances or Servicing
                                                      Advances including Nonrecoverable Delinquency
                                                      Advances and Nonrecoverable Servicing Advances;

                                              (7)     to make payment of any Supplemental Interest Amount
                                                      then due to the Owners of the Class A-8
                                                      Certificates or the Class A-9 Certificates or
                                                      otherwise to fund a distribution to the Owners of
                                                      the Class R Certificates;

                                              (8)     to fund a distribution to Owners of the Class R
                                                      Certificates.
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                                      S-26

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                                              Subordination of Subordinate Certificates (Group I).  The
                                              rights of the Owners of the Subordinate Certificates and
                                              the Class R Certificates to receive distributions with
                                              respect to the Mortgage Loans in Group I will be
                                              subordinated, to the extent described herein, to such
                                              rights of the Owners of the Class A Group I Certificates.
                                              This subordination is intended to enhance the likelihood
                                              of regular receipt by the Owners of the Class A Group I
                                              Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such
                                              Owners protection against Realized Losses allocated
                                              against Group I.

                                              The protection afforded to the Owners of the Class A Group
                                              I Certificates by means of the subordination of the
                                              Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Group I Certificates to receive, prior to any
                                              distribution being made on a Payment Date in respect of
                                              such Subordinate Certificates and the Class R
                                              Certificates, the amounts of interest due them and
                                              principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class
                                              A Group I Certificates to receive future distributions of
                                              amounts that would otherwise be payable to the Owners of
                                              such Subordinate Certificates and the Class R
                                              Certificates.

                                              In addition, the rights of the Owners of the Class M-2,
                                              Class B-1 and Class R Certificates to receive
                                              distributions will be subordinated, to the extent
                                              described herein, to such rights of the Owners of the
                                              Class A Group I Certificates and Class M-1 Certificates.
                                              This subordination is intended to enhance the likelihood
                                              of regular receipt by the Owners of the Class A Group I
                                              Certificates and the Class M-1 Certificates of the amount
                                              of interest due them and principal available for
                                              distribution and to afford such Owners with protection
                                              against Realized Losses.

                                              The rights of the Owners of the Class B-1 and the Class R
                                              Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the
                                              Class A Group I Certificates, Class M-1 and Class M-2
                                              Certificates and the rights of Owners of the Class R
                                              Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the
                                              Group I Certificates.

                                              The Class A-8 and Class A-9 Insurance Policy.  The Sponsor
                                              will obtain a certificate insurance policy (the "Class A-8 and Class A-9 Insurance Policy"), with respect to the
                                              Group II Certificates, which is noncancelable, in favor of the Trustee on behalf of the Owners of the Group II
                                              Certificates.  On each Payment Date, the Class A-8 and
                                              Class A-9 Insurer will be required to make available to
                                              the Trustee the amount, if any, by which the Group II
                                              Required Distributions exceed the Net Available
                                              Distribution Amount as of such Payment Date.  The Class
                                              A-8 and Class A-9 Insurance Policy does not guarantee to
                                              Owners of the Group II Certificates any specified rate of
                                              prepayments.  See "The Class A-8 and Class A-9 Insurance
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                                      S-27
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                                              Policy", and "Credit Enhancement" herein and "Description
                                              of Credit Enhancement" in the Prospectus.

                                              "Net Available Distribution Amount" means, with respect to any Payment Date, the sum of (i) the amount on deposit in
                                              the Certificate Account on such Payment Date with respect
                                              to Group II (including any such amounts transferred on
                                              such Payment Date from the Capitalized Interest Account
                                              and the Pre-Funding Account), minus the Trustee's Fee with respect to Group II and minus the premium then due to the
                                              Class A-8 and Class A-9 Insurer, plus (ii) any Monthly
                                              Excess Cashflow Amount available from Group I,
                                              disregarding the amount of any Insured Payment to be made
                                              on such Payment Date.

                                              The Subordinate Certificates do not support the Group II
                                              Certificates and the Class A-8 and Class A-9 Insurance
                                              Policy does not guarantee any payments of principal and
                                              interest with respect to the Group I Certificates.

Nature of Class A-IO Certificates:            General Character as an Interest-Only Security.  As the
                                              owners of interest-only strip securities, the Owners of
                                              the Class A-IO Certificates will be entitled to receive
                                              monthly distributions only of interest, as described
                                              herein.  Because they will not receive any distributions
                                              of principal, the Owners of the Class A-IO Certificates
                                              will be affected by prepayments, liquidations and other
                                              dispositions (including optional redemptions described
                                              herein) of the Mortgage Loans in Group I to a greater
                                              degree than will the Owners of the other Classes of Group
                                              I Certificates.  In addition, the Notional Principal
                                              Balance applicable to interest calculations on the Class
                                              A-IO Certificates is (x) through the 30th Payment Date,
                                              the Class A-7 Certificate Principal Balance and (y)
                                              thereafter, zero.  Because the Class A-7 Certificates will amortize in accordance with the distribution of the Class
                                              A-7 Lockout Distribution Amount, the performance of the
                                              Class A-IO Certificates is likely to be more stable than
                                              if such Notional Principal Balance were calculated based
                                              on the amortization of the underlying Group I Mortgage
                                              Loans directly, and consequently, the yield sensitivity of such Certificates will only be impacted at extremely high
                                              prepayment rates.  In addition, since the Group I
                                              Statistic Calculation Pool contains 6,774 Mortgage Loans,
                                              the prepayment experience of any one of the Group I
                                              Mortgage Loans will not be material to an investor's
                                              overall return.

                                              In general, losses due to limitations, repurchases by the
                                              Master Servicer and other dispositions of the Group I
                                              Mortgage Loans from the Trust will have the same effect on the Owners of the Class A-IO Certificates as do
                                              prepayments of principal and are collectively referred to
                                              as "Prepayments."

                                              Because the yield to the Owners of the Class A-IO
                                              Certificates is more sensitive to rates of prepayment, it
                                              is advisable for potential investors in the Class A-IO
                                              Certificates to consider carefully, and to make their own
                                              evaluation of, the effect of any particular assumption
                                              regarding the rates and the
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                                      S-28
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                                              timing of prepayments.  In general, when interest rates
                                              decline, prepayments in a pool of receivables
                                              such as the Group I Mortgage Loans will increase
                                              as borrowers seek to refinance at lower
                                              rates.  Because, however, the amortization of the Class
                                              A-IO Certificates is tied to the Notional Principal
                                              Balance, and the Notional Principal Balance will amortize
                                              in accordance with the distribution of the Class A-7
                                              Lockout Distribution Amount, the prepayment scenarios
                                              described above are mitigated and the performance of the
                                              Class A-IO Certificates is expected to be more stable and
                                              the yield sensitivity of such Certificates will only be
                                              impacted at extremely high prepayment rates.  See
                                              "Prepayment and Yield Considerations -- Yield Sensitivity
                                              of the Class A-IO Certificates" herein for other factors
                                              which may also influence prepayment rates.

                                              Applicability of Credit Enhancement to the Class A-IO
                                              Certificates.  As described above under "Credit
                                              Enhancement," the Trust includes provisions which
                                              subordinate the distributions on the Subordinate
                                              Certificates and the Class R Certificates for each Payment
                                              Date for the purpose, inter alia, of funding the full
                                              amount used on each Class of the Class A Group I
                                              Certificates, including the Class A-IO Certificates, on
                                              each Payment Date.

                                              In general, the protection afforded by such subordination
                                              and overcollateralization features is for credit risk and
                                              not for prepayment risk.  These features do not guarantee
                                              or insure that any particular rate of prepayment is
                                              experienced by the Trust.  If the entire pool of Group I
                                              Mortgage Loans were to prepay in the initial month, with
                                              the result that the Owners of the Class A-IO Certificates
                                              receive only a single month's interest and thus suffer a
                                              nearly complete loss on their investments, no amounts
                                              would be available from the overcollateralization feature
                                              to mitigate such loss.

                                              Accrual of "Original Issue Discount."  The Class A-IO
                                              Certificates will be issued with "original issue discount"
                                              within the meaning of the Code.  As a result, in certain
                                              rapid prepayment environments the effect of the rules
                                              governing the accrual of original issue discount may
                                              require Owners of the Class A-IO Certificates to accrue
                                              original issue discount at a rate in excess of the rate at which distributions are received by such Owners.  See
                                              "Certain Federal Income Tax Consequences" herein and in
                                              the Prospectus.

Delinquency Advances,                         The Master Servicer will be obligated to make Delinquency
Compensating Interest                         Advances to the extent that such Delinquency Advances, in
and Servicing Advances                        the Master Servicer's reasonable judgment, are recoverable from the related Mortgage Loan.  Delinquency Advances are
                                              recoverable from (i)  future collections on the Mortgage
                                              Loan which gave rise to the Delinquency Advance, (ii)
                                              Liquidation Proceeds for such Mortgage Loan and (iii) from certain excess cash flows not applied for any other
                                              purpose.  "Delinquency Advances" are amounts deposited in
                                              the Principal and Interest Account by the Master Servicer
                                              equal to

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                                      S-29

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                                              the sum of the interest portions (net of the
                                              Servicing Fees and certain other administrative amounts,
                                              if any) due, but not collected with respect to delinquent
                                              Mortgage Loans during the related Remittance Period.  No
                                              Delinquency Advance will be required to be made by the
                                              Master Servicer if, in the good faith judgment of the
                                              Master Servicer, such Delinquency Advance would not
                                              ultimately be recoverable from the related Mortgage Loan
                                              (any such advance, a "Nonrecoverable Delinquency
                                              Advance"); and if previously made by the Master Servicer,
                                              a Nonrecoverable Delinquency Advance will be reimbursable
                                              from any amounts in the Principal and Interest Account
                                              prior to any distributions being made to
                                              Certificateholders.

                                              The Master Servicer will also be obligated to make
                                              advances with respect to certain taxes and insurance
                                              premiums not paid by Mortgagors on a timely basis.  No
                                              Servicing Advance will be required to be made by Master
                                              Servicer, if in the good faith judgment of the Master
                                              Servicer, such Servicing Advance would not be recoverable
                                              from the related Mortgage Loan (any such advance, a
                                              "Nonrecoverable Servicing Advance"); and if previously
                                              made by the Master Servicer, a Nonrecoverable Servicing
                                              Advance will be reimbursable from any amounts in the
                                              Principal and Interest Account prior to any distribution
                                              being made to Certificateholders.

                                              In addition, the Master Servicer will also be required to
                                              deposit Compensating Interest in the Principal and
                                              Interest Account with respect to any full Prepayment
                                              received on a Mortgage Loan during the related Remittance
                                              Period out of its own funds without any right of
                                              reimbursement therefor.  "Compensating Interest" is an
                                              amount equal to the difference between (x)  30 days'
                                              interest at the Mortgage Loan's coupon rate on the
                                              principal balance as of the first day of the related
                                              Remittance Period and (y)  to the extent not previously
                                              advanced, the interest paid by the Mortgagor with respect
                                              to the Mortgage Loan.  The Master Servicer will not be
                                              required to pay Compensating Interest with respect to any
                                              Remittance Period in an amount in excess of the aggregate
                                              Servicing Fee received by the Master Servicer for such
                                              Remittance Period.

Book-Entry Registration of the Offered        The Offered Certificates will initially be issued in
Certificates                                  book-entry form.  Persons acquiring beneficial ownership
                                              interests in such Offered Certificates ("Beneficial
                                              Owners") may elect to hold their interests through DTC, in the United States, or CEDEL or Euroclear in Europe.
                                              Transfers within DTC, CEDEL or Euroclear, as the case may
                                              be, will be in accordance with the rules and operating
                                              procedures of the relevant system.  See "Description of
                                              the Offered Certificates -- Book-Entry Registration of
                                              the Offered Certificates" herein, and "Description of the
                                              Certificates -- Book-Entry Registration" in the
                                              Prospectus.

Servicing Fee                                 Advanta Mortgage Corp. USA will retain a Servicing Fee
                                              equal to 0.50% per annum.

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                                      S-30

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Optional Termination                          The Master Servicer, acting directly or through a
                                              permitted designee, will have the right to purchase from
                                              the Trust all the Mortgage Loans then held by the Trust at a price at least equal to par plus accrued interest net of the Servicing Fee and any amounts owed to the Master
                                              Servicer, on any Remittance Date after the Remittance
                                              Period during which the outstanding aggregate principal
                                              balances of the Mortgage Loans in the Trust had declined
                                              to 10% or less of the Original Pool Balance.  The first
                                              such Remittance Date on which such option may be exercised is the "Clean-up Call Date".

Ratings                                       It is a condition to the issuance of the Offered
                                              Certificates that each Class of the Offered Certificates
                                              receive ratings from Moody's Investors Service, Inc.
                                              ("Moody's") and Standard & Poor's Corporation ("Standard &
                                              Poor's") as set forth below:


                                                                    Moody's          Standard & Poor's
                                              Class                 Rating               Rating
                                              -----------         -----------       -------------------
                                              Class A-1              Aaa                   AAA

                                              Class A-2              Aaa                   AAA

                                              Class A-3              Aaa                   AAA

                                              Class A-4              Aaa                   AAA

                                              Class A-5              Aaa                   AAA

                                              Class A-6              Aaa                   AAA

                                              Class A-7              Aaa                   AAA

                                              Class A-IO             Aaa                  AAAr

                                              Class A-8              Aaa                   AAA

                                              Class A-9              Aaa                   AAA

                                              Class M-1              Aa2                   AA

                                              Class M-2               A2                    A

                                              Class B-1              Baa2                  BBB

                                              A security rating is not a recommendation to buy, sell or
                                              hold securities, and may be subject to revision or
                                              withdrawal at any time by the assigning entity.  The "r"
                                              of the "AAAr" rating of the Class A-IO Certificates by
                                              Standard &  Poor's is attached to highlight derivative,
                                              hybrid, and certain other obligations that Standard &
                                              Poor's believes may experience high volatility or high
                                              variability in expected returns due to non-credit risks.
                                              The Class A-8 and Class A-9 Insurer does not guarantee the payment of, nor do the ratings address the likelihood of
                                              the payment of, any Supplemental Interest Amounts.  See
                                              "Prepayment and Yield Considerations" and "Ratings"
                                              herein.

Federal Tax Aspects                           For federal income tax purposes, an election will be made
                                              to treat certain assets of the Trust as one or more
                                              REMICs.  Each
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                                      S-31
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                                              of the Group I Certificates will be a
                                              "regular interest" in a REMIC which will be treated as a
                                              debt instrument of the Trust for federal income tax
                                              purposes.  The Group II Certificates will be comprised of
                                              a "regular" interest in a REMIC and the right to receive
                                              Supplemental Interest Payments, which right has the tax
                                              characteristics described herein.  A class of Class R
                                              Certificates will be designated as the "residual interest"
                                              with respect to each REMIC election made by the Trust. See
                                              "Certain Federal Income Tax Consequences" herein and in
                                              the Prospectus.

ERISA Considerations                          The Class A Certificates may be purchased by employee
                                              benefit plans that are subject to ERISA.  The Subordinate
                                              Certificates may not be purchased by employee benefit
                                              plans that are subject to ERISA except as provided herein.
                                              See "ERISA Considerations" herein and in the Prospectus.

Legal Investment                              The Offered Certificates will not constitute "mortgage
Considerations                                related securities" for purposes of the Secondary Mortgage
                                              Market Enhancement Act of 1984 ("SMMEA").  In addition,
                                              institutions whose activities are subject to review by
                                              federal or state regulatory authorities may be or may
                                              become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment
                                              by such institutions in certain forms of mortgage related
                                              securities.  All investors whose investment authority is
                                              subject to legal restrictions should consult their own
                                              legal advisors to determine whether, and to what extent,
                                              the Offered Certificates will constitute legal investments for them.

Certain Legal Matters                         Certain legal matters relating to the validity of the
                                              issuance of the Certificates will be passed upon by Dewey
                                              Ballantine LLP, New York, New York.

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                                      S-32
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                                  RISK FACTORS

         Prospective investors in the Offered Certificates should consider the following factors, as well as the factors set forth under "Risk Factors" in the Prospectus, in connection with the purchase of the Offered Certificates.

         Risk of Higher Default Rates for Mortgage Loans with Balloon Payments.
10.27% of the Mortgage Loans in the Statistic Calculation Pools by aggregate principal balance are Balloon Loans. See "Risk Factors -- Risk of Losses
Associated with Balloon Loans" in the Prospectus.

         Group I Subordination--Limited Protection Afforded to Class A
Certificates. The rights of the Owners of the Class M-1 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the holders of the Class A Group I Certificates to receive such distributions; the rights of Owners of the Class M-2 Certificates to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the Class A Group I Certificates and the Class M-1
Certificates to receive such distributions and the rights of the Owners of the Class B-1 Certificates to receive distributions with respect to the Mortgage
Loans will be subordinate to the rights of the Owners of the Class A Group I
Certificates, Class M-1 and Class M-2 Certificates to receive such distributions. The subordination of the Subordinate Certificates relative to the Class A Group I Certificates (and of the lower-ranking Classes of the
Subordinate Certificates to the higher-ranking Classes thereof) is intended to enhance the likelihood of regular receipt by the Owners of such Class A Group I
Certificates (and such higher-ranking Classes) of the full amount of the monthly distributions allocable to them, and to afford such Owners protection against losses.

         Group I Subordination--Allocation of Losses to Subordinate
Certificates.  The rights of the Owners of each Class of Subordinate
Certificates to receive distributions of principal and interest with respect to the Mortgage Loans will be subordinate to the rights of the Owners of the Class
A Group I Certificates to receive such distributions and to the rights of the Owners of each higher-ranking Class of Subordinate Certificates to receive such distributions. See "Credit Enhancement--Subordination of Subordinate
Certificates" herein.

         The yields to maturity on the Mezzanine Certificates and the Class B-1
Certificates will be sensitive, in varying degrees, to defaults on the Mortgage
Loans (and the timing thereof). Investors should fully consider the risks associated with an investment in the Mezzanine Certificates or the Class B-1
Certificates, including the possibility that such investors may not fully recover their initial investment as a result of Realized Losses on the Mortgage
Loans.  See "Credit Enhancement--Application of Realized Losses" and
"Prepayment and Yield Considerations--Projected Payment and Yield for Offered
Certificates" herein.

         Special Risks Associated with the Class A-IO Certificates. As the owners of interest-only strip securities, the Owners of the Class A-IO
Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-IO Certificates will generally be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in Group I to a greater degree than will the Owners of the other Classes of the Group I
Certificates.  Investors should note, however, that the Notional Principal
Balance applicable to interest calculations on the Class A-IO Certificates is
(x) through the 30th Payment Date, the Class A-7 Certificate Principal Balance and (y) thereafter, zero. Because the Class A-7 Certificates will amortize in accordance with the distribution of the Class A-7 Lockout Distribution Amount, the yield sensitivity of the Class A-IO Certificates is likely to be more stable than if such Notional Principal Balance were calculated based on the amortization of the underlying Group I Mortgage Loans directly. Thus, the yield sensitivity of such Certificates will only be impacted at extremely high prepayment rates.

         Nature of Security. Since the Mortgage Loans are secured in certain cases by junior liens subordinate to the rights of the mortgagee or beneficiary under the related senior mortgage(s) or deed(s) of trust, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such a junior Mortgage Loan only to the extent that the claims of such senior mortgagee(s) or beneficiary(ies) have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage(s), in which case it must either pay the entire amount due on the senior mortgage(s) to the senior mortgagee(s) at or prior to the foreclosure





                                      S-33

sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. In servicing junior mortgages in its portfolio, it is generally the Master Servicer's practice to satisfy the senior mortgage(s) at or prior to the foreclosure sale. The Master Servicer may also advance funds to keep the senior mortgage(s) current until such time as the Master Servicer satisfies the senior mortgage(s). The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgage(s) or make payments due to the senior mortgagee(s). The Master Servicer will be required to advance such amounts in accordance with the Pooling and Servicing Agreement.

         Information is provided under " -- General" with respect to the LTVs and the CLTVs of the Mortgage Loans, in the Statistic Calculation Pools. As discussed in the Prospectus under "Risk Factors," the value of the Mortgaged Properties underlying such loans could be adversely affected by a number of factors. As a result, despite the amortization of the junior and senior mortgage loans on such Mortgaged Properties, there can be no assurance that the CLTVs of such loans, determined as of a date subsequent to the origination date, will be the same or lower than the CLTVs for such loans, determined as of the origination date.

         Even assuming that the Mortgaged Properties provided adequate security for the Mortgage Loans, substantial delay could be encountered in connection with the liquidation of defaulted Mortgage Loans and corresponding delays in the receipt of such proceeds by the Trust could occur. Further, the Master Servicer will be entitled to deduct from liquidation proceeds received in respect of a fully liquidated Mortgage Loan all expenses incurred in attempting to recover amounts due on such Mortgage Loan and not yet repaid, including payments to senior mortgagees, legal fees, real estate taxes, and maintenance and preservation expenses, thereby reducing collections available to the Trust.

         Liquidation expenses with respect to defaulted Mortgage Loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller mortgage loan than would be the case with a larger loan. Because the average outstanding principal balances of the Mortgage Loans are small relative to the size of the loans in a typical pool of purchase-money first mortgages, realizations net of liquidation expenses on defaulted Mortgage Loans may also be smaller as a percentage of the principal amount of the Mortgage Loans than would such net realizations in the case of a typical pool of purchase-money first mortgage loans.

         Investor-owned properties represent (based solely upon statements made by the borrowers at the time of origination of the related Mortgage Loan), as a percentage of the aggregate principal balance of the Mortgage Loans, in the Statistic Calculation Pools, 5.73% of the Mortgage Loans. It is possible that the rate of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

         The Subsequent Mortgage Loans and the Pre-Funding Account. If the principal amount of eligible Mortgage Loans available during the Funding Period and sold to the Trust is less than 100% of the respective Original Pre-Funded Amounts, the Sponsor will have insufficient Subsequent Mortgage Loans to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in prepayments of principal to Owners of one or more of Classes of Offered Certificates as described herein. See "Social, Economic and Other Factors" below. Although no assurance can be given, it is anticipated by the Sponsor that the principal amount of Subsequent Mortgage Loans sold to the Trust will require the application of substantially all amounts on deposit in Pre-Funding Account and that there will be no material principal prepayment to the Owners of Offered Certificates.

         Any conveyance of Subsequent Mortgage Loans is subject to the following conditions, among others: (i) each such Subsequent Mortgage Loan must satisfy certain representations and warranties; (ii) the Sponsor will not select such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Owners of the Offered Certificates; (iii) the Sponsor will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Mortgage Loans; (iv) with respect to Subsequent Mortgage Loans to be assigned to Group II, the Class A-8 and Class A-9 Insurer consents to such transfer; and (v) as of the Subsequent Cut-Off Date, the Mortgage Loans at that time, including the Subsequent Mortgage Loans to be conveyed to the Trust as of such

Subsequent Cut-Off Date, will satisfy the criteria set forth in the Pooling and Servicing Agreement, as described under "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

         Each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to above at the time of its addition. However, Subsequent Mortgage Loans may have been originated by the Originators or purchased by the Sponsor using credit criteria different from those which were applied to the Initial Mortgage Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Mortgage Loans, the aggregate characteristics of the Mortgage Loans then held in Group I or Group II may vary from those of the Initial Mortgage Loans. See "The Mortgage Loan Pool -- Conveyance of Subsequent Mortgage Loans" herein.

         Social, Economic and Other Factors. The ability of the Trust to invest in Subsequent Mortgage Loans is largely dependent upon social, economic and other factors which may affect the ability of the Originators to originate Subsequent Mortgage Loans for transfer on a Subsequent Transfer Date. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. However, the Sponsor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the origination and the availability of Subsequent Mortgage Loans.

         Developments Relating to Advanta Corp. During 1997. Certain developments have occurred during 1997 with respect to Advanta Corp., the ultimate corporate parent of the Sponsor and of the Master Servicer. The consequences, if any, of such developments may positively, or may adversely, affect the financial ability of the Sponsor and/or the Master Servicer to perform their financial obligations, or to service the Mortgage Loan pool. See "The Sponsor and the Master Servicer - Recent Developments related to Advanta Parent".

         Risk of Mortgage Loan Rates Reducing the Pass-Through Rate on the Group II Certificates. The calculation of the Pass-Through Rate on the Group II Certificates is based upon (i) the value of an index (LIBOR) which is different from the value of the indices applicable to the Mortgage Loans in Group II as described under "The Mortgage Loan Pool -- Mortgage Loans -- Group II" (either as a result of the use of a different index, rate determination date or rate adjustment date) and (ii) the weighted average of the Coupon Rates of the Mortgage Loans in Group II which are subject to periodic adjustment caps, maximum rate caps, minimum rate floors, various resets and reset frequencies. 94.42% of the Mortgage Loans by aggregate Principal Balance in the Group II Statistic Calculation Pool adjust semi-annually based upon the London interbank offered rate for six-month United States dollar deposits ("Six-Month LIBOR"); 0.88% adjust annually based upon 11th District Cost of Funds Index ("COFI"). 4.70% adjust annually based upon the one-year constant maturity treasury (the "CMT"), whereas the Pass- Through Rate on the Group II Certificates adjusts monthly based upon LIBOR as described under "Description of the Certificates -- Calculation of LIBOR" herein, subject to the Group II Available Funds Cap Rate (unless Supplemental Interest Amounts, the payment of which is not rated, are paid in full). Consequently, the interest which becomes due on the Mortgage Loans in Group II (net of the Servicing Fee, the Trustee Fee, the Premium and certain required reductions) during any Remittance Period may not equal the amount of interest that would accrue at LIBOR plus the margin on the Group II Certificates during the related Accrual Period. 60.47% of the Mortgage Loans by aggregate Principal Balance in the Group II Statistic Calculation Pool are 2/28 Loans that provide for a fixed interest rate for a period of approximately two years following origination. 11.50% of the Mortgage Loans by aggregate Principal Balance in the Group II Statistic Calculation Pool are 3/27 Loans that provide for a fixed interest rate for a period of approximately three years following origination. 10.60% of the Mortgage Loans by aggregate Principal Balance in the Group II Statistic Calculation Pool are 5/25 Loans that provide for a fixed interest rate for a period of approximately five years following origination. Thereafter, such Mortgage Loans provide for interest rate and payment adjustments in a manner similar to the Six-Month LIBOR Loans, COFI and CMT Loans. In particular, the Pass-Through Rate on the Group II Certificates adjusts monthly, while the interest rates of the Mortgage Loans in Group II adjust less frequently with the result that the Group II Available Funds Cap Rate may limit increases in the Pass-Through Rate on the Group II Certificates for extended periods in a rising interest rate environment. In addition, LIBOR, Six-Month LIBOR, COFI and CMT may respond to different economic and market factors, and there is not necessarily a correlation between them. Thus, it is possible, for example, that LIBOR may rise during periods in which Six-Month LIBOR or one-year CMT is stable or is falling or that, even if LIBOR, Six-Month LIBOR, COFI and CMT rise during the same period, LIBOR may rise more rapidly than Six-Month LIBOR, COFI or CMT. Furthermore, if the Group II Available Funds Cap Rate determines the Pass-Through Rate on the Group II Certificates for a Payment Date, the value of the Group II Certificates will be temporarily or permanently reduced.

                        THE PORTFOLIO OF MORTGAGE LOANS

         The Mortgage Loan Pool includes loans which were either originated directly by the Affiliated Originators or purchased by the Affiliated Originators from others on a loan-by-loan basis or in bulk acquisitions of loan portfolios and in either case acquired by the Sponsor. The Sponsor also acquires loans from Unaffiliated Originators in long-term commitments from Conduit Participants. Such loans are originated by Unaffiliated Originators either directly or purchased by the Unaffiliated Originators from others on a loan-by-loan basis.

         The Originators which are affiliated with the Sponsor are Advanta Mortgage Corp. USA, Advanta National Bank, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast and Advanta Finance Corp..

UNAFFILIATED ORIGINATORS

         MCA. The Sponsor acquired approximately 1.94% of the Mortgage Loans as of the Initial Cut-Off Date from Mortgage Corporation of America, an Unaffiliated Originator (such mortgage loans, the "MCA Loans"). Mortgage Corporation of America is headquartered in Southfield, Michigan and is engaged in originating mortgage loans through retail and wholesale channels. The MCA Loans consist of 189 Mortgage Loans representing an aggregate principal balance of $14,457,468.74 as of the Initial Cut-Off Date. Approximately 41.91% (by aggregate principal balance as of the Initial Cut-Off Date) of the MCA Loans are included in Group I and approximately 58.09% of the MCA Loans are included in Group II. The MCA Loans are related to properties located in 21 states.

         Prior to its purchase of the MCA Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of MCA.

         The weighted average CLTV of the MCA Loans as of the Initial Cut-Off Date was 78.15%; the weighted average Mortgage Rate was 11.48% per annum; the weighted average original term to stated maturity was 291 months; the weighted average remaining term to stated maturity was 288 months; and 94.14% of the MCA Loans were secured by first mortgages.

         PAM. The Sponsor acquired approximately 15.92% of the Mortgage Loans as of the Initial Cut-Off Date from PacificAmerica Money Center, Inc., an Unaffiliated Originator (such mortgage loans, the "PAM Loans"). PacificAmerica Money Center, Inc. is headquartered in Woodland Hills, CA and is engaged in originating mortgage loans through retail and wholesale channels. The PAM Loans consist of 1,308 Mortgage Loans representing an aggregate principal balance of $118,507,536.36 as of the Initial Cut-Off Date. Approximately 19.31% (by aggregate principal balance as of the Initial Cut-Off Date) of the PAM Loans are included in Group I and approximately 80.69% of the PAM Loans are included in Group II. The PAM Loans are related to properties located in 37 states.

         Prior to its purchase of the PAM Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of PAM. The Sponsor has been acquiring Mortgage Loans from PAM since mid-1995.

         The weighted average CLTV of the PAM Loans as of the Initial Cut-Off Date was 77.44%, the weighted average Mortgage Rate was 11.24% per annum; the weighted average original term to stated maturity was 349 months; the weighted average remaining term to stated maturity was 347 months and 95.48% of the PAM Loans were secured by first mortgages.

         Goodrich & Pennington. The Sponsor acquired approximately 3.59% of the Mortgage Loans as of the Initial Cut-Off Date from Goodrich & Pennington Mortgage Fund, Inc., an Unaffiliated Originator (such mortgage loans, the "G&P Loans"). Goodrich & Pennington Mortgage Fund, Inc. is headquartered in Rohnert Park, CA and is engaged in originating mortgage loans through retail and wholesale channels. The G&P Loans consist of 230 Mortgage Loans representing an aggregate principal balance of $26,712,178.47 as of the Initial Cut-Off Date. Approximately 38.24% (by aggregate principal balance as of the Initial Cut-Off Date) of the G&P Loans are included in Group I and approximately 61.76% of the G&P Loans are included in Group II. The G&P Loans are related to properties located in 10 states.

         Prior to its purchase of the G&P Loans, the Sponsor performed or caused to be performed an operational review of the origination practices of Goodrich & Pennington Mortgage Fund, Inc.

         The weighted average CLTV of the G&P Loans as of the Initial Cut-Off Date was 77.16%; the weighted average Mortgage Rate was 9.94% per annum; the weighted average original term to stated maturity was 351 months; the weighted average remaining term to stated maturity was 350 months and 98.92% of the G&P Loans were secured by first mortgages.

         McGuire Mortgage Company. The Sponsor acquired approximately 0.36% of the Mortgage Loans as of the Initial Cut-Off Date from McGuire Mortgage Company, an Unaffiliated Originator (such mortgage loans, the "McGuire Loans"). McGuire Mortgage Company is headquartered in Prairie Village, Kansas and is engaged in originating mortgage loans through retail channels. The McGuire Loans consist of 39 Mortgage Loans representing an aggregate principal balance of $2,672,781.13 as of the Initial Cut-Off Date. Approximately 43.27% (by aggregate principal balance as of the Initial Cut-Off Date) of the McGuire Loans are included in Group I, and approximately 56.73% of the McGuire Loans are included in Group II. The McGuire Loans are related to properties located in 5 states.

         Prior to its purchase of the McGuire Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of McGuire Mortgage Company.

         The weighted average CLTV of the McGuire Loans as of the Initial Cut-Off Date was 81.13%; the weighted average Mortgage Rate was 10.42% per annum; the weighted average original term to stated maturity was 301 months; the weighted average remaining term to stated maturity was 300 months; and 97.31% of the McGuire Loans were secured by first mortgages.

         Coastal. The Sponsor acquired approximately 0.63% of the Mortgage Loans as of the Initial Cut-Off Date from Coastal Capital Corp., an Unaffiliated Originator (such mortgage loans, the "Coastal Loans"). Coastal is headquartered in Jericho, New York and is engaged in originating mortgage loans through retail and wholesale channels. The Coastal Loans consist of 64 Mortgage Loans representing an aggregate principal balance of $4,691,155.24 as of the Initial Cut-Off Date. Approximately 95.59% (by aggregate principal balance as of the Initial Cut-Off Date) of the Coastal Loans are included in Group I and approximately 4.41% of the Coastal Loans are included in Group II. The Coastal Loans are related to properties located in 5 states.

         Prior to its purchase of the Coastal Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of Coastal.

         The weighted average CLTV of the Coastal Loans as of the Initial Cut-Off Date was 74.83%; the weighted average Mortgage Rate was 11.79% per annum; the weighted average original term to stated maturity was 261 months; the weighted average remaining term to stated maturity was 259 months; and 92.35% of the Coastal Loans were secured by first mortgages.

         First Finance. The Sponsor acquired approximately 4.76% of the Mortgage Loans as of the Initial Cut-Off Date from First Finance, Incorporated, an Unaffiliated Originator (such mortgage loans, the "FFI Loans"). First Finance, Incorporated is headquartered in Bloomfield Hills, Michigan and is engaged in originating mortgage loans through retail channels. The FFI Loans consist of 606 Mortgage Loans representing an aggregate principal balance of $35,442,376.90 as of the Initial Cut-Off Date. Approximately 42.76% (by aggregate principal balance as of the Initial Cut-Off Date) of the FFI Loans are included in Group I and approximately 57.24% of the FFI Loans are included in Group II. The FFI Loans are related to properties located in 20 states.

         Prior to its purchase of the FFI Loans, the Sponsor performed or caused to be performed an operational review of the origination and servicing practices of FFI.

         The weighted average CLTV of FFI Loans as of the Initial Cut-Off Date was 76.20%; the weighted average Mortgage Rate was 11.35% per annum; the weighted average original term to stated maturity was 336 months; the weighted average remaining term to stated maturity was 336 months; and 100% of the FFI Loans were secured by first mortgages.

         The MCA Loans, the G&P Loans, the PAM Loans, the McGuire Loans, the Coastal Loans and the FFI Loans are collectively referred to herein as the "Unaffiliated Originator Loans."

         All of the Mortgage Loans purchased by the Sponsor from the Unaffiliated Originators were originated in accordance with the Sponsor's underwriting guidelines for Unaffiliated Originators. See "Mortgage Loan Program -- Underwriting Guidelines" in the Prospectus.

DELINQUENCIES

         Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Master Servicer for its servicing portfolio, excluding certain loans serviced by the Master Servicer that were not originated or purchased and reunderwritten by the Sponsor or its Affiliated Originators (the "Owned and Managed Servicing Portfolio"), of fixed and adjustable rate mortgage loans as of September 30, 1997, and for each of the four prior years ended December 31. The Owned and Managed Servicing Portfolio includes, but is not limited to, the Mortgage Loans acquired on or prior to September 30, 1997, which are contained in the Mortgage Loan Pool, as of the Initial Cut-Off Date. In addition to the Owned and Managed Servicing Portfolio, the Master Servicer serviced, as of September 30, 1997, approximately 132,000 mortgage loans with an aggregate principal balance as of such date of approximately $9.0 billion; such loans were not originated by the Sponsor or its Affiliated Originators and are being serviced for third parties on a contract servicing basis (the "Third-Party Servicing Portfolio"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.



                 DELINQUENCY AND FORECLOSURE EXPERIENCE OF THE
            MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS

                      NINE MONTHS ENDING                               YEAR ENDING DECEMBER 31,
                      -------------------   --------------------------------------------------------------------------------- --
                      SEPTEMBER 30, 1997            1996                 1995                 1994                    1993
                      -------------------   --------------------   -----------------    ----------------       -----------------
                      NUMBER      DOLLAR     NUMBER       DOLLAR   NUMBER     DOLLAR    NUMBER      DOLLAR     NUMBER    DOLLAR
                        OF        AMOUNT       OF         AMOUNT     OF       AMOUNT      OF        AMOUNT       OF      AMOUNT
                      LOANS       (000)      LOANS        (000)     LOANS     (000)     LOANS       (000)      LOANS     (000)
                     --------    -------    -------       ------   ------     ------    ------      ------     -----     -------
Portfolio           65,715    $4,275,398    43,303    $2,595,981   32,592  $1,797,582  26,446    $1,346,100   25,460  $1,149,864
Delinquency
   Percentage(1)
   30-59 days         2.97%         2.83%     3.07%         2.90%    2.67%       2.44%   2.01%         1.57%    2.43%       2.22%
   60-89 days         1.02          1.09      0.85          0.90     0.72        0.71    0.57          0.45     0.77        0.63
   90 days or more    1.47          1.35      1.45          1.26     1.69        1.23    1.85          1.51     2.19        2.12
                      ----          ----      ----          ----     ----        ----    ----          ----     ----        ----
Total                 5.46%         5.27%     5.37%         5.06%    5.08%       4.38%   4.43%         3.53%    5.39%       4.97%

Foreclosure
  rate(2)             1.60%         1.82%     1.62%         1.92%    1.29%       1.53%   1.35%         1.38%    1.32%       1.62%
 REO
  Properties(3)       0.38%                   0.42%          --      0.52%         --    0.47%           --     0.42%        --


----------------------
(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.

(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.

(3) REO Properties (i.e., "real estate owned" properties -- properties relating to mortgages foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Master Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

                              LOAN LOSS EXPERIENCE
         OF THE MASTER SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO
                               OF MORTGAGE LOANS*

                                NINE MONTHS ENDING                           YEAR ENDING DECEMBER 31,
                                -------------------------------------------------------------------------------------------
                                SEPTEMBER 30, 1997          1996              1995            1994             1993
                                -------------------   --------------   ----------------  -------------   ------------------
                                                                             (DOLLARS IN THOUSANDS)

 Average amount                    $3,398,080           $2,102,643        $ 1,540,238      $1,225,529        $ 1,049,447
 outstanding(1)
 Gross losses(2)                   $   13,948           $   15,184        $    13,978      $   20,886        $    14,115
 Recoveries(3)                     $       44           $      117        $       148      $      179        $       123
 Net losses(4)                     $   13,904           $   15,067        $    13,830      $   20,707        $    13,992
 Net losses as a percentage
 of average amount
 outstanding(5)                          0.55%                0.72%              0.90%           1.69%              1.33%

   --------------------

(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.

(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.

(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.

(4)      "Net Losses" represents "Gross Losses" minus "Recoveries".

(5)      September 30, 1997 percentage has been based on annualized net losses.

                             THE MORTGAGE LOAN POOL

GENERAL

         The Mortgage Loans will be predominantly home equity loans, i.e., loans used (x) to refinance an existing mortgage loan on more favorable terms,
(y) to consolidate debt, or (z) to obtain cash proceeds by borrowing against the Mortgagor's equity in the related Mortgaged Property.

         The Statistic Calculation Pools contained 10,724 Mortgage Loans to be sold by the Sponsor to the Trust evidenced by promissory notes (the "Notes") secured by Mortgages on the Mortgaged Properties, which are located in 49 states and the District of Columbia. The Mortgaged Properties securing the Mortgage Loans consist primarily of single-family residences (which may be detached, part of a two-to four-family dwelling, a condominium unit or a unit in a planned unit development). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         The Mortgage Loans will be required to satisfy the following criteria as of the Initial Cut-Off Date: have remaining terms to maturity of no greater than 30 years; will not be 30 or more days delinquent (except that certain Mortgage Loans, representing in the aggregate not in excess of 0.62% of the aggregate principal balance of all Mortgage Loans as of the Initial Cut-Off Date, may be 30-59 days delinquent). Neither the Sponsor nor the Master Servicer have reason to believe that the delinquency and loss experience of the Mortgage Loans will differ in any material respect from that of the Master Servicer's total servicing portfolio, although there can be no assurance that this will be the case.

         Less than 10.40% of the Mortgage Loans (as a percentage of the aggregate principal balance of all Mortgage Loans contained in the Statistic Calculation Pools) are "simple interest" or "date of payment" loans, with the remainder "actuarial" or "pre-computed" loans. A "simple interest" loan provides that interest which has accrued to date is paid first and the remaining payment is applied to reduce the unpaid principal balance. An "actuarial" loan provides for amortization of the loan over a series of fixed level monthly installments. 95.70% of the Mortgage Loans are secured by first lien mortgages on the related Mortgaged Properties and 4.30% of the Mortgage Loans are secured by junior liens on the related Mortgaged Properties.

         Each Mortgage Loan in the Trust will be assigned to one of two mortgage loan groups ("Group I" and "Group II", respectively, and each a "Mortgage Loan Group"). Each of the Mortgage Loans contained in Group I will be secured by a Mortgage having either a first or junior lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years. The Mortgage Loans contained in Group II will be secured by a Mortgage having either a first or a junior lien position with respect to the related Mortgaged Property and will have a maximum remaining term to maturity of 30 years. The Group I Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in Group I and the Group II Certificates represent undivided ownership interests in all Mortgage Loans contained or to be contained in Group II.

         The CLTVs and LTVs described herein were calculated based upon the appraised values of the related Mortgaged Properties at the time of origination (the "Appraised Values"). In general, for purchase money loans, the CLTVs and LTVs were calculated using the lower of the purchase price or appraised values of the related Mortgaged Properties at the time of origination. No assurance can be given that such appraised values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If property values decline such that the outstanding balances of the Mortgage Loans, together with the outstanding balances of any Senior Liens, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those heretofore experienced by the Master Servicer, as set forth above under "The Portfolio of Mortgage Loans," and in the mortgage lending industry.

         Difference between Statistic Calculation Pools and Closing Date Pools.

         The statistical information presented in this Prospectus Supplement is based on the Statistic Calculation Pools. The Statistic Calculation Pools reflect the Mortgage Loans acquired by the Sponsor through the Initial Cut-Off Date, and the statistical information presented herein is based on the number and the principal balances of such Mortgage Loans as of the Initial Cut-Off Date. These pools aggregated $391,100,496.44 with respect to Group I and $353,220,751.29 with respect to Group II. The Sponsor expects that the actual aggregate principal balance of the Initial Mortgage Loans, as of the Closing Date, plus the Subsequent Mortgage Loans, as of the related Subsequent Transfer Dates, will be approximately $500,000,000.00 with respect to Group I and approximately $400,000,000.00 with respect to Group II. The additional Mortgage Loans to be included in the final pools will represent Mortgage Loans acquired or to be acquired by the Sponsor on or prior to the Closing Date or Subsequent Mortgage Loans to be acquired by the Sponsor after the Closing Date. In addition, with respect to the Statistic Calculation Pools, as to which statistical information is presented herein, some amortization of the Mortgage Loans contained in such pools will occur prior to the Closing Date. Moreover, certain loans included in the Statistic Calculation Pools may prepay in full or may be determined not to meet the eligibility requirements for the final pools and as a result may not be included in the final pools. As a result of the foregoing, the statistical distribution of characteristics as of the Closing Date for the Initial Mortgage Loan pools will vary somewhat from the statistical distribution of such characteristics in the Statistic Calculation Pools as presented in this Prospectus Supplement, although such variance will not be material.

GROUP I

         The Mortgage Loans in the Group I Statistic Calculation Pool consist of 6,774 Mortgage Loans under which the related Mortgaged Properties are located in 49 states and the District of Columbia, as set forth herein. Group I had an aggregate principal balance of $391,100,496.44 and the minimum principal balance of any of the Mortgage Loans in the Group I Statistic Calculation Pool was $417.49, the maximum principal balance thereof was $559,727.44 and the average principal balance of such Mortgage Loans was approximately $57,735.53. The Mortgage Rates on the Mortgage Loans in Group I ranged from 6.83% to 18.99% per annum, and the weighted average Mortgage Rate of such Mortgage Loans was 10.70% per annum. The original term to stated maturity of the Mortgage Loans in Group I ranged from 36 months to 360 months, the remaining term to stated maturity ranged from 3 months to 360 months, the weighted average original term to stated maturity was 248 months, the weighted average remaining term to stated maturity was 247 months and the weighted average seasoning was 1 month. No Mortgage Loan in Group I had a stated maturity later than December 20, 2027. 80.75% of the Mortgage Loans in Group I by aggregate principal balance require monthly payments of principal that will fully amortize the Mortgage Loans by their respective maturity dates, and 19.25% of such Mortgage Loans by aggregate principal balance are balloon loans.

         The weighted average CLTV of the Mortgage Loans included in Group I was 74.60%. The weighted average Junior Lien Ratio (as defined below) of the Mortgage Loans in Group I was 35.05%; the weighted average LTV was 70.83%. Approximately 92.56% of the Mortgage Loans in Group I by aggregate principal balance were secured by first mortgages and approximately 7.44% by junior mortgages.

         The "Junior Lien Ratio" of a Mortgage Loan which is in a junior lien position is equal to the ratio (expressed as a percentage) of the original principal balance of such Mortgage Loan to the sum of (i) the original principal balance of such Mortgage Loan and (ii) the principal balance at the time of origination of the Mortgage Loan of any Senior Liens (computed at the time of origination of such Mortgage Loan).

         The following tables describe the Group I Mortgage Loans and the related Mortgaged Properties based upon the Group I Statistic Calculation Pool as constituted at the opening of business on the Initial Cut-Off Date.

                                    GROUP I
                            GEOGRAPHIC DISTRIBUTION

                                       NUMBER OF                  AGGREGATE                      % OF AGGREGATE
                   STATE            MORTGAGE LOANS            PRINCIPAL BALANCE                 PRINCIPAL BALANCE
                   -----            --------------            -----------------                 -----------------
           Alabama . . . . .               54             $       2,175,844.58                        0.56%
           Arizona . . . . .              180                     8,375,979.14                        2.14
           Arkansas  . . . .               46                     1,969,739.34                        0.50
           California  . . .              344                    32,424,198.94                        8.29
           Colorado  . . . .              143                    10,424,595.06                        2.67
           Connecticut . . .               45                     3,381,978.57                        0.86
           Delaware  . . . .               43                     3,273,706.84                        0.84
           District of Columbia            12                     1,060,438.38                        0.27
           Florida . . . . .              356                    20,019,537.76                        5.12
           Georgia . . . . .              156                     8,928,118.22                        2.28
           Hawaii  . . . . .               13                     2,341,652.15                        0.60
           Idaho . . . . . .               36                     1,837,379.81                        0.47
           Illinois  . . . .              249                    14,936,476.78                        3.82
           Indiana . . . . .              300                    13,830,072.80                        3.54
           Iowa  . . . . . .              126                     5,777,237.70                        1.48
           Kansas  . . . . .              129                     7,213,870.93                        1.84
           Kentucky  . . . .               26                     1,342,422.48                        0.34
           Louisiana . . . .              116                     5,798,032.66                        1.48
           Maine . . . . . .               21                     1,215,969.47                        0.31
           Maryland  . . . .              183                    13,464,982.26                        3.44
           Massachusetts . .               77                     6,537,800.24                        1.67
           Michigan  . . . .              964                    45,344,588.19                       11.59
           Minnesota . . . .               68                     4,667,835.71                        1.19
           Mississippi . . .               55                     2,148,337.87                        0.55
           Missouri  . . . .              208                    10,421,359.75                        2.66
           Montana . . . . .               17                       774,982.17                        0.20
           Nebraska  . . . .               62                     2,716,060.76                        0.69
           Nevada  . . . . .               25                     2,018,546.26                        0.52
           New Hampshire . .                4                       443,610.79                        0.11
           New Jersey  . . .              154                    11,051,848.96                        2.83
           New Mexico  . . .               37                     1,849,025.40                        0.47
           New York  . . . .              247                    17,824,953.73                        4.56
           North Carolina  .              242                    13,107,785.35                        3.35
           North Dakota  . .                1                        12,750.00                        0.00
           Ohio  . . . . . .              348                    18,188,635.40                        4.65
           Oklahoma  . . . .               99                     4,769,931.64                        1.22
           Oregon  . . . . .               87                     6,827,092.79                        1.75
           Pennsylvania  . .              488                    24,945,858.32                        6.38
           Rhode Island  . .               30                     1,550,991.23                        0.40
           South Carolina  .              203                    10,016,102.98                        2.56
           South Dakota  . .               15                       673,799.27                        0.17
           Tennessee . . . .               91                     5,428,857.05                        1.39
           Texas . . . . . .               46                     2,495,862.43                        0.64
           Utah  . . . . . .               77                     4,795,372.05                        1.23
           Vermont . . . . .               11                       662,802.86                        0.17
           Virginia  . . . .              215                    12,298,978.19                        3.14
           Washington  . . .              170                    11,230,786.71                        2.87
           West Virginia . .               86                     4,136,802.91                        1.06
           Wisconsin . . . .               57                     3,584,250.77                        0.92
           Wyoming . . . . .               12                       782,652.79                        0.20
                                       -------             --------------------                   ----------
             TOTAL   . . . .            6,774               $   391,100,496.44                      100.00%
                                       =======             ====================                   ==========

                                    GROUP I
                             DISTRIBUTION OF CLTVS

                        RANGE OF                  NUMBER OF             AGGREGATE                 % OF AGGREGATE
                       CLTV RATIOS              MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                       -----------              --------------      -----------------            -----------------
            90.01  -  95.00% . . . . . . .             30           $   1,541,600.57                   0.39%
            85.01  -  90.00  . . . . . . .            144               9,155,731.24                   2.34
            80.01  -  85.00  . . . . . . .          1,957             123,504,507.42                  31.58
            75.01  -  80.00  . . . . . . .          1,463              95,654,412.06                  24.46
            70.01  -  75.00  . . . . . . .            912              57,159,843.94                  14.62
            65.01  -  70.00  . . . . . . .            588              33,215,162.73                   8.49
            60.01  -  65.00  . . . . . . .            442              23,197,784.82                   5.93
            55.01  -  60.00  . . . . . . .            283              13,199,137.52                   3.37
            50.01  -  55.00  . . . . . . .            197               8,494,436.39                   2.17
            00.01  -  50.00  . . . . . . .            758              25,977,879.75                   6.64
                                                   -------         --------------------            ----------
                 TOTAL . . . . . . . . . .          6,774           $ 391,100,496.44                 100.00%
                                                   =======         ====================            ==========


                                    GROUP I
                              DISTRIBUTION OF LTVS

                        RANGE OF                  NUMBER OF             AGGREGATE                 % OF AGGREGATE
                       LTV RATIOS               MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                       ----------               --------------      -----------------            -----------------
            90.01  -  95.00% . . . . . . .             27            $  1,487,338.67                  0.38%
            85.01  -  90.00  . . . . . . .            114               8,460,829.54                  2.16
            80.01  -  85.00  . . . . . . .          1,532              111,236292.32                 28.44
            75.01  -  80.00  . . . . . . .          1,260              88,592,479.22                 22.65
            70.01  -  75.00  . . . . . . .            817              54,085,863.71                 13.83
            65.01  -  70.00  . . . . . . .            535              31,173,191.75                  7.97
            60.01  -  65.00  . . . . . . .            415              22,401,066.18                  5.73
            55.01  -  60.00  . . . . . . .            274              12,845,563.25                  3.28
            50.01  -  55.00  . . . . . . .            186               8,189,668.68                  2.09
            00.01  -  50.00  . . . . . . .          1,614              52,628,202.92                 13.46
                                                   -------         --------------------            ----------
                TOTAL  . . . . . . . . . .          6,774            $391,100,496.44                100.00%
                                                   =======         ====================            ==========

                                    GROUP I
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                              (JUNIOR LIENS ONLY)


                        RANGE OF                   NUMBER OF              AGGREGATE                 % OF AGGREGATE
                   JUNIOR LIEN RATIOS            MORTGAGE LOANS       PRINCIPAL BALANCE           PRINCIPAL BALANCE
                   ------------------            --------------       -----------------           -----------------
             0.001 - 10.000% . . . . . . .            13              $    218,613.89                   0.75%
            10.001 - 20.000  . . . . . . .           221                 4,993,653.61                  17.16
            20.001 - 30.000  . . . . . . .           313                 8,709,496.01                  29.93
            30.001 - 40.000  . . . . . . .           163                 5,476,934.04                  18.82
            40.001 - 50.000  . . . . . . .           100                 4,799,580.14                  16.49
            50.001 - 60.000  . . . . . . .            48                 2,375,899.20                   8.17
            60.001 - 70.000  . . . . . . .            20                   737,064.56                   2.53
            70.001 - 80.000  . . . . . . .            18                   798,379.45                   2.74
            80.001 - 90.000  . . . . . . .            13                   924,521.20                   3.18
            90.001 -100.000  . . . . . . .             1                    64,362.73                   0.22
                                                   -------           ------------------              ---------
               TOTAL   . . . . . . . . . .           910              $ 29,098,504.83                 100.00%
                                                   =======           ==================              =========



                                    GROUP I
                         DISTRIBUTION OF MORTGAGE RATES



                        RANGE OF                  NUMBER OF             AGGREGATE                 % OF AGGREGATE
                     MORTGAGE RATES             MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                     --------------             --------------      -----------------            -----------------
             6.001  - 7.000%  . . . . . .             2             $     280,500.00                  0.07%
             7.001  - 8.000   . . . . . . .          35                 4,119,855.29                  1.05
             8.001  - 9.000   . . . . . . .         733                54,656,555.99                 13.98
             9.001  -10.000   . . . . . . .       1,563               111,099,626.66                 28.41
            10.001  -11.000   . . . . . . .       1,314                82,259,097.83                 21.03
            11.001  -12.000   . . . . . . .       1,047                55,809,713.91                 14.27
            12.001  -13.000   . . . . . . .       1,299                53,261,620.16                 13.62
            13.001  -14.000   . . . . . . .         520                20,107,210.67                  5.14
            14.001  -15.000   . . . . . . .         199                 7,124,325.91                  1.82
            15.001  -16.000   . . . . . . .          48                 1,988,581.97                  0.51
            16.001  -17.000   . . . . . . .          12                   351,589.66                  0.09
            18.001  -19.000   . . . . . . .           2                    41,818.39                  0.01
                                                ---------          ------------------              --------
                TOTAL   . . . . . . . . . .       6,774             $ 391,100,496.44                100.00%
                                                =========          ==================              ========

                                    GROUP I
                    REMAINING TERM TO MATURITY DISTRIBUTION


                         MONTHS                   NUMBER OF             AGGREGATE                 % OF AGGREGATE
                         ------                 MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                                --------------      -----------------            -----------------
              1 -  12 . . . . . . . . . . .             1           $         417.49                   0.00%
             25 -  36 . . . . . . . . . . .             2                 128,815.47                   0.03
             37 -  48 . . . . . . . . . . .             4                  70,224.79                   0.02
             49 -  60 . . . . . . . . . . .            53               1,211,913.33                   0.31
             61 -  72 . . . . . . . . . . .            19                 471,013.84                   0.12
             73 -  84 . . . . . . . . . . .            59               1,761,337.20                   0.45
             85 -  96 . . . . . . . . . . .            38               1,360,069.49                   0.35
             97 - 108 . . . . . . . . . . .             6                 312,127.82                   0.08
            109 - 120 . . . . . . . . . . .           411              13,615,693.07                   3.48
            121 - 132 . . . . . . . . . . .             3                 104,861.99                   0.03
            133 - 144 . . . . . . . . . . .            55               2,501,834.78                   0.64
            145 - 156 . . . . . . . . . . .             2                  69,414.95                   0.02
            157 - 168 . . . . . . . . . . .             4                 358,022.93                   0.09
            169 - 180 . . . . . . . . . . .         3,135             159,920,157.04                  40.89
            181 - 192 . . . . . . . . . . .             5                 203,478.81                   0.05
            193 - 204 . . . . . . . . . . .            10                 686,668.65                   0.18
            205 - 216 . . . . . . . . . . .             3                 265,620.91                   0.07
            217 - 228 . . . . . . . . . . .           120               8,373,137.85                   2.14
            229 - 240 . . . . . . . . . . .         1,100              69,285,295.66                  17.72
            241 - 252 . . . . . . . . . . .             1                  45,000.00                   0.01
            289 - 300 . . . . . . . . . . .            13               1,304,393.13                   0.33
            313 - 324 . . . . . . . . . . .             1                  57,800.00                   0.01
            337 - 348 . . . . . . . . . . .             1                  33,731.36                   0.01
            349 - 360 . . . . . . . . . . .         1,728             128,959,465.88                  32.97
                                                  --------         ------------------               --------
                TOTAL   . . . . . . . . . .         6,774           $ 391,100,496.44                 100.00%
                                                  ========         ==================               ========


                                    GROUP I
                       DISTRIBUTION OF PRINCIPAL BALANCES


                        RANGE OF                  NUMBER OF             AGGREGATE                 % OF AGGREGATE
                   PRINCIPAL BALANCES           MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                   ------------------           --------------      -----------------            -----------------
            $     0 -   5,000   . . . . . . .             2            $      4,388.67                   0.00%
              5,001 -  10,000   . . . . . . .            47                 447,967.05                   0.11
             10,001 -  15,000   . . . . . . .           229               3,097,207.75                   0.79
             15,001 -  20,000   . . . . . . .           414               7,526,123.31                   1.92
             20,001 -  25,000   . . . . . . .           534              12,343,374.51                   3.16
             25,001 -  30,000   . . . . . . .           544              15,172,950.50                   3.88
             30,001 -  35,000   . . . . . . .           467              15,390,950.56                   3.94
             35,001 -  40,000   . . . . . . .           507              19,160,620.82                   4.90
             40,001 -  45,000   . . . . . . .           427              18,314,655.74                   4.68
             45,001 -  50,000   . . . . . . .           458              21,891,519.18                   5.60
             50,001 -  55,000   . . . . . . .           392              20,667,376.98                   5.28
             55,001 -  60,000   . . . . . . .           434              25,029,483.41                   6.40
             60,001 -  65,000   . . . . . . .           311              19,498,438.68                   4.99
             65,001 -  70,000   . . . . . . .           282              19,127,479.39                   4.89
             70,001 -  75,000   . . . . . . .           235              17,068,741.82                   4.36
             75,001 -  80,000   . . . . . . .           203              15,762,226.06                   4.03
             80,001 -  85,000   . . . . . . .           158              13,089,029.23                   3.35
             85,001 -  90,000   . . . . . . .           130              11,437,213.80                   2.92
             90,001 -  95,000   . . . . . . .           121              11,224,341.42                   2.87
             95,001 - 100,000   . . . . . . .           119              11,668,949.42                   2.98
            100,001 - 150,000   . . . . . . .           518              62,619,988.40                  16.01
            150,001 - 200,000   . . . . . . .           146              24,933,355.79                   6.38
            200,001 - 250,000   . . . . . . .            55              12,331,529.20                   3.15
            250,001 - 300,000   . . . . . . .            22               6,097,003.45                   1.56
            300,001 - 350,000   . . . . . . .             7               2,252,409.04                   0.58
            350,001 - 400,000   . . . . . . .             8               2,979,838.10                   0.76
            400,001 - 450,000   . . . . . . .             1                 403,845.00                   0.10
            450,001 - 500,000   . . . . . . .             2                 999,761.72                   0.26
            550,001 - 600,000   . . . . . . .             1                 559,727.44                   0.14
                                                    --------          -----------------               --------
                TOTAL   . . . . . . . . . . .         6,774            $391,100,496.44                 100.00%
                                                    ========          =================               ========


                                    GROUP I
                         DISTRIBUTION OF PROPERTY TYPES


                     PROPERTY TYPE                NUMBER OF             AGGREGATE                  % OF AGGREGATE
                     -------------             MORTGAGE LOANS       PRINCIPAL BALANCE            PRINCIPAL BALANCE
                                               --------------       -----------------            -----------------
           SF Detached/De Minimus PUD  . . .        5,875           $ 340,453,561.28                  87.05%
           SF Row House/Townhouse/ Condo . .          301              15,514,099.71                   3.97
           Two to Four Family Homes    . . .          242              15,763,321.47                   4.03
           Prefabricated Single Family . . .          337              17,270,832.04                   4.42
           Other   . . . . . . . . . . . . .           19               2,098,681.94                   0.54
                                                  --------         ------------------               ----------
              TOTAL    . . . . . . . . . . .        6,774           $ 391,100,496.44                 100.00%
                                                  ========         ==================               ==========


                                    GROUP I
                        DISTRIBUTION OF OCCUPANCY STATUS

                                                  NUMBER OF           AGGREGATE                    % OF AGGREGATE
                   OCCUPANCY STATUS             MORTGAGE LOANS    PRINCIPAL BALANCE              PRINCIPAL BALANCE
                   ----------------             --------------    -----------------              -----------------
           Noninvestor owned*  . . . . . . .        6,261          $ 365,094,613.61                      93.35%
           Investor owned    . . . . . . . .          513             26,005,882.83                       6.65
                                                  ---------       ------------------                   --------
              TOTAL    . . . . . . . . . . .        6,774          $ 391,100,496.44                     100.00%
                                                  =========       ==================                   ========

------------------
* Includes vacation and second homes.



                                    GROUP I
                           DISTRIBUTION OF SEASONING



                    MONTHS ELAPSED                NUMBER OF             AGGREGATE                  % OF AGGREGATE
                   SINCE ORIGINATION            MORTGAGE LOANS      PRINCIPAL BALANCE            PRINCIPAL BALANCE
                   -----------------            --------------      -----------------            -----------------
              0 -   6   . . . . . . . . . . .       6,706           $ 387,799,477.42                    99.16%
              7 -  12   . . . . . . . . . . .          36               2,445,948.00                     0.63
             13 -  24   . . . . . . . . . . .           5                 221,140.82                     0.06
             85 -  96   . . . . . . . . . . .           9                 239,857.33                     0.06
             97 - 108   . . . . . . . . . . .           6                 172,943.09                     0.04
            109 - 120   . . . . . . . . . . .          10                 179,407.66                     0.05
            121 - 132   . . . . . . . . . . .           1                  35,280.45                     0.01
            133 - 144   . . . . . . . . . . .           1                   6,441.67                     0.00
                                                   -------         ------------------                 --------
              TOTAL     . . . . . . . . . . .       6,774           $ 391,100,496.44                   100.00%
                                                   ========        ==================                 ========


GROUP II

         The Mortgage Loans in the Group II Statistic Calculation Pool consist of 3,950 loans under which the related Mortgaged Properties are located in 49 states and the District of Columbia, as set forth herein. The Mortgage Loans in Group II had an aggregate principal balance of $353,220,751.29, the minimum principal balance of any of such Mortgage Loans was $1,934.43, the maximum principal balance thereof was $1,384,790.63 and the average principal balance of such Mortgage Loans was approximately $89,422.98. The weighted average current Mortgage Rate of the Mortgage Loans in Group II was 10.52% and the weighted average margin was 6.23%.

         The Mortgage Loans in Group II have original terms to stated maturity from 60 months to 360 months, remaining terms to stated maturity from 16 months to 360 months, a weighted average remaining term to stated maturity of 354 months, a weighted average original term to stated maturity of 357 months and a weighted average seasoning of 3 months. No Mortgage Loan in Group II had a stated maturity later than December 15, 2027. 99.67% of the Mortgage Loans in Group II by aggregate principal balance require monthly payments of principal that will fully amortize such Mortgage Loans by their respective maturity dates. 0.33% of the Mortgage Loans by aggregate principal balance are represented by balloon loans.

         The weighted average CLTV of the Mortgage Loans included in Group II was 77.77%. 99.17% of the Mortgage Loans in Group II were secured by first mortgages.

         94.42% of the Mortgage Loans in Group II bear interest (in some instances, following an initial fixed-rate period) at a six-month LIBOR rate, plus a margin. 91.42% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the first business day of the month; 0.88% are indexed on the average of the COFI 11th District Cost of Funds rates based on quotations by calling "FHLB" out of San Francisco the last business day of month after 3:00 PM; 0.31% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the 15th day of the month; 0.80% are indexed on the average of the six-month LIBOR rates based on quotations of major banks, as published by the Federal National Mortgage Association ("FNMA"), on the first business day of the month; 1.46% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of the Wall Street Journal, Western Edition, on the most recent daily quote available; 0.20% are indexed on the average of the six-month LIBOR rates based on quotations at five major banks as set forth in the "Money Rates" section of The Wall Street Journal, Western Edition, on the last business day of the month; 0.23% are indexed on other six-month LIBOR rates and 4.70% are indexed on the weekly average of the one-year constant maturity treasury.

         With respect to the Mortgage Loans in Group II, 60.47% of such Mortgage Loans bear interest at a fixed rate of interest for a two-year period following origination, 11.51% of such Mortgage Loans bear interest at a fixed rate of interest for a three-year period following origination, 10.60% of such Mortgage Loans bear interest at a fixed rate of interest for a five-year period following origination. After such initial periods, such Mortgage Loans bear interest at adjustable rates, as described above.

         94.42% of the loans in Group II have semi-annual interest rate and semi-annual payment adjustment frequencies. 5.58% of the loans in Group II have annual interest rate and annual payment adjustment frequencies. The margins for the Mortgage Loans in Group II range from 2.09% to 10.09%. 65.41% of the Mortgage Loans in Group II have a periodic rate adjustment cap of 1.00%; 28.93% of such Mortgage Loans have a periodic rate adjustment cap of 1.50%; 5.61% of the Mortgage Loans in Group II have a periodic rate adjustment cap of 2.00%; 0.02% have a periodic rate adjustment cap of 3.00%; and 0.02% have other periodic rate adjustment caps. 45.79% of the Mortgage Loans in Group II have a lifetime cap of 7.00%; 28.42% have a lifetime cap of 6.50%; 24.47% have a lifetime cap of 6.00% and 1.32% have other lifetime caps. The weighted average number of months until the next reset date is approximately 24 months. The weighted average maximum Mortgage Rate was approximately 17.09%, with maximum Mortgage Rates that range from 10.38% to 22.49%. The weighted average minimum Mortgage Rate was approximately 10.00%, with minimum Mortgage Rates that range from 3.25% to 15.99%.

         The following tables describe the Group II Mortgage Loans and the related Mortgaged Properties based upon the Group II Statistic Calculation Pool as of the opening of business on the Initial Cut-Off Date.

                                    GROUP II
                            GEOGRAPHIC DISTRIBUTION

                   STATE              NUMBER OF                   AGGREGATE                       % OF AGGREGATE
                   -----            MORTGAGE LOANS            PRINCIPAL BALANCE                  PRINCIPAL BALANCE
                                    --------------            -----------------                  -----------------
           Alabama . . . . . .                 2               $      76,100.00                           0.02%
           Alaska  . . . . . .                 1                      24,789.13                           0.01
           Arizona . . . . . .               102                   7,231,310.42                           2.05
           Arkansas  . . . . .                 4                     324,215.56                           0.09
           California  . . . .               320                  40,505,623.98                          11.47
           Colorado  . . . . .               106                   9,646,531.96                           2.73
           Connecticut . . . .                34                   3,834,733.56                           1.09
           Delaware  . . . . .                11                   1,165,378.80                           0.33
           District of Columbia                7                     612,909.73                           0.17
           Florida . . . . . .               164                  12,309,616.64                           3.48
           Georgia . . . . . .                52                   4,341,019.28                           1.23
           Hawaii  . . . . . .                 4                     880,706.05                           0.25
           Idaho . . . . . . .                16                   1,426,354.68                           0.40
           Illinois  . . . . .               214                  22,154,444.47                           6.27
           Indiana . . . . . .               132                   8,802,550.23                           2.49
           Iowa  . . . . . . .                34                   2,025,210.71                           0.57
           Kansas  . . . . . .                38                   2,989,912.36                           0.85
           Kentucky  . . . . .                24                   1,660,373.79                           0.47
           Louisiana . . . . .                 9                     558,543.64                           0.16
           Maine . . . . . . .                 8                     494,512.45                           0.14
           Maryland  . . . . .               124                  13,690,723.91                           3.88
           Massachusetts . . .                81                   8,034,333.14                           2.27
           Michigan  . . . . .               984                  72,048,289.02                          20.40
           Minnesota . . . . .                71                   6,612,647.50                           1.87
           Mississippi . . . .                 7                     610,765.68                           0.17
           Missouri  . . . . .                53                   3,361,819.77                           0.95
           Montana . . . . . .                 5                     287,360.11                           0.08
           Nebraska  . . . . .                 7                     538,996.44                           0.15
           Nevada  . . . . . .                47                   4,611,178.47                           1.31
           New Hampshire . . .                14                   1,248,426.66                           0.35
           New Jersey  . . . .               173                  21,250,840.98                           6.02
           New Mexico  . . . .                10                     936,397.77                           0.27
           New York  . . . . .               135                  13,825,493.72                           3.91
           North Carolina  . .                63                   5,562,811.60                           1.57
           Ohio  . . . . . . .               152                  11,412,839.89                           3.23
           Oklahoma  . . . . .                33                   2,114,837.95                           0.60
           Oregon  . . . . . .                94                  10,559,147.10                           2.99
           Pennsylvania  . . .               136                   9,643,734.26                           2.73
           Rhode Island  . . .                12                     990,513.31                           0.28
           South Carolina  . .                21                   1,422,388.71                           0.40
           South Dakota  . . .                 8                     543,853.32                           0.15
           Tennessee . . . . .                15                   1,392,452.19                           0.39
           Texas . . . . . . .                79                   6,362,229.33                           1.80
           Utah  . . . . . . .                73                   7,828,926.47                           2.22
           Vermont . . . . . .                 3                     258,000.00                           0.07
           Virginia  . . . . .                41                   4,487,613.15                           1.27
           Washington  . . . .               137                  15,375,066.79                           4.35
           West Virginia . . .                 5                     346,080.41                           0.10
           Wisconsin . . . . .                79                   6,504,190.76                           1.84
           Wyoming . . . . . .                 6                     293,955.44                           0.08
                                         --------            -------------------                       ---------
              TOTAL  . . . . .             3,950               $ 353,220,751.29                         100.00%
                                         ========            ===================                       =========

                                    GROUP II
                             DISTRIBUTION OF CLTVS

                           RANGE OF                    NUMBER OF              AGGREGATE             % OF AGGREGATE
                          CLTV RATIOS                MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                        --------------             -----------------    --------------------    --------------------
               90.01 - 95.00%   . . . . . .                   23           $  2,317,263.64             0.66%
               85.01 - 90.00  . . . . . . .                  283             30,350,790.31             8.59
               80.01 - 85.00  . . . . . . .                1,143            105,154,551.22            29.77
               75.01 - 80.00  . . . . . . .                1,086            103,952,392.34            29.43
               70.01 - 75.00  . . . . . . .                  473             40,941,655.79            11.59
               65.01 - 70.00  . . . . . . .                  318             27,256,145.73             7.72
               60.01 - 65.00  . . . . . . .                  303             23,762,708.26             6.73
               55.01 - 60.00  . . . . . . .                   95              6,644,947.11             1.88
               50.01 - 55.00  . . . . . . .                   64              3,947,675.30             1.12
               00.01 - 50.00  . . . . . . .                  162              8,892,621.59             2.52
                                                         --------         ------------------        --------
                   TOTAL  . . . . . . . . .                3,950           $353,220,751.29           100.00%
                                                         ========         ==================        ========


                                    GROUP II
                              DISTRIBUTION OF LTVS



                           RANGE OF                    NUMBER OF              AGGREGATE             % OF AGGREGATE
                          LTV RATIOS                 MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                        --------------             -----------------    --------------------    --------------------
               90.01 - 95.00%  . . . . . . .               19               $  2,377,342.74             0.67%
               85.01 - 90.00   . . . . . . .              251                 29,575,289.57             8.37
               80.01 - 85.00   . . . . . . .            1,130                105,062,306.85            29.74
               75.01 - 80.00   . . . . . . .            1,067                103,650,521.13            29.34
               70.01 - 75.00   . . . . . . .              451                 40,197,490.50            11.38
               65.01 - 70.00   . . . . . . .              317                 27,526,650.95             7.79
               60.01 - 65.00   . . . . . . .              291                 23,247,899.54             6.58
               55.01 - 60.00   . . . . . . .               92                  6,632,962.89             1.88
               50.01 - 55.00   . . . . . . .               67                  4,166,101.26             1.18
               00.01 - 50.00   . . . . . . .              265                 10,784,185.86             3.05
                                                      --------            ------------------         --------
                   TOTAL . . . . . . . . . .            3,950               $353,220,751.29           100.00%
                                                      ========            ==================         ========


                                    GROUP II
                       DISTRIBUTION OF JUNIOR LIEN RATIOS
                              (JUNIOR LIENS ONLY)



                           RANGE OF                    NUMBER OF              AGGREGATE             % OF AGGREGATE
                      JUNIOR LIEN RATIOS             MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                     ---------------------         -----------------    --------------------    --------------------
               10.001 - 20.000%  . . . . . .              26               $    405,153.53             13.79%
               20.001 - 30.000   . . . . . .              10                    156,065.89              5.31
               30.001 - 40.000   . . . . . .              19                    369,771.27             12.59
               40.001 - 50.000   . . . . . .              25                    331,006.59             11.27
               50.001 - 60.000   . . . . . .              22                    623,026.51             21.21
               60.001 - 70.000   . . . . . .              15                    390,414.52             13.29
               70.001 - 80.000   . . . . . .               7                    228,577.74              7.78
               80.001 - 90.000   . . . . . .               9                    371,092.14             12.63
               90.001 - 100.000  . . . . . .               2                     62,627.79              2.13
                                                      --------            ------------------         --------
                   TOTAL . . . . . . . . . .             135               $  2,937,735.98            100.00%
                                                      ========            ==================         ========

                                    GROUP II
                     DISTRIBUTION OF CURRENT MORTGAGE RATES


                       RANGE OF CURRENT                NUMBER OF              AGGREGATE             % OF AGGREGATE
                        MORTGAGE RATES               MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                     ---------------------         -----------------    --------------------    --------------------
                  6.001  -  7.000%   . . . .                2              $    507,935.90              0.14%
                  7.001  -   8.000 . . . . .               56                 6,590,596.72              1.87
                  8.001  -   9.000 . . . . .              361                40,682,530.23             11.52
                  9.001  -  10.000   . . . .              962                98,360,631.02             27.85
                 10.001  -  11.000   . . . .            1,165               102,540,288.73             29.03
                 11.001  -  12.000   . . . .              808                62,628,434.41             17.73
                 12.001  -  13.000   . . . .              348                23,603,404.13              6.68
                 13.001  -  14.000   . . . .              137                 9,928,406.83              2.81
                 14.001  -  15.000   . . . .               75                 5,545,375.29              1.57
                 15.001  -  16.000   . . . .               36                 2,833,148.03              0.80
                                                      --------            ------------------         --------
                    TOTAL  . . . . . . . . .            3,950              $353,220,751.29            100.00%
                                                      ========            ==================         ========


                                    GROUP II
                    REMAINING TERM TO MATURITY DISTRIBUTION


                        REMAINING TERM                 NUMBER OF              AGGREGATE             % OF AGGREGATE
                          TO MATURITY                MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                     ---------------------         -----------------    --------------------    --------------------
                    13 -  24 . . . . . . . .                 10            $     66,931.83               0.02%
                    25 -  36 . . . . . . . .                 21                 165,572.18               0.05
                    37 -  48 . . . . . . . .                 10                  78,962.59               0.02
                    49 -  60 . . . . . . . .                 19                 328,678.41               0.09
                    61 -  72 . . . . . . . .                  3                  43,642.20               0.01
                   109 - 120 . . . . . . . .                  6                 310,715.14               0.09
                   133 - 144 . . . . . . . .                  7                 192,200.57               0.05
                   145 - 156 . . . . . . . .                  1                  25,503.54               0.01
                   169 - 180 . . . . . . . .                 48               3,127,177.13               0.89
                   193 - 204 . . . . . . . .                  2                  82,834.16               0.02
                   205 - 216 . . . . . . . .                  9                 311,484.65               0.09
                   217 - 228 . . . . . . . .                 22                 913,866.69               0.26
                   229 - 240 . . . . . . . .                 46               1,906,962.31               0.54
                   241 - 252 . . . . . . . .                 21                 755,128.72               0.21
                   253 - 264 . . . . . . . .                  1                  49,714.98               0.01
                   265 - 276 . . . . . . . .                  1                 122,892.99               0.03
                   289 - 300 . . . . . . . .                 14               1,250,582.75               0.35
                   313 - 324 . . . . . . . . .                2                 355,644.38               0.10
                   325 - 336 . . . . . . . .                  1                 112,483.83               0.03
                   337 - 348 . . . . . . . .                 11                 898,743.10               0.25
                   349 - 360 . . . . . . . .              3,695             342,121,029.14              96.86
                                                        --------          ------------------         ----------
                    TOTAL  . . . . . . . . .              3,950            $353,220,751.29             100.00%
                                                        ========          ==================         ==========

                                    GROUP II
                       DISTRIBUTION OF PRINCIPAL BALANCES


                           RANGE OF                     NUMBER OF              AGGREGATE             % OF AGGREGATE
                      PRINCIPAL BALANCES             MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                     ---------------------         -----------------      -------------------    --------------------
                      0   -   $5,000  . . .                15              $       60,956.05               0.02%
                  5,001   -   10,000  . . .                29                     211,112.33               0.06
                 10,001   -   15,000  . . .                18                     218,013.64               0.06
                 15,001   -   20,000  . . .                48                     881,628.97               0.25
                 20,001   -   25,000  . . .                68                   1,567,520.39               0.44
                 25,001   -   30,000  . . .               120                   3,339,840.42               0.95
                 30,001   -   35,000  . . .               105                   3,455,247.49               0.98
                 35,001   -   40,000  . . .               163                   6,213,982.15               1.76
                 40,001   -   45,000  . . .               187                   8,035,519.21               2.27
                 45,001   -   50,000  . . .               198                   9,474,206.80               2.68
                 50,001   -   55,000  . . .               188                   9,905,492.38               2.80
                 55,001   -   60,000  . . .               241                  13,925,411.51               3.94
                 60,001   -   65,000  . . .               212                  13,357,301.71               3.78
                 65,001   -   70,000  . . .               210                  14,237,484.61               4.03
                 70,001   -   75,000  . . .               186                  13,519,624.41               3.83
                 75,001   -   80,000  . . .               181                  14,069,715.58               3.98
                 80,001   -   85,000  . . .               156                  12,926,584.67               3.66
                 85,001   -   90,000  . . .               140                  12,303,109.11               3.48
                 90,001   -   95,000  . . .               130                  12,090,001.44               3.42
                 95,001   -  100,000  . . .               162                  15,831,934.44               4.48
                100,001   -  150,000  . . .               754                  90,699,987.93              25.68
                150,001   -  200,000  . . .               249                  42,705,093.39              12.09
                200,001   -  250,000  . . .                86                  18,937,421.25               5.36
                250,001   -  300,000  . . .                49                  13,392,418.25               3.79
                300,001   -  350,000  . . .                25                   8,117,641.66               2.30
                350,001   -  400,000  . . .                15                   5,676,921.19               1.61
                400,001   -  450,000  . . .                 5                   2,127,275.43               0.60
                450,001   -  500,000  . . .                 5                   2,398,943.98               0.68
                500,001   -  550,000  . . .                 3                   1,533,910.03               0.43
                600,001   -  650,000  . . .                 1                     621,660.24               0.18
             Greater than =  750,001                        1                   1,384,790.63               0.39
                                                       -------            -------------------           ---------
                  TOTAL . . . . . . . . . .             3,950              $  353,220,751.29             100.00%
                                                       =======            ===================           =========

                                    GROUP II
                         DISTRIBUTION OF PROPERTY TYPES


                                               NUMBER OF                 AGGREGATE               % OF AGGREGATE
             PROPERTY TYPE                  MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
       ----------------------------      -------------------      ----------------------    ------------------------
SF Detached/De Minimus PUD  . . .           3,458                   $   310,994,872.55               88.05%
SF Row House/Townhouse/Condo  . .             225                        19,704,060.52                5.58
Two to Four Family Homes  . . . .             148                        12,070,924.11                3.42
Prefabricated Single Family . . .              96                         6,921,326.01                1.96
Other . . . . . . . . . . . . . .              23                         3,529,568.10                1.00
                                           -------                 ---------------------           ---------
  TOTAL . . . . . . . . . . . . .           3,950                     $ 353,220,751.29              100.00%
                                           =======                 =====================           =========



                                    GROUP II
                        DISTRIBUTION OF OCCUPANCY STATUS



                                               NUMBER OF                 AGGREGATE               % OF AGGREGATE
           OCCUPANCY STATUS                 MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
       ----------------------------      -------------------      ----------------------    ------------------------
Noninvestor Owned*  . . . . . . .           3,685                   $ 336,611,077.87                 95.30%
Investor  Owned . . . . . . . . .             265                      16,609,673.42                  4.70
                                           -------                 -------------------             ---------
  TOTAL . . . . . . . . . . . . .           3,950                   $ 353,220,751.29                100.00%
                                           =======                 ===================             =========

------------------------
* Includes vacation and second homes.



                                    GROUP II
                           DISTRIBUTION OF SEASONING



        MONTHS ELAPSED                    NUMBER OF                  AGGREGATE               % OF AGGREGATE
      SINCE ORIGINATION                 MORTGAGE LOANS           PRINCIPAL BALANCE          PRINCIPAL BALANCE
  ----------------------------       -------------------      ----------------------    ------------------------
  0   -    6  . . . . . . . .                 3,736              $ 341,994,932.76                 96.82%
  7   -   12  . . . . . . . .                    62                  6,868,001.39                  1.94
 13   -   24  . . . . . . . .                     6                    553,916.09                  0.16
 25   -   36  . . . . . . . .                     2                    400,211.35                  0.11
 97   -  108  . . . . . . . .                     1                     49,714.98                  0.01
109   -  120  . . . . . . . .                    28                    897,216.18                  0.25
121   -  132  . . . . . . . .                    46                  1,284,834.03                  0.36
133   -  144  . . . . . . . .                    24                    413,203.01                  0.12
145   -  156  . . . . . . . .                    32                    549,016.58                  0.16
157   -  168  . . . . . . . .                    13                    209,704.92                  0.06
                                             -------           --------------------             ---------
     TOTAL  . . . . . . . . .                 3,950              $ 353,220,751.29                100.00%
                                             =======           ====================             =========

                                    GROUP II
                     DISTRIBUTION OF MAXIMUM MORTGAGE RATES


                       RANGE OF MAXIMUM                 NUMBER OF              AGGREGATE             % OF AGGREGATE
                        MORTGAGE RATES               MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  -------------------------       -------------------     --------------------    -------------------
                  10.00  to  10.49% . . . .                 2                 $  109,235.08               0.03%
                  10.50  to  10.99  . . . .                 1                    112,500.00               0.03
                  11.50  to  11.99  . . . .                 1                     49,100.00               0.01
                  12.00  to  12.49  . . . .                 1                    227,000.00               0.06
                  13.00  to  13.49  . . . .                 2                    121,033.34               0.03
                  13.50  to  13.99  . . . .                30                  1,522,859.39               0.43
                  14.00  to  14.49  . . . .                31                  2,887,673.17               0.82
                  14.50  to  14.99  . . . .                75                  7,855,249.99               2.22
                  15.00  to  15.49  . . . .               172                 18,416,690.33               5.21
                  15.50  to  15.99  . . . .               369                 40,202,088.95              11.38
                  16.00  to  16.49  . . . .               639                 60,525,462.96              17.14
                  16.50  to  16.99  . . . .               594                 57,214,229.11              16.20
                  17.00  to  17.49  . . . .               534                 47,239,248.89              13.37
                  17.50  to  17.99  . . . .               605                 48,037,000.34              13.60
                  18.00  to  18.49  . . . .               270                 20,444,164.53               5.79
                  18.50  to  18.99  . . . .               219                 17,980,365.58               5.09
                  19.00  to  19.49  . . . .               123                  8,626,617.43               2.44
                  19.50  to  19.99  . . . .               103                  7,297,894.71               2.07
                  20.00  to  20.49  . . . .                71                  6,021,340.56               1.70
                  20.50  to  20.99  . . . .                41                  3,315,157.66               0.94
                  21.00  to  21.49  . . . .                30                  2,045,475.51               0.58
                  21.50  to  21.99  . . . .                30                  2,280,642.85               0.65
                  22.00  to  22.49  . . . .                 7                    689,720.91               0.20
                                                      ---------            -----------------           ---------
                  TOTAL . . . . . . . . . .             3,950               $353,220,751.29             100.00%
                                                      =========            =================           =========


                                    GROUP II
                     DISTRIBUTION OF MINIMUM MORTGAGE RATES


                       RANGE OF MINIMUM                 NUMBER OF              AGGREGATE             % OF AGGREGATE
                        MORTGAGE RATES               MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  ----------------------------    -------------------     --------------------    -------------------
                    3.00  to   3.49% . . . .                 2              $    113,362.83               0.03%
                    3.50  to   3.99  . . . .                 8                   658,912.10               0.19
                    4.00  to   4.49  . . . .                 6                   938,168.47               0.27
                    4.50  to   4.99  . . . .                22                 2,066,208.77               0.58
                    5.00  to   5.49  . . . .                38                 3,391,596.61               0.96
                    5.50  to   5.99  . . . .                59                 5,041,099.45               1.43
                    6.00  to   6.49  . . . .                57                 5,173,892.31               1.46
                    6.50  to   6.99  . . . .                81                 6,493,803.62               1.84
                    7.00  to   7.49  . . . .                52                 4,658,878.82               1.32
                    7.50  to   7.99  . . . .                57                 5,102,849.50               1.44
                    8.00  to   8.49  . . . .               104                12,039,284.71               3.41
                    8.50  to   8.99  . . . .               504                51,827,534.55              14.67
                    9.00  to   9.49  . . . .               258                29,043,877.09               8.22
                    9.50  to   9.99  . . . .               531                52,472,837.29              14.86
                   10.00  to  10.49  . . . .               515                43,678,670.25              12.37
                   10.50  to  10.99  . . . .               491                43,841,434.65              12.41
                   11.00  to  11.49  . . . .               338                27,244,394.82               7.71
                   11.50  to  11.99  . . . .               337                25,676,160.15               7.27
                   12.00  to  12.49  . . . .               131                 9,108,764.99               2.58
                   12.50  to  12.99  . . . .               121                 8,194,788.73               2.32
                   13.00  to  13.49  . . . .                69                 3,892,798.04               1.10
                   13.50  to  13.99  . . . .                61                 4,707,925.32               1.33
                   14.00  to  14.49  . . . .                35                 2,729,334.11               0.77
                   14.50  to  14.99  . . . .                36                 2,267,088.20               0.64
                   15.00  to  15.49  . . . .                28                 2,071,472.60               0.59
                   15.50  to  15.99  . . . .                 9                   785,613.31               0.22
                                                      ---------            -----------------           ---------
                  TOTAL  . . . . . . . . . .             3,950              $353,220,751.29             100.00%
                                                      =========            =================           =========


                                    GROUP II
                            DISTRIBUTION OF MARGINS



                            RANGE OF                    NUMBER OF              AGGREGATE             % OF AGGREGATE
                            MARGINS                   MORTGAGE LOANS       PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  ----------------------------    -------------------     --------------------    -------------------
                  2.01    to     3.00%  . .                 57               $ 1,720,157.32              0.49%
                  3.01    to     4.00 . . .                170                12,161,493.26              3.44
                  4.01    to     5.00 . . .                449                46,926,504.03             13.29
                  5.01    to     6.00 . . .                835                88,177,799.00             24.96
                  6.01    to     7.00 . . .              1,311               115,620,062.87             32.73
                  7.01    to     8.00 . . .                865                68,925,787.64             19.51
                  8.01    to     9.00 . . .                210                15,986,468.23              4.53
                  9.01    to    10.00 . . .                 49                 3,515,044.43              1.00
                  10.01   to    11.00 . . .                  4                   187,434.51              0.05
                                                      ---------            -----------------           ---------
                  TOTAL . . . . . . . . . .              3,950              $353,220,751.29            100.00%
                                                      =========            =================           =========

                                    GROUP II
                   NEXT INTEREST ADJUSTMENT DATE DISTRIBUTION


                         NEXT INTEREST                  NUMBER OF              AGGREGATE             % OF AGGREGATE
                        ADJUSTMENT DATE              MORTGAGE LOANS        PRINCIPAL BALANCE       PRINCIPAL BALANCE
                  ----------------------------    -------------------     --------------------    -------------------
              January, 1998 . . . . . . . .                28               $ 2,438,681.06                0.69%
              February, 1998  . . . . . . .                49                 4,070,374.00                1.15
              March, 1998 . . . . . . . . .               130                13,402,983.67                3.79
              April, 1998 . . . . . . . . .               171                16,362,006.64                4.63
              May, 1998 . . . . . . . . . .                82                 8,380,736.43                2.37
              June, 1998  . . . . . . . . .                52                 3,821,784.84                1.08
              July, 1998  . . . . . . . . .                20                 1,151,222.51                0.33
              August, 1998  . . . . . . . .                20                 1,544,468.09                0.44
              September, 1998 . . . . . . .                39                 2,578,629.45                0.73
              October, 1998 . . . . . . . .                48                 4,636,869.79                1.31
              November, 1998  . . . . . . .                47                 3,187,491.62                0.90
              December, 1998  . . . . . . .                17                   583,993.72                0.17
              January, 1999 . . . . . . . .                 9                   253,377.56                0.07
              February, 1999  . . . . . . .                 2                   128,018.06                0.04
              March, 1999 . . . . . . . . .                 6                   556,072.24                0.16
              April, 1999 . . . . . . . . .                12                 1,394,081.44                0.39
              May, 1999 . . . . . . . . . .                28                 2,915,319.01                0.83
              June, 1999  . . . . . . . . .                48                 4,874,458.05                1.38
              July, 1999  . . . . . . . . .                62                 6,134,608.61                1.74
              August, 1999  . . . . . . . .                60                 4,986,314.13                1.41
              September, 1999 . . . . . . .               456                46,848,889.27               13.26
              October, 1999 . . . . . . . .               885                79,384,660.89               22.47
              November, 1999  . . . . . . .               566                46,427,591.49               13.14
              December, 1999  . . . . . . .               264                19,059,119.25                5.40
              February, 2000  . . . . . . .                 2                   244,262.70                0.07
              March, 2000 . . . . . . . . .                 2                   206,312.76                0.06
              April, 2000 . . . . . . . . .                 7                   804,074.62                0.23
              May, 2000 . . . . . . . . . .                 5                   505,011.41                0.14
              June, 2000  . . . . . . . . .                 8                   628,617.91                0.18
              July, 2000  . . . . . . . . .                14                 2,009,567.57                0.57
              August, 2000  . . . . . . . .                10                   834,228.78                0.24
              September, 2000 . . . . . . .                55                 4,523,413.87                1.28
              October, 2000 . . . . . . . .               172                17,196,377.31                4.87
              November, 2000  . . . . . . .               133                11,003,422.11                3.12
              December, 2000  . . . . . . .                39                 2,688,975.00                0.76
              December, 2001  . . . . . . .                 1                    50,115.38                0.01
              April, 2002 . . . . . . . . .                 2                   472,900.99                0.13
              May, 2002 . . . . . . . . . .                 2                   433,068.80                0.12
              June, 2002  . . . . . . . . .                 3                   341,494.42                0.10
              July, 2002  . . . . . . . . .                 4                   589,517.22                0.17
              September, 2002 . . . . . . .                65                 6,240,079.75                1.77
              October, 2002 . . . . . . . .               131                11,004,070.46                3.12
              November, 2002  . . . . . . .               143                12,726,529.99                3.60
              December, 2002  . . . . . . .                51                 5,596,958.42                1.58
                                                      ---------            -----------------           ---------
                   TOTAL  . . . . . . . . .             3,950              $353,220,751.29              100.00%
                                                      =========            =================           =========

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         During the Funding Period, the Pooling and Servicing Agreement permits the Trust to acquire $46,807,367 aggregate principal balance of Subsequent Mortgage Loans for assignment to Group I and $18,562,375 aggregate principal balance of Subsequent Mortgage Loans for assignment to Group II. Accordingly, the statistical characteristics of either Group will vary as of any Subsequent Cut-Off Date upon the acquisition of the Subsequent Mortgage Loans which are assigned to such Group.

                      PREPAYMENT AND YIELD CONSIDERATIONS

         The weighted average life of, and, if purchased at other than par, the yield to maturity on an Offered Certificate will be directly related to the rate of payment of principal of the Mortgage Loans in the related Mortgage Loan Group, including for this purpose voluntary payment in whole or in part of Mortgage Loans in the Mortgage Loan Group prior to stated maturity (a "Prepayment"), liquidations due to defaults, casualties and condemnations, and repurchases of Mortgage Loans in the related Mortgage Loan Group by the Sponsor, the Originators or the Master Servicer. The actual rate of principal prepayments on pools of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Mortgage Loans the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Sponsor makes no representations or warranties as to the rate of prepayment or the factors to be considered in connection with such determination.

PROJECTED PREPAYMENTS AND YIELDS FOR OFFERED CERTIFICATES (OTHER THAN THE CLASS A-IO CERTIFICATES)

         If purchased at other than par, the yield to maturity on an Offered Certificate will be affected by the rate of the payment of principal of the Mortgage Loans in the related Mortgage Loan Group. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is slower than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Mortgage Loans in the related Mortgage Loan Group is faster than the rate anticipated by an investor who purchases an Offered Certificate of the related class at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

         The Mortgage Loans in Group I are fixed-rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. However, the monthly payment on mortgage loans similar to the Mortgage Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease in the interest rate payable as a result of a refinancing would result in a relatively small reduction in the amount of the Mortgagor's monthly payment, as a result of the relatively small loan balance. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans. 74.11% of the Mortgage Loans in the Group I Statistic Calculation Pool by aggregate principal balance had prepayment penalties.

         All of the Mortgage Loans in Group II are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Mortgage Loans will experience. 67.86% of the Mortgage Loans in the Group II Statistic Calculation Pool by aggregate principal balance had prepayment penalties.

         The Final Scheduled Payment Dates for the Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 Certificates have been calculated assuming that the Mortgage Loan in the related Mortgage Loan Group having the latest maturity amortizes according to its terms, plus one year. The Final Scheduled Payment Dates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-8 Certificates have been calculated based on 0% CPR with no Monthly Excess Cashflow used to make accelerated payments of principal to the owners of the related Offered Certificates and on the assumption specified below in this section. If, on the 360th Payment Date, the Certificate Principal Balance of the Class A-9 Certificates has not been reduced to zero (after taking into account all principal distributions on such Payment Date), a draw may be made on the Class A-8 and Class A-9 Insurance Policy to reduce the outstanding Principal Balance of the Class A-9 Certificates to zero.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Offered Certificates of each class will be influenced by the rate at which principal payments on the Mortgage Loans in the related Mortgage Loan Pool are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term "prepayment" includes Prepayments and liquidations due to default) or as a result of an early termination of the Trust.

         The model used in this Prospectus Supplement is a prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 3% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of the Mortgage Loans and an additional 1.55% (precisely, 17/11%) per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 20% per annum each month. As used in the table below, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the Prepayment Assumption, i.e., no prepayments on the synthetic mortgage loans having the characteristics described below. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related Mortgage Loans. The Sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of Offered Certificates to predict the amount or the timing of receipt of prepayments on the Mortgage Loans.

         The tables below were prepared on the basis of the assumptions in the following paragraph and there are discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A Certificate Principal Balances outstanding and the weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual Mortgage Loans in each Mortgage Loan Group have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

         For the purpose of the tables below, it is assumed that:

         (i) the Mortgage Loans consist of synthetic mortgage loans having the characteristics set forth below,

         (ii)    the Closing Date is December 18, 1997,

         (iii) distributions on the Certificates are made on the 25th day of each month regardless of the day on which the Payment Date actually occurs, commencing in January, 1998 in accordance with the priorities described herein,

         (iv) all prepayments are repayments in full and include 30 days' interest thereon,

         (v)     no early termination of the Trust occurs,

         (vi)    no Mortgage Loan is ever delinquent,

         (vii) the assumed levels of one-month LIBOR, six-month LIBOR, and CMT are 5.9687%, 5.9375% and 5.56%, respectively,

         (viii) Offered Certificates have the respective pass-through rates and original principal balances as set forth herein, and

         (ix) all funds originally deposited in the Pre-Funding Account are used to purchase the Subsequent Mortgage Loans on the Closing Date.

                              PREPAYMENT SCENARIOS


                           SCENARIO I  SCENARIO II  SCENARIO III  SCENARIO IV   SCENARIO V   SCENARIO VI   SCENARIO VII
                           ----------  -----------  ------------  -----------   ----------   -----------   ------------
 Group I(1)  . . . . . .        0%           50%         100%          115%           150%         200%          250%
 Group II(2) . . . . . .        0%           10%          20%           25%            30%          40%           50%

 -------------------------

 (1)     As a percentage of the Prepayment Assumption.
 (2)     As a conditional prepayment rate (CPR) percentage.


                                    GROUP I

                                                           ORIGINAL      REMAINING      ORIGINAL
                                              GROSS         TERM TO       TERM TO     AMORTIZATION
                                              COUPON       MATURITY       MATURITY        TERM       AMORTIZATION
                      PRINCIPAL BALANCE        RATE        (MONTHS)       (MONTHS)      (MONTHS)        METHOD
                      -----------------     ----------    ----------    -----------  --------------   ----------
                   $     92,321,374.67     11.047%           179             177          359            Balloon
                   $     24,987,139.09     10.702%           115             115          115           Level Pay
                   $    112,774,175.74     10.700%           180             178          180           Level Pay
                   $     99,184,365.33     10.268%           239             238          239           Level Pay
                   $    170,732,945.17     10.809%           360             359          360           Level Pay


                                    GROUP II


                                                  PERIODIC
                                                    CAP                                         ORIGINAL    REMAINING
                   GROSS     NEXT RATE             (FIRST   PERIODIC CAP                        TERM TO      TERM TO
   PRINCIPAL       COUPON   ADJUSTMENT             RESET     (SUBSEQUENT     LIFE       LIFE    MATURITY     MATURITY
    BALANCE         RATE       DATE      MARGIN    DATE)    RESET DATES)     CAP       FLOOR    (MONTHS)     (MONTHS)
    -------         ----       ----      ------    -----    ------------     ---       -----    --------     --------
$19,326,477.93    9.872%      9/1/98     5.625%   1.996%       1.981%      16.442%     9.413%     351          320
  6,221,512.33   10.122%      8/1/00     5.877%   2.986%       2.000%      16.468%    10.021%     356          351
 22,178,796.13   10.270%      3/1/98     6.396%   1.299%       1.299%      16.848%    10.036%     355          352
 20,142,348.14   10.709%      4/1/98     6.659%   1.324%       1.324%      17.248%    10.465%     355          353
 12,627,482.11   10.491%      5/1/98     6.470%   1.295%       1.154%      16.902%     9.952%     359          355
 11,355,112.35   10.725%      5/1/99     6.596%   2.889%       1.146%      17.283%    10.203%     359          354
 13,515,979.01   11.012%      7/1/99     6.733%   2.889%       1.267%      17.591%    10.395%     359          356
 57,912,011.02   10.752%      9/1/99     6.539%   2.940%       1.368%      17.351%    10.696%     360          358
102,899,650.92   10.820%     10/1/99     6.655%   2.986%       1.241%      17.295%    10.618%     359          358
 61,821,695.37   10.660%     11/1/99     6.454%   2.991%       1.017%      16.986%    10.407%     360          360
  4,559,394.39   10.717%      7/1/00     5.956%   3.000%       1.009%      17.026%     8.882%     360          357
 33,267,094.73    9.677%     10/1/00     5.441%   2.965%       1.028%      16.615%     9.195%     353          353
  1,747,499.35   11.272%      6/1/02     5.871%   1.430%       1.076%      18.196%     9.245%     347          343
 14,741,983.49   10.129%     10/1/02     5.103%   1.951%       1.013%      17.116%     9.051%     350          349
 17,682,962.73   10.307%     11/1/02     5.012%   1.606%       1.000%      17.283%     9.093%     354          353


                        RESET
      INDEX           FREQUENCY
      -----           ---------
    1 Year CMT          Annual
    1 Year CMT          Annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual
    6 Month LIBOR     Semi-annual

         The following tables set forth the percentages of the initial principal amount of the Offered Certificates that would be outstanding after each of the dates shown, based on prepayment scenarios described in the table entitled "Prepayment Scenarios". The percentages have been rounded to the nearest 1%.


   PERCENTAGE OF INITIAL CLASS A-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING



     Dates      Scenario 1  Scenario 2  Scenario 3  Scenario 4  Scenario 5   Scenario 6  Scenario 7
     -----      ----------  ----------  ----------  ----------  ----------   ----------  ----------
  12/01/1997       100         100         100         100        100         100          100
  12/25/1998        86          63          41          34         17           0            0
  12/25/1999        80          27           0           0          0           0            0
  12/25/2000        74           0           0           0          0           0            0
  12/25/2001        67           0           0           0          0           0            0
  12/25/2002        59           0           0           0          0           0            0
  12/25/2003        51           0           0           0          0           0            0
  12/25/2004        43           0           0           0          0           0            0
  12/25/2005        36           0           0           0          0           0            0
  12/25/2006        27           0           0           0          0           0            0
  12/25/2007        19           0           0           0          0           0            0
  12/25/2008        10           0           0           0          0           0            0
  12/25/2009         0           0           0           0          0           0            0
  12/25/2010         0           0           0           0          0           0            0
  12/25/2011         0           0           0           0          0           0            0
  12/25/2012         0           0           0           0          0           0            0
  12/25/2013         0           0           0           0          0           0            0
  12/25/2014         0           0           0           0          0           0            0
  12/25/2015         0           0           0           0          0           0            0
  12/25/2016         0           0           0           0          0           0            0
  12/25/2017         0           0           0           0          0           0            0
  12/25/2018         0           0           0           0          0           0            0
  12/25/2019         0           0           0           0          0           0            0
  12/25/2020         0           0           0           0          0           0            0
  12/25/2021         0           0           0           0          0           0            0
  12/25/2022         0           0           0           0          0           0            0
  12/25/2023         0           0           0           0          0           0            0
  12/25/2024         0           0           0           0          0           0            0
  12/25/2025         0           0           0           0          0           0            0
  12/25/2026         0           0           0           0          0           0            0
  10/25/2027         0           0           0           0          0           0            0

Weighted
Average Life
(years):(1)          6.08        1.45        0.93        0.85       0.73        0.62         0.54

Weighted
Average Life
(years):(2)          6.08        1.45        0.93        0.85       0.73        0.62         0.54

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING

      DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5  SCENARIO 6  SCENARIO 7
      -----      ----------  ----------  ----------  ----------  ----------  ----------  ----------
   12/01/1997        100         100       100         100          100         100         100
   12/25/1998        100         100       100         100          100          90          51
   12/25/1999        100         100        65          43            0           0           0
   12/25/2000        100          91         0           0            0           0           0
   12/25/2001        100          48         0           0            0           0           0
   12/25/2002        100           9         0           0            0           0           0
   12/25/2003        100           0         0           0            0           0           0
   12/25/2004        100           0         0           0            0           0           0
   12/25/2005        100           0         0           0            0           0           0
   12/25/2006        100           0         0           0            0           0           0
   12/25/2007        100           0         0           0            0           0           0
   12/25/2008        100           0         0           0            0           0           0
   12/25/2009         99           0         0           0            0           0           0
   12/25/2010         80           0         0           0            0           0           0
   12/25/2011         58           0         0           0            0           0           0
   12/25/2012          0           0         0           0            0           0           0
   12/25/2013          0           0         0           0            0           0           0
   12/25/2014          0           0         0           0            0           0           0
   12/25/2015          0           0         0           0            0           0           0
   12/25/2016          0           0         0           0            0           0           0
   12/25/2017          0           0         0           0            0           0           0
   12/25/2018          0           0         0           0            0           0           0
   12/25/2019          0           0         0           0            0           0           0
   12/25/2020          0           0         0           0            0           0           0
   12/25/2021          0           0         0           0            0           0           0
   12/25/2022          0           0         0           0            0           0           0
   12/25/2023          0           0         0           0            0           0           0
   12/25/2024          0           0         0           0            0           0           0
   12/25/2025          0           0         0           0            0           0           0
   12/25/2026          0           0         0           0            0           0           0
   10/25/2027          0           0         0           0            0           0           0

 Weighted
 Average Life
 (years):(1)         14.00        4.03      2.25        2.00         1.60        1.27        1.07

 Weighted
 Average Life
 (years):(2)         14.00        4.03      2.25        2.00         1.60        1.27        1.07

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-3 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


      DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
      -----      ----------  ----------  ----------  ----------  ---------- ----------  ----------
   12/01/1997        100         100         100         100        100         100         100
   12/25/1998        100         100         100         100        100         100         100
   12/25/1999        100         100         100         100         83           0           0
   12/25/2000        100         100          62           0          0           0           0
   12/25/2001        100         100           0           0          0           0           0
   12/25/2002        100         100           0           0          0           0           0
   12/25/2003        100          45           0           0          0           0           0
   12/25/2004        100           0           0           0          0           0           0
   12/25/2005        100           0           0           0          0           0           0
   12/25/2006        100           0           0           0          0           0           0
   12/25/2007        100           0           0           0          0           0           0
   12/25/2008        100           0           0           0          0           0           0
   12/25/2009        100           0           0           0          0           0           0
   12/25/2010        100           0           0           0          0           0           0
   12/25/2011        100           0           0           0          0           0           0
   12/25/2012         40           0           0           0          0           0           0
   12/25/2013         17           0           0           0          0           0           0
   12/25/2014          0           0           0           0          0           0           0
   12/25/2015          0           0           0           0          0           0           0
   12/25/2016          0           0           0           0          0           0           0
   12/25/2017          0           0           0           0          0           0           0
   12/25/2018          0           0           0           0          0           0           0
   12/25/2019          0           0           0           0          0           0           0
   12/25/2020          0           0           0           0          0           0           0
   12/25/2021          0           0           0           0          0           0           0
   12/25/2022          0           0           0           0          0           0           0
   12/25/2023          0           0           0           0          0           0           0
   12/25/2024          0           0           0           0          0           0           0
   12/25/2025          0           0           0           0          0           0           0
   12/25/2026          0           0           0           0          0           0           0
   10/25/2027          0           0           0           0          0           0           0

                    15.24        6.04        3.15        2.76       2.17        1.68        1.37
 Weighted
 Average Life
 (years):(1)

                    15.24        6.04        3.15        2.76       2.17        1.68        1.37
 Weighted
 Average Life
 (years):(2)

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-4 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


     DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
     -----      ----------  ----------  ----------  ----------  ---------- ----------  ----------
  12/01/1997        100        100         100         100        100         100          100
  12/25/1998        100        100         100         100        100         100          100
  12/25/1999        100        100         100         100        100          48            0
  12/25/2000        100        100         100          93          5           0            0
  12/25/2001        100        100          71          40          0           0            0
  12/25/2002        100        100          26           0          0           0            0
  12/25/2003        100        100           0           0          0           0            0
  12/25/2004        100         97           0           0          0           0            0
  12/25/2005        100         83           0           0          0           0            0
  12/25/2006        100         66           0           0          0           0            0
  12/25/2007        100         48           0           0          0           0            0
  12/25/2008        100         31           0           0          0           0            0
  12/25/2009        100         14           0           0          0           0            0
  12/25/2010        100          0           0           0          0           0            0
  12/25/2011        100          0           0           0          0           0            0
  12/25/2012        100          0           0           0          0           0            0
  12/25/2013        100          0           0           0          0           0            0
  12/25/2014         94          0           0           0          0           0            0
  12/25/2015         78          0           0           0          0           0            0
  12/25/2016         59          0           0           0          0           0            0
  12/25/2017         41          0           0           0          0           0            0
  12/25/2018         33          0           0           0          0           0            0
  12/25/2019         24          0           0           0          0           0            0
  12/25/2020         14          0           0           0          0           0            0
  12/25/2021          3          0           0           0          0           0            0
  12/25/2022          0          0           0           0          0           0            0
  12/25/2023          0          0           0           0          0           0            0
  12/25/2024          0          0           0           0          0           0            0
  12/25/2025          0          0           0           0          0           0            0
  12/25/2026          0          0           0           0          0           0            0
  12/25/2027          0          0           0           0          0           0            0

Weighted
Average Life
(years):(1)        20.04       9.95        4.56        3.90       2.73        2.06         1.66

Weighted
Average Life
(years):(2)        20.04       9.95        4.56        3.90       2.73        2.06         1.66


(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-5 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


     DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
     -----      ----------  ----------  ----------  ----------  ---------- ----------  ----------
  12/01/1997        100         100        100         100        100         100         100
  12/25/1998        100         100        100         100        100         100         100
  12/25/1999        100         100        100         100        100         100           0
  12/25/2000        100         100        100         100        100           0           0
  12/25/2001        100         100        100         100         12           0           0
  12/25/2002        100         100        100          86          0           0           0
  12/25/2003        100         100         85           0          0           0           0
  12/25/2004        100         100          6           0          0           0           0
  12/25/2005        100         100          0           0          0           0           0
  12/25/2006        100         100          0           0          0           0           0
  12/25/2007        100         100          0           0          0           0           0
  12/25/2008        100         100          0           0          0           0           0
  12/25/2009        100         100          0           0          0           0           0
  12/25/2010        100          93          0           0          0           0           0
  12/25/2011        100          35          0           0          0           0           0
  12/25/2012        100           0          0           0          0           0           0
  12/25/2013        100           0          0           0          0           0           0
  12/25/2014        100           0          0           0          0           0           0
  12/25/2015        100           0          0           0          0           0           0
  12/25/2016        100           0          0           0          0           0           0
  12/25/2017        100           0          0           0          0           0           0
  12/25/2018        100           0          0           0          0           0           0
  12/25/2019        100           0          0           0          0           0           0
  12/25/2020        100           0          0           0          0           0           0
  12/25/2021        100           0          0           0          0           0           0
  12/25/2022         63           0          0           0          0           0           0
  12/25/2023         10           0          0           0          0           0           0
  12/25/2024          0           0          0           0          0           0           0
  12/25/2025          0           0          0           0          0           0           0
  12/25/2026          0           0          0           0          0           0           0
  10/25/2027          0           0          0           0          0           0           0

Weighted
Average Life
(years):(1)        25.30       13.81       6.52        5.40       3.85        2.42        1.92

Weighted
Average Life
(years):(2)        25.30       13.81       6.52        5.40       3.85        2.42        1.92


(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

    PERCENTAGE OF INITIAL CLASS A-6 CERTIICATE PRINCIPAL BALANCE OUTSTANDING


     DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
     -----      ----------  ----------  ----------  ----------  ---------- ----------  ----------
  12/01/1997         100         100         100        100        100         100         100
  12/25/1998         100         100         100        100        100         100         100
  12/25/1999         100         100         100        100        100         100          80
  12/25/2000         100         100         100        100        100           0           0
  12/25/2001         100         100         100        100        100           0           0
  12/25/2002         100         100         100        100         54           0           0
  12/25/2003         100         100         100         95         31           0           0
  12/25/2004         100         100         100         71         21           0           0
  12/25/2005         100         100          98         69         21           0           0
  12/25/2006         100         100          84         60         21           0           0
  12/25/2007         100         100          68         47         18           0           0
  12/25/2008         100         100          53         36         13           0           0
  12/25/2009         100         100          41         26          7           0           0
  12/25/2010         100         100          31         19          2           0           0
  12/25/2011         100         100          23         14          0           0           0
  12/25/2012         100          68          11          4          0           0           0
  12/25/2013         100          57           7          1          0           0           0
  12/25/2014         100          48           4          0          0           0           0
  12/25/2015         100          39           1          0          0           0           0
  12/25/2016         100          31           0          0          0           0           0
  12/25/2017         100          25           0          0          0           0           0
  12/25/2018         100          21           0          0          0           0           0
  12/25/2019         100          18           0          0          0           0           0
  12/25/2020         100          15           0          0          0           0           0
  12/25/2021         100          11           0          0          0           0           0
  12/25/2022         100           7           0          0          0           0           0
  12/25/2023         100           4           0          0          0           0           0
  12/25/2024          81           1           0          0          0           0           0
  12/25/2025          56           0           0          0          0           0           0
  12/25/2026          28           0           0          0          0           0           0
  10/25/2027           0           0           0          0          0           0           0

Weighted
Average Life
(years):(1)         28.22       18.06       11.78       9.99       6.42        2.76        2.18

Weighted
Average Life
(years):(2)         27.83       15.80       9.52        7.67       5.36        2.76        2.18

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-7 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


      DATES    SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
      -----    ----------  ----------  ----------  ----------  ---------- ----------  ----------
    12/01/1997     100        100         100         100        100         100         100
    12/25/1998     100        100         100         100        100         100         100
    12/25/1999     100        100         100         100        100         100         100
    12/25/2000     100        100         100         100        100          98           5
    12/25/2001      99         93          89          89         91          98           5
    12/25/2002      97         86          79          78         77          59           5
    12/25/2003      95         75          65          62         56          35           5
    12/25/2004      91         65          50          46         38          20           4
    12/25/2005      79         42          23          20         20          12           0
    12/25/2006      67         27          10           8          8           4           0
    12/25/2007      56         17           4           3          2           0           0
    12/25/2008      46         10           2           1          1           0           0
    12/25/2009      37          6           1           0          0           0           0
    12/25/2010      28          4           0           0          0           0           0
    12/25/2011      20          2           0           0          0           0           0
    12/25/2012       1          0           0           0          0           0           0
    12/25/2013       1          0           0           0          0           0           0
    12/25/2014       0          0           0           0          0           0           0
    12/25/2015       0          0           0           0          0           0           0
    12/25/2016       0          0           0           0          0           0           0
    12/25/2017       0          0           0           0          0           0           0
    12/25/2018       0          0           0           0          0           0           0
    12/25/2019       0          0           0           0          0           0           0
    12/25/2020       0          0           0           0          0           0           0
    12/25/2021       0          0           0           0          0           0           0
    12/25/2022       0          0           0           0          0           0           0
    12/25/2023       0          0           0           0          0           0           0
    12/25/2024       0          0           0           0          0           0           0
    12/25/2025       0          0           0           0          0           0           0
    12/25/2026       0          0           0           0          0           0           0
    10/25/2027       0          0           0           0          0           0           0

  Weighted
  Average Life
  (years):(1)     10.76       7.80        6.76        6.61       6.47        5.80        2.93

  Weighted
  Average Life
  (years):(2)     10.76       7.80        6.69        6.43       5.73        4.58        2.74

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-8 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


     DATES     SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
     -----     ----------  ----------  ----------  ----------  ---------- ----------  ----------
   12/01/1997     100        100         100         100        100         100         100
   12/25/1998      93         78          63          55         48          33          19
   12/25/1999      93         64          38          26         15           0           0
   12/25/2000      92         51          18           6          0           0           0
   12/25/2001      91         40           4           0          0           0           0
   12/25/2002      90         29           0           0          0           0           0
   12/25/2003      89         20           0           0          0           0           0
   12/25/2004      88         12           0           0          0           0           0
   12/25/2005      87          5           0           0          0           0           0
   12/25/2006      85          0           0           0          0           0           0
   12/25/2007      83          0           0           0          0           0           0
   12/25/2008      82          0           0           0          0           0           0
   12/25/2009      79          0           0           0          0           0           0
   12/25/2010      77          0           0           0          0           0           0
   12/25/2011      74          0           0           0          0           0           0
   12/25/2012      71          0           0           0          0           0           0
   12/25/2013      68          0           0           0          0           0           0
   12/25/2014      64          0           0           0          0           0           0
   12/25/2015      59          0           0           0          0           0           0
   12/25/2016      54          0           0           0          0           0           0
   12/25/2017      49          0           0           0          0           0           0
   12/25/2018      42          0           0           0          0           0           0
   12/25/2019      35          0           0           0          0           0           0
   12/25/2020      27          0           0           0          0           0           0
   12/25/2021      18          0           0           0          0           0           0
   12/25/2022       8          0           0           0          0           0           0
   12/25/2023       0          0           0           0          0           0           0
   12/25/2024       0          0           0           0          0           0           0
   12/25/2025       0          0           0           0          0           0           0
   12/25/2026       0          0           0           0          0           0           0
   10/25/2027       0          0           0           0          0           0           0

 Weighted
 Average Life
 (years):(1)     17.54       3.53        1.77        1.40       1.15        0.83        0.64

 Weighted
 Average Life
 (years):(2)     17.54       3.53        1.77        1.40       1.15        0.83        0.64

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS A-9 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


    DATES      SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
    -----      ----------  ----------  ----------  ----------  ---------- ----------  ----------
   12/01/1997     100        100         100         100        100         100          100
   12/25/1998      96         88          80          76         72          64           56
   12/25/1999      96         80          67          60         54          42           28
   12/25/2000      96         74          56          49         41          26           15
   12/25/2001      95         67          48          38         29          16            7
   12/25/2002      95         62          39          28         20           9            3
   12/25/2003      94         57          31          21         14           5            1
   12/25/2004      93         52          25          16         10           3            0
   12/25/2005      93         49          20          12          7           1            0
   12/25/2006      92         45          15           9          4           1            0
   12/25/2007      91         40          12           6          3           0            0
   12/25/2008      90         35          10           4          2           0            0
   12/25/2009      89         31           8           3          1           0            0
   12/25/2010      88         28           6           2          0           0            0
   12/25/2011      86         24           4           1          0           0            0
   12/25/2012      84         21           3           1          0           0            0
   12/25/2013      82         19           2           0          0           0            0
   12/25/2014      80         16           2           0          0           0            0
   12/25/2015      78         14           1           0          0           0            0
   12/25/2016      75         12           1           0          0           0            0
   12/25/2017      72         10           0           0          0           0            0
   12/25/2018      69          9           0           0          0           0            0
   12/25/2019      65          7           0           0          0           0            0
   12/25/2020      60          6           0           0          0           0            0
   12/25/2021      56          5           0           0          0           0            0
   12/25/2022      50          3           0           0          0           0            0
   12/25/2023      44          2           0           0          0           0            0
   12/25/2024      33          1           0           0          0           0            0
   12/25/2025      22          1           0           0          0           0            0
   12/25/2026      10          0           0           0          0           0            0
   10/25/2027       0          0           0           0          0           0            0

 Weighted
 Average Life
 (years):(1)     22.31       9.15        4.84        3.82       3.11        2.19        1.62


 Weighted
 Average Life
 (years):(2)     22.17       8.25        4.38        3.50       2.82        2.01        1.49

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS M-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


      DATES    SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
      -----    ----------  ----------  ----------  ----------  ---------- ----------  ----------
    12/01/1997    100         100         100        100         100         100          100
    12/25/1998    100         100         100        100         100         100          100
    12/25/1999    100         100         100        100         100         100          100
    12/25/2000    100         100         100        100         100         100          100
    12/25/2001    100         100          82         71          51          40          100
    12/25/2002    100         100          64         54          35          17           67
    12/25/2003    100          97          50         40          23          10           23
    12/25/2004    100          84          38         30          16           6            0
    12/25/2005    100          73          30         22          11           0            0
    12/25/2006    100          63          23         16           7           0            0
    12/25/2007    100          54          17         12           5           0            0
    12/25/2008    100          46          13          9           0           0            0
    12/25/2009    100          39          10          6           0           0            0
    12/25/2010    100          33           7          5           0           0            0
    12/25/2011    100          27           5          0           0           0            0
    12/25/2012     75          16           0          0           0           0            0
    12/25/2013     70          13           0          0           0           0            0
    12/25/2014     65          11           0          0           0           0            0
    12/25/2015     59           9           0          0           0           0            0
    12/25/2016     53           7           0          0           0           0            0
    12/25/2017     47           6           0          0           0           0            0
    12/25/2018     44           5           0          0           0           0            0
    12/25/2019     41           4           0          0           0           0            0
    12/25/2020     37           0           0          0           0           0            0
    12/25/2021     34           0           0          0           0           0            0
    12/25/2022     29           0           0          0           0           0            0
    12/25/2023     24           0           0          0           0           0            0
    12/25/2024     19           0           0          0           0           0            0
    12/25/2025     13           0           0          0           0           0            0
    12/25/2026      7           0           0          0           0           0            0
    10/25/2027      0           0           0          0           0           0            0

  Weighted
  Average Life
  (years):(1)     20.77       11.45       6.97       6.17        4.99        4.44        5.49

  Weighted
  Average Life
  (years):(2)     20.69       11.01       6.46       5.61        4.58        4.12        3.52

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS M-2 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


      DATES     SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
      -----     ----------  ----------  ----------  ----------  ---------- ----------  ----------
    12/01/1997     100         100        100         100        100         100         100
    12/25/1998     100         100        100         100        100         100         100
    12/25/1999     100         100        100         100        100         100         100
    12/25/2000     100         100        100         100        100         100         100
    12/25/2001     100         100         82          71         51          29          46
    12/25/2002     100         100         64          54         35          17           6
    12/25/2003     100          97         50          40         23          10           0
    12/25/2004     100          84         38          30         16           3           0
    12/25/2005     100          73         30          22         11           0           0
    12/25/2006     100          63         23          16          5           0           0
    12/25/2007     100          54         17          12          1           0           0
    12/25/2008     100          46         13           8          0           0           0
    12/25/2009     100          39         10           4          0           0           0
    12/25/2010     100          33          6           0          0           0           0
    12/25/2011     100          27          2           0          0           0           0
    12/25/2012      75          16          0           0          0           0           0
    12/25/2013      70          13          0           0          0           0           0
    12/25/2014      65          11          0           0          0           0           0
    12/25/2015      59           9          0           0          0           0           0
    12/25/2016      53           6          0           0          0           0           0
    12/25/2017      47           3          0           0          0           0           0
    12/25/2018      44           1          0           0          0           0           0
    12/25/2019      41           0          0           0          0           0           0
    12/25/2020      37           0          0           0          0           0           0
    12/25/2021      34           0          0           0          0           0           0
    12/25/2022      29           0          0           0          0           0           0
    12/25/2023      24           0          0           0          0           0           0
    12/25/2024      19           0          0           0          0           0           0
    12/25/2025      13           0          0           0          0           0           0
    12/25/2026       4           0          0           0          0           0           0
    10/25/2027       0           0          0           0          0           0           0

  Weighted
  Average Life
  (years):(1)     20.76       11.33       6.91        6.10       4.88        4.12        4.10

  Weighted
  Average Life
  (years):(2)     20.69       11.01       6.46        5.61       4.52        3.85        3.52

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

   PERCENTAGE OF INITIAL CLASS B-1 CERTIFICATE PRINCIPAL BALANCE OUTSTANDING


      DATES     SCENARIO 1  SCENARIO 2  SCENARIO 3  SCENARIO 4  SCENARIO 5 SCENARIO 6  SCENARIO 7
      -----     ----------  ----------  ----------  ----------  ---------- ----------  ----------
    12/01/1997     100        100         100         100         100        100         100
    12/25/1998     100        100         100         100         100        100         100
    12/25/1999     100        100         100         100         100        100         100
    12/25/2000     100        100         100         100         100        100         100
    12/25/2001     100        100          82          71          51         29          11
    12/25/2002     100        100          64          54          35         14           0
    12/25/2003     100         97          50          40          23          1           0
    12/25/2004     100         84          38          30          12          0           0
    12/25/2005     100         73          30          22           3          0           0
    12/25/2006     100         63          23          13           0          0           0
    12/25/2007     100         54          15           5           0          0           0
    12/25/2008     100         46           7           0           0          0           0
    12/25/2009     100         39           2           0           0          0           0
    12/25/2010     100         33           0           0           0          0           0
    12/25/2011     100         27           0           0           0          0           0
    12/25/2012      75         13           0           0           0          0           0
    12/25/2013      70          8           0           0           0          0           0
    12/25/2014      65          4           0           0           0          0           0
    12/25/2015      59          0           0           0           0          0           0
    12/25/2016      53          0           0           0           0          0           0
    12/25/2017      47          0           0           0           0          0           0
    12/25/2018      44          0           0           0           0          0           0
    12/25/2019      41          0           0           0           0          0           0
    12/25/2020      37          0           0           0           0          0           0
    12/25/2021      34          0           0           0           0          0           0
    12/25/2022      29          0           0           0           0          0           0
    12/25/2023      24          0           0           0           0          0           0
    12/25/2024      18          0           0           0           0          0           0
    12/25/2025       8          0           0           0           0          0           0
    12/25/2026       0          0           0           0           0          0           0
    10/25/2027       0          0           0           0           0          0           0


  Weighted
  Average Life
  (years):(1)     20.65       10.99       6.66        5.87        4.67       3.83        3.53


  Weighted
  Average Life
  (years):(2)     20.64       10.93       6.46        5.61       4.49        3.69        3.40

(1)      To Maturity
(2)      To 10% Call

         The weighted average life of each indicated class of Offered Certificates has been determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Payment Date, (ii) adding the results and (iii) dividing the sum of the initial respective Certificate Principal Balance for the related Offered Certificates as of the Closing Date.

         The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth above, which only demonstrate how the Mortgage Loans may behave under varying prepayment scenarios. It is unlikely that the Mortgage Loans will prepay at the same levels of CPR or in accordance with the Prepayment Assumptions. Moreover, the varying remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments then indicated in the foregoing tables.

YIELD SENSITIVITY OF THE CLASS A-IO CERTIFICATES

         As the owners of interest-only strip securities, the Owners of the Class A-IO Certificates will be entitled to receive monthly distributions only of interest, as described herein. Because they will not receive any distributions of principal, the Owners of the Class A-IO Certificates will be affected by prepayments, liquidations and other dispositions (including optional redemptions described herein) of the Mortgage Loans in Group I to a greater degree than will the Owners of the other Classes of Group I Certificates. In addition, the Notional Principal Balance applicable to interest calculations on the Class A-IO Certificates is (x) through the 30th Payment Date, the Class A-7 Certificate Principal Balance and (y) thereafter, zero. Because, however, the Class A-7 Certificates will amortize in accordance with the distribution of the Class A-7 Lockout Distribution Amount, the prepayment scenarios described above are mitigated and the performance of the Class A-IO Certificates is expected to be more stable than if such Notional Principal Balance were calculated based on the amortization of the underlying Group I Mortgage Loans directly; consequently, the yield sensitivity of such Certificates will only be impacted at extremely high prepayment rates.

PAYMENT LAG FEATURE OF GROUP I CERTIFICATES

         Pursuant to the Pooling and Servicing Agreement, interest on the Group I Certificates (except the A-1 Certificates) accrues during the calendar month immediately preceding the month in which the related Payment Date occurs. Payment Dates occur on the 25th day of each month (or, if such day is not a business day, on the next business day) commencing in January 1998. Thus, the effective yield to the Owners of the Group I Certificates (except the A-1 Certificates) will be below that otherwise produced by the related Pass-Through Rate because distributions to Owners of the Group I Certificates in respect of any given month will not be made until on or after the 25th day of the following month.

                                USE OF PROCEEDS

         The Sponsor will cause the Trust to acquire the Mortgage Loans (other than the Subsequent Mortgage Loans) concurrently with the sale of the Offered Certificates. The Pre-Funding Account and the Capitalized Interest Account will be funded from a portion of the proceeds of the sale of the Offered Certificates. The net proceeds from the sale of the Offered Certificates will be paid over to the Originators in consideration of the transfer of the Mortgage Loans. Such amount will be determined as a result of the pricing of the Offered Certificates through the offering described in this Prospectus Supplement. The net proceeds to be received from the sale of the Mortgage Loans will be added to the Originators' general funds and will be available for general corporate purposes, including the repayment of debt and the purchase of new mortgage loans.

                      THE SPONSOR AND THE MASTER SERVICER

         The Sponsor, Advanta Mortgage Conduit Services, Inc. is a direct subsidiary of Advanta Mortgage Corp. USA, the Master Servicer, and is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Parent"), a publicly-traded company based in Horsham, Pennsylvania with assets as of September 30, 1997 in excess of $6.7 billion. Advanta Parent, through its subsidiaries (including the Master Servicer) managed assets (including mortgage loans) in excess of $20.8 billion as of September 30, 1997. See "The Sponsor and the Transferor" in the Prospectus.

         As of September 30, 1997, the Master Servicer and its subsidiaries were servicing approximately 66,000 Mortgage Loans in the Owned and Managed Servicing Portfolio representing an aggregate outstanding principal balance of approximately $4.3 billion, and approximately 132,000 mortgage loans in the Third-Party Servicing Portfolio representing an aggregate outstanding principal balance of approximately $9.0 billion. See "The Master Servicer" in the Prospectus.

         As of September 30, 1997, the Sponsor or its affiliates have issued 33 issues of mortgage pass-through securities with an original balance of approximately $6.2 billion.

         The Master Servicer may resign or be removed, only in accordance with the terms of the Pooling and Servicing Agreement. No removal or resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance therewith. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may not assign its obligations under the Pooling and Servicing Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and of the Class A-8 and Class A-9 Insurer, which consent shall not be unreasonably withheld; provided, that any assignee must meet the eligibility requirements for a successor servicer set forth in the Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Removal and Resignation of the Master Servicer" in the Prospectus.

         The Master Servicer may enter into Sub-Servicing Agreements with qualified Sub-Servicers with respect to the servicing of all or any portion of the Mortgage Loans. The Pooling and Servicing Agreement will provide that affiliates of the Master Servicer which are qualified to service mortgage loans are qualified Sub-Servicers. No Sub-Servicing Agreements discharge the Master Servicer from its servicing obligations. See "Mortgage Loan Program -- Sub-Servicers" in the Prospectus.

         Upon removal or resignation of the Master Servicer, the Trustee may solicit bids for a successor servicer and, pending the appointment of a successor Master Servicer, the Trustee will be required to serve as Master Servicer. If the Trustee is unable to obtain a qualifying bid and is prevented by law from acting as servicer, the Trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor is required to be a housing and home finance institution, bank or mortgage servicing institution which is acceptable to the Trustee and the Class A-8 and Class A-9 Insurer and shall assume all or any part of the responsibilities, duties or liabilities of the Master Servicer.

         The Offered Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Sponsor, the Master Servicer or Advanta Parent, nor will they be insured or guaranteed by the Federal Deposit Insurance Corporation (the "FDIC") or any other governmental agency or instrumentality.

RECENT DEVELOPMENTS RELATED TO ADVANTA PARENT

         On March 17, 1997, Advanta Parent announced that it expected to report 1997 results well below previous expectations. Advanta Parent reported a loss of $19.8 million for the first quarter of 1997. The losses are attributed to a number of factors, including increases in consumer bankruptcies and charge-offs and lower receivables balances than originally anticipated in its credit card business.

         On July 16, 1997, Advanta Parent reported net income of $5.4 million for the second quarter of 1997, compared to net income of $45.1 million for the second quarter of 1996. On October 15, 1997, Advanta Parent reported net income of $42.4 million for the third quarter of 1997, compared to net income of $44.4 million for the third quarter of 1996.

         On June 30, 1997, purported shareholders of Advanta Parent, the ultimate corporate parent of the Sponsor, the Affiliated Originators and the Master Servicer, who are represented by a group of law firms filed a putative class action complaint against Advanta Parent and several of its current and former officers and directors in the United States District Court for the Eastern District of Pennsylvania. A second, similar complaint was filed in the same court a few days later by a different group of purported Advanta Parent shareholders and a different group of law firms. Both complaints allege that Advanta Parent made misrepresentations in certain of its public filings and statements in violation of the Securities Exchange Act of 1934. The complaints seek damages of an unspecified amount. Advanta Parent believes the complaints are without merit and will vigorously defend itself against the actions. On August 25, 1997, a cardholder of Advanta Parent instituted a putative class action complaint against Advanta Parent and certain of its subsidiaries, including Advanta National Bank, one of the Affiliated Originators, in the Delaware Superior Court for New Castle County. Subsequently, on September 8, 10, and 12 and on October 2, 1997, similar actions were filed in the Orange County California Superior Court, the United States District Court for the Eastern District of Tennessee, Delaware Superior Court and the Circuit Court of Covington County, Alabama, respectively. The complaints allege that cardholder accounts in a specific program were improperly repriced to a higher percentage rate of interest. The complaints assert various violations of federal and state law with respect to such repricings, and each seeks damages of an unspecified amount. Advanta Parent believes that the complaints are without merit and will vigorously defend against the actions. The program at issue comprises a very small portion of Advanta Parent's consumer credit card receivables.

         On October 28, 1997, Advanta Parent announced that it had reached a definitive agreement under which Fleet Financial Group, Inc. ("Fleet") will acquire Advanta Parent's consumer credit card business (including certain assets and liabilities of Advanta National Bank, one of the Affiliated Originators, relating to the consumer credit card business) and will combine it with Fleet's consumer credit card business (the "Transaction"). Advanta Parent will continue to operate its mortgage and business services companies, including the Sponsor, the Affiliated Originators and the Master Servicer.

         Advanta Parent intends to seek shareholder approval and the Transaction is subject to regulatory approval. The Transaction, which is expected to close by late 1997 or early 1998, is anticipated to have a total value to Advanta Parent of approximately $1.3 billion, including an after tax gain of approximately $500 million.

         Advanta Parent also announced that it intends to make a tender offer to repurchase between $750 to $850 million of its common stock in 1998, following the closing of the Transaction. Following the tender offer, it is expected that Advanta Parent will have a book value of approximately $650 million.

         Advanta Parent has reported that its overall charge-off rate on all managed receivables (for which the mortgage loan portfolio represented approximately 27% at September 30, 1997), for the nine months ended at September 30, 1997, was 5.4%, compared to 3.0% for the same period of 1996. Advanta Parent has further reported that its overall delinquency ratio (30 days or more) for all managed receivables at September 30, 1997 was 5.7%, compared to 4.2% at September 30, 1996.

         The ability of Advanta Parent's subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Parent. Such obligations of the Sponsor and the Master Servicer, insofar as they relate to the Trust and the Offered Certificates, primarily consist of the Sponsor's obligation to repurchase defective Mortgage Loans and the Master Servicer's obligation to service the Mortgage Loan pool. To the extent that the Sponsor and/or the Master Servicer's ability to perform such obligations is adversely affected, the Mortgage Loan pool may experience an increased level of delinquencies and losses. The credit enhancement available to the Trust, however, will be available, under the circumstances described herein under "Credit Enhancement" to absorb certain losses, as described herein.

         This Prospectus Supplement contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Significant risks and uncertainties include:
Advanta Parent and its subsidiaries' managed net interest margin, which in turn is affected by Advanta Parent and its subsidiaries' success in originating new credit card accounts, the receivables volume and initial pricing of new accounts, the impact of repricing existing accounts and account attrition, the mix of account types and interest rate fluctuations; the level of delinquencies, customer bankruptcies, and charge-offs; and the amount and rate of growth in Advanta Parent and its subsidiaries' expenses. Advanta Parent and its subsidiaries' earnings also may be significantly affected by factors that affect consumer debt, competitive pressures from other providers of financial services, the effects of governmental regulation, the amount and cost of financing available to Advanta Parent and its subsidiaries, the difficulty or inability to securitize Advanta Parent and its subsidiaries' receivables and the impact of the ratings on debt of Advanta Parent and its subsidiaries. Additional risks that may affect Advanta Parent and its subsidiaries' future performance are set forth in "Risk Factors" in the Prospectus and in this Prospectus Supplement and in other filings with the Securities and Exchange Commission.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

         Persons in whose name an Offered Certificate is registered in the Register maintained by the Trustee are the "Owners" of the Offered Certificates. For so long as the Offered Certificates are in book-entry form with DTC, the only "Owner" of the Offered Certificates as the term "Owner" is used in the Pooling and Servicing Agreement will be Cede & Co., the nominee of DTC. No Beneficial Owner will be entitled to receive a Definitive Certificate representing such person's interest in the Trust, except in the event that Definitive Certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references herein to the Owners of Offered Certificates shall mean and include the rights of Beneficial Owners, as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See "Description of the Securities -- Form of Securities" in the Prospectus.

         Each class of Offered Certificates (other than the Class A-IO Certificates) shall evidence the right to receive on each Payment Date the related Class Distribution Amount for such class of Offered Certificates, in each case until the related Certificate Principal Balance has been reduced to zero. The Class A-IO Certificates shall evidence the right to receive interest payments only. The Owners of the Class R Certificates will be entitled to receive distributions of residual Net Monthly Excess Cashflow not required for other purposes pursuant to the Pooling and Servicing Agreement.

REMITTANCE DATES

         The Pooling and Servicing Agreement will require that the Trustee create and maintain a Certificate Account. See "Description of the Securities -- Payments on Mortgage Loans" in the Prospectus.

         On the eighteenth day of each month (or, if such day is not a Business Day, the immediately preceding Business Day) (the "Remittance Date") the Master Servicer is required to withdraw from the Principal and Interest Account and remit to the Trustee, for deposit in the Certificate Account, the Monthly Remittance Amount. The Monthly Remittance Amount is the sum of the amounts collected by the Master Servicer in respect of the Mortgage Loans during the period beginning on the first day of the calendar month immediately preceding the month in which the related Remittance Date occurs and ending on the last day of such month (the "Remittance Period") plus any related Loan Purchase Prices, Substitution Amounts, Delinquency Advances, Compensating Interest and the proceeds of any liquidation of the Trust Estate relating to the Mortgage Loans, less the sum of certain amounts the Master Servicer is permitted to withdraw from the Principal and Interest Account, as described under "Description of the Securities -- Withdrawals from the Principal and Interest Account."

         "Substitution Amounts" are amounts delivered in connection with a qualified substitute Mortgage Loan, as described in the Pooling and Servicing Agreement.

BOOK ENTRY REGISTRATION OF THE OFFERED CERTIFICATES

                 The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). The Beneficial Owners may elect to hold their Offered Certificates through DTC in the United States, or CEDEL or Euroclear in Europe if they are participants of such systems ("Participants"), or indirectly through organizations which are Participants in such systems. The Book-Entry Certificates will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the principal balance of such Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing principal amounts of $1,000 and in integral multiples in excess thereof. Except as described below, no Beneficial Owner will be entitled to receive a Definitive Certificate. Unless and until Definitive Certificates are issued, it is anticipated that the only "Owner" of such Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners will not be Owners as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for such purpose. In turn, the Financial Intermediary's Ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC Participant and on the records of CEDEL or Euroclear, as appropriate).

         Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC Participants. While such Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to such Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial

Owners will not possess certificates, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         Beneficial Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer such Offered Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of such Offered Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

         Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlements in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Certain Federal Income Tax Consequences -- Foreign Investors" and " -- Backup Withholding" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the Prospectus.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants ("DTC Participants"), some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC Participants as in effect from time to time.

         CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participant organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear Securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC Participants in accordance with DTC's normal procedures. Each DTC Participant will be responsible for disbursing such payment to the Beneficial Owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, Beneficial Owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Certificates, to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust provided by the Trustee to Cede, as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such Beneficial Owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Pooling and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any action permitted to be taken by an Owner under the Pooling and Servicing Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Definitive Certificates will be issued to Beneficial Owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Sponsor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as a nominee and depository with respect to the Book-Entry Certificates and the Sponsor or the Trustee is unable to locate a qualified successor, (b) the Sponsor, at its sole option, elects to terminate a book-entry system through DTC or (c) DTC, at the direction of the Beneficial Owners representing a majority of the outstanding Percentage Interests of the Offered Certificates, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Beneficial Owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Beneficial Owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, at the Sponsor's expense and thereafter the Trustee will recognize the holders of such Definitive Certificates as Owners under the Pooling and Servicing Agreement.

         Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among Participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Sponsor, the Master Servicer, the Class A-8 and Class A-9 Insurer nor the Trustee will have any liability for any actions taken by DTC or its nominee, Euroclear, or CEDEL, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Euroclear, Cedel or Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

PAYMENT DATES

         Distributions on the Certificates are required to be made on each Payment Date, commencing on January 26, 1998, to the Owners on each Record Date in an amount equal to the product of such Owner's Percentage Interest and the amount distributed in respect of such Certificateholders' class of such Certificates on such Payment Date. See "Description of the Securities -- Distributions" in the Prospectus.

         On each Payment Date, the Owners of each Class of the Offered Certificates (other than the Class A-IO Certificates) shall be entitled to receive from amounts then on deposit in the certificate account established and maintained by the Trustee in accordance with the Pooling and Servicing Agreement (the "Certificate Account") and until the Certificate Principal Balance of such Class of Offered Certificates is reduced to zero, and to the extent funds are available therefor, the related Current Interest, any Interest Carry Forward Amount and the portion of the Principal Distribution Amount, if any, allocated therefor as of such Payment Date, allocated among the Classes of the Offered Certificates as described below. The Class A-IO Certificates shall be entitled to receive Current Interest and any Interest Carry Forward Amount, but shall not receive any Principal Distribution Amounts. Distributions will be made in immediately available funds to Owners of the Offered Certificates by wire transfer or otherwise, to the account of such Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the register (the "Register") maintained by the Trustee as registrar (the "Registrar"). Beneficial Owners may experience some delay in the receipt of their payments due to the operations of DTC. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Offered Certificates--Book Entry Registration of the Certificates" herein and "Description of the Certificates--Book Entry Registration" in the Prospectus.

         The Pooling and Servicing Agreement will provide that an Owner, upon receiving the final distribution on such Owner's Certificate, will be required to send such Certificate to the Trustee.

         Each Owner of record of the related Class of the Offered Certificates will be entitled to receive such Owner's Percentage Interest in the amounts due such Class on such Payment Date. The "Percentage Interest" of an Offered Certificate as of any date of determination will be equal to the percentage obtained by dividing the principal balance of such Certificate as of the Closing Date by the Certificate Principal Balance for the related Class of the Offered Certificates as of the Closing Date.

DISTRIBUTIONS

         Upon receipt, the Trustee will be required to deposit into the Certificate Account with respect to each Mortgage Loan Group (i) the total of the principal and interest collections on the Mortgage Loans, including any Net Liquidation Proceeds and any amounts advanced by the Master Servicer, remitted by the Master Servicer, together with any Substitution Amount and any Loan Purchase Price amount, (ii) the proceeds of any liquidation of the Trust Estate along with (iii) amounts transferred from the Capitalized Interest Account and the Pre-Funding Account.

         The Pooling and Servicing Agreement establishes a pass-through rate on each Class of the Offered Certificates (each, a "Pass-Through Rate") as set forth in the Summary of Terms herein.

         On each Payment Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Certificate Account as specified below in the following order of priority of each such transfer and disbursement with respect to interest and principal:

         INTEREST: On each Payment Date the Interest Remittance Amount with respect to the related Mortgage Loan Group will be distributed in the following order of priority:

         First, to the Trustee, the Trustee's Fee;

         Second, with respect to Group II, the Premium then due to the Class A-8 and Class A-9 Insurer;

         Third, to the Owners of the Class A Certificates related to such Mortgage Loan Group, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates, the Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward with accrued interest;

         Fourth, with respect to Group I, to the extent of the Interest Amount Available with respect to Group I then remaining, to the Owners of the Class M-1 Certificates, the Class M-1 Current Interest;

         Fifth, with respect to Group I, to the extent of the Interest Amount Available with respect to Group I then remaining, to the Owners of the Class M-2 Certificates, the Class M-2 Current Interest;

         Sixth, with respect to Group I, to the extent of the Interest Amount Available with respect to Group I then remaining, to the Owners of the Class B-1 Certificates, the Class B-1 Current Interest; and

         Seventh, the Monthly Excess Cashflow Amount with respect to such Mortgage Loan Group shall be applied as described under "Credit Enhancement--Application of Monthly Excess Cashflow Amount."

         PRINCIPAL: GENERAL. The Group I Certificates and the Group II Certificates will generally receive principal distributions on each Payment Date which are based on principal collections, monies released from the Pre-Funding Account and Realized Losses, with respect to the related Mortgage Loan Group. In addition, the overcollateralization feature of the Trust results in accelerated payments of principal with respect to each Mortgage Loan Group to achieve, and thereafter maintain, a specialized level of overcollateralization with respect to such Mortgage Loan Group. Such accelerated principal will generally be funded from excess interest with respect to the related Mortgage Loan Group.

         GROUP II-PRINCIPAL DISTRIBUTIONS. On each Payment Date, principal will be distributed to the Owners of the Group II Certificates in an amount equal to the Group II Principal Distribution Amount, in accordance with the "concurrent pay" allocation percentages until the Certificate Principal Balance of each such Class of Group II Certificates has been reduced to zero.

         The Group II Certificates are "concurrent pay" classes such that the Owners of each such Class receives a fixed allocation percentage of the Group II Principal Distribution Amount until the Certificate Principal Balance of the Class A-8 Certificates has been reduced to zero. Once the Class A-8 Certificates have been reduced to zero, 100% of the Group II Principal Distribution Amount shall be paid to the Class A-9 Certificates. For the Class A-8 Certificates, such allocated percentage (the "Class A-8 Principal Percentage") shall be (a) 37.5%, until the Class A-8 Certificate Principal Balance has been reduced to zero, and (b) thereafter will be zero. For the Class A-9 Certificates, such allocated percentage (the "Class A-9 Principal Percentage") shall be 100.00% minus the Class A-8 Principal Percentage; provided, however, that on any Payment Date on which the Overcollateralization Amounts related to Group II is zero and the Class A-8 and Class A-9 Insurance Policy is not in effect, any amounts of principal payable to the Owners of the Group II Certificates on such Payment Date shall be distributed pro rata and not in accordance with the "concurrent pay" allocation percentages.

         GROUP I-PRINCIPAL DISTRIBUTIONS. With respect to Group I and on each Payment Date (a) before the Stepdown Date with respect to Group I or (b) with respect to which a Group I Delinquency Trigger Event is in effect, the Owners of the Class A Certificates (other than the Class A-IO Certificates) will be entitled to receive payment of 100% of the Principal Distribution Amount with respect to Group I for such Payment Date as follows: first, to the Owners of the Class A-7 Certificates, the Class A-7 Lockout Distribution Amount and then to the Owners of the Class A Group I Certificates (other than the Class A-7 Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Group I Certificates has been reduced to zero.

         With respect to Group I and on each Payment Date (a) on or after the Stepdown Date with respect to Group I and (b) as long as a Group I Delinquency Trigger Event is not in effect and is not continuing, the Owners of all Classes of the Group I Certificates (other than the Class A-IO Certificates) will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Principal Distribution Amount with respect to Group I as follows:

                 First, the lesser of (x) the Group I Principal Distribution Amount and (y) the Class A Principal Distribution Amount with respect to Group I shall be distributed to the Owners of the Class A-7 Certificates, in an amount equal to the Class A-7 Lockout Distribution Amount, with the remainder paid to the Owners of the Class A Group I Certificates (other than the Class A-7 Certificates), in sequential order until the Certificate Principal Balance of each such Class of Class A Group I Certificates has been reduced to zero;

                 Second, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Group I Certificates in clause First above and
         (y) the Class M-1 Principal Distribution Amount shall be distributed to the Owners of the Class M-1 Certificates, until the Class M-1 Certificate Principal Balance has been reduced to zero;

                 Third, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Group I Certificates in clause First above and the amount distributed to the Owners of the Class M-1 Certificates in clause Second above and (y) the Class M-2 Principal Distribution Amount shall be distributed to the Owners of the Class M-2 Certificates, until the Class M-2 Certificate Principal Balance has been reduced to zero;

                 Fourth, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Group I Certificates pursuant to clause First above, the amount distributed to the Owners of the Class M-1 Certificates pursuant to clause Second above and the amount distributed to the Owners of the Class M-2 Certificates pursuant to clause Third above and (y) the Class B-1 Principal Distribution Amount shall be distributed to the Owners of the Class B-1 Certificates, until the Class B-1 Certificate Principal Balance has been reduced to zero;

                 Fifth, the lesser of (x) any amount of the Group I Principal Distribution Amount remaining after making all of the distributions in clauses First, Second, Third and Fourth above and (y) (1) if no Group I Cumulative Realized Loss Trigger Event is in effect, the positive difference, if any, of (A) $2,500,000 minus (B) the Targeted Overcollateralization Amount (disregarding clause (y)(a)(ii) of the definition of Targeted Overcollateralization Amount relating to Group
         I) for Group I for such Payment Date or (2) if a Group I Cumulative Loss Trigger Event is in effect, the positive difference, if any, of
         (A) the Targeted Overcollateralization Amount for Group I for the immediately preceding Payment Date minus (B) the Targeted Overcollateralization Amount (disregarding clause (y)(c) of the definition of Targeted

         Overcollateralization Amount for Group I) for Group I for such Payment Date shall, in either case (1) or (2), be applied as a payment of principal with respect to the Subordinate Certificates in reverse order of seniority (ie., first to the Class B-1 Certificates, second to the Class M-2 Certificates, third to the Class M-1 Certificates and fourth, to the Class A Group I Certificates) until their respective Certificate Principal Balances have been reduced to zero; and

                 Sixth, any amount of the Group I Principal Distribution Amount remaining after making all of the distributions in clauses First, Second, Third, Fourth and Fifth above shall be distributed as part of the Monthly Excess Cashflow Amounts with respect to Group I and shall be applied as described below under "Credit Enhancement--Application of Monthly Excess Cashflow Amounts."

The Class A Group I Certificates (other than the Class A-7 Certificates and the Class A-IO Certificates) are "sequential pay" classes such that the Owners of the Class A-6 Certificates will receive no payments of principal until the Class A-5 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-5 Certificates will receive no payments of principal until the Class A-4 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-4 Certificates will receive no payments of principal until the Class A-3 Certificate Principal Balance has been reduced to zero, the Owners of the Class A-3 Certificates will receive no payments of principal until the Class A-2 Certificate Principal Balance has been reduced to zero, and the Owners of the Class A-2 Certificates will receive no payments of principal until the Class A-1 Certificate Principal Balance has been reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates and the Overcollateralization Amount related to Group I is zero, any amounts of principal payable to the Owners of the Class A Group I Certificates on such Payment Date shall be distributed pro rata and not sequentially.

         Notwithstanding the foregoing, in the event that, on any Payment Date, the Certificate Principal Balance of all of the Class A Group I Certificates is zero, all amounts of principal that would have been distributed to such Class A Group I Certificates on such Payment Date will be distributed to the Subordinate Certificates sequentially in the following order: first, to the Class M-1 Certificates until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, second, to the Class M-2 Certificates until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, and third, to the Class B-1 Certificates until the Certificate Principal Balance of the Class B-1 Certificates has been reduced to zero.

CALCULATION OF LIBOR

         On the second business day preceding each Payment Date or, in the case of the first Payment Date, on the second business day preceding the Closing Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("LIBOR") for the next Accrual Period for the Group II Certificates and the Class A-1 Certificates on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; Telerate Page 3750 means the display page so designated on the Dow Jones Telerate Service (or such other page on that service for the purpose of displaying comparable rates or prices); and "Reference Banks" means four leading banks selected by the Master Servicer and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or be under common control with, the Sponsor.

         On each Interest Determination Date, LIBOR for the related Accrual Period for the Group II Certificates and the Class A-1 Certificates will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provides such offered quotations, LIBOR for the related Accrual Period for such Certificates shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of all such quotations.

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period for such Certificates shall be the rate for that day will be the arithmetic mean, rounded upward, if necessary, to the nearest 1/100,000 of 1% (0.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City, selected by the Indenture Trustee, are quoting as of approximately 11:00 a.m., New York City time, on such LIBOR Determination Date to leading European banks for United States dollar deposits for the Index Maturity; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, LIBOR in effect for the applicable Interest Period will be LIBOR in effect for the previous Interest Period.

         The establishment of LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to such Certificates for the related Accrual Period shall (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at 1-800-735-7777.

CERTAIN ACTIVITIES

         The Trust has not and will not: (i) issue securities (except for the Certificates); (ii) borrow money; (iii) make loans; (iv) invest in securities for the purpose of exercising control; (v) underwrite securities; (vi) except as provided in the Pooling and Servicing Agreement, engage in the purchase and sale (or turnover) of investments; (vii) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (viii) repurchase or otherwise reacquire its securities. See "Description of the Securities -- Reports To The Securityholders" in the Prospectus for information regarding reports to the Owners.


                               CREDIT ENHANCEMENT

         GROUP I. The Credit Enhancement provided for the benefit of the Owners of the Class A Group I Certificates consists of the subordination of the Subordinate Certificates, the priority of application of Realized Losses, the application of the Group I Monthly Excess Cashflow Amounts and the cross-collateralization feature of the Trust.

         GROUP II. The Credit Enhancement provided for the benefit of the Owners of the Group II Certificates consists of the Class A-8 and Class A-9 Insurance Policy, the application of the Group II Monthly Excess Cashflow Amounts and the cross-collateralization feature of the Trust. The Group II Certificates will have the benefit of certain levels of overcollateralization as required by the Class A-8 and Class A-9 Insurer.

         Application of Realized Losses (Group I and Group II). The Pooling and Servicing Agreement provides that if a Mortgage Loan becomes a Liquidated Loan during a Remittance Period, the Net Liquidation Proceeds relating thereto and allocated to principal may be less than the Principal Balance of such Mortgage Loan. The amount of such insufficiency is a "Realized Loss".
Realized Losses which occur in a Mortgage Loan Group will, in effect, be absorbed first, by the Class R Certificates (both through the application of the Monthly Excess Interest Amount to fund such deficiency and through a reduction in the related Overcollateralization Amount). In the case of Group I, any remaining deficiency after absorption by the Class R Certificates will be absorbed, second, by the Owners of the Class B-1 Certificates, third, by the Owners of the Class M-2 Certificates, and, fourth, by the Owners of the Class M-1 Certificates. In the case of Group II, any remaining deficiency will be covered by the Class A-8 and Class A-9 Insurance Policy to the extent of the Applied Realized Loss Amount.

         To the extent that a Mortgage Loan Group experiences Realized Losses, such Realized Losses will reduce the aggregate outstanding Principal Balance of the Mortgage Loans in such Mortgage Loan Group (i.e., a reduction in the collateral balance will occur). Since the Overcollateralization Amount with respect to a Mortgage Loan Group is the excess, if any, of the related collateral balance over the related Aggregate Certificate Principal Balance, Realized Losses, to the extent experienced, will in the first instance reduce the related Overcollateralization Amount.

         The Pooling and Servicing Agreement requires that the Overcollateralization Amount with respect to a Mortgage Loan Group be initially increased to, and thereafter maintained at, the related Targeted Overcollateralization Amount. This increase and subsequent maintenance is intended to be accomplished by the application of related Monthly Excess Interest Amounts to the funding of the related Extra Principal Distribution Amount. Such Extra Principal Distribution Amounts, since they are funded from interest collections on the collateral but are distributed as principal on the Offered Certificates, will increase the related Overcollateralization Amount.

         If, on any Payment Date and with respect to either Mortgage Loan Group, after taking into account all Realized Losses experienced with respect to such Mortgage Loan Group during the prior Remittance Period and after taking into account the distribution of principal (including the Extra Principal Distribution Amount) with respect to the related Certificates on such Payment Date, the Aggregate Certificate Principal Balance with respect to the related Group exceeds the aggregate Principal Balance of the Mortgage Loans in the related Group as of the end of the related Remittance Period (i.e., if the level of overcollateralization is negative), such excess is an "Applied Realized Loss Amount" with respect to the related Group. In the case of Group I, such an Applied Realized Loss Amount will be applied as a reduction in the Certificate Principal Balance of the Subordinate Certificates in reverse order of seniority (i.e., first against the Class B-1 Certificate Principal Balance until it is reduced to zero, then against the Class M-2 Certificate Balance until it is reduced to zero and then against the Class M-1 Certificate Principal Balance until it is reduced to zero). In the case of Group II, the Trustee will make a claim under the Class A-8 and Class A-9 Insurance Policy with respect to an Applied Realized Loss Amount with respect to Group II. The Pooling and Servicing Agreement does not permit the "write down" of the Certificate Principal Balance of any Class A Certificate.

         Once the Certificate Principal Balance of a Class of Subordinate Certificates has been "written down," the amount of such write down will no longer bear interest, nor will such amount thereafter be "reinstated" or "written up," although the amount of such write down may, on future Payment Dates be paid to Owners of the Subordinate Certificates which experienced the write down, in direct order of seniority (i.e., first, the Class M-1 Certificates, second, the Class M-2 Certificates and, third, the Class B-1 Certificates). The source of funding of such payments will be the amount, if any, of the Monthly Excess Cashflow Amount remaining on such future Payment Dates after the funding of the Extra Principal Distribution Amount and after the payment of Interest Carry Forward Amounts with respect to the Subordinate Certificates on such Payment Date.

         Application of Monthly Excess Cashflow Amounts -- Overcollateralization Mechanics (Group I and Group II). The weighted average net Coupon Rate for the Mortgage Loans in each Mortgage Loan Group is generally expected to be higher than the weighted average of the Pass-Through Rates on the Offered Certificates related to such Mortgage Loan Group, thus generating certain excess interest collections which, in the absence of losses will not be necessary to fund interest distributions on the Offered Certificates. The Pooling and Servicing Agreement provides that this excess interest be applied to the extent available, to make accelerated payments of principal (i.e., the Extra Principal Distribution Amount) to the Class or Classes then entitled to receive distributions of principal; such application will cause the Aggregate Certificate Balance with respect to a Mortgage Loan Group to amortize more rapidly than the Mortgage Loans in such Mortgage Loan Group, resulting in Overcollateralization. This excess interest for a Remittance Period and with respect to a Mortgage Loan Group, together with interest on the related Overcollateralization Amount itself, on the related Payment Date is the "Monthly Excess Interest Amount" for such Payment Date and Mortgage Loan Group.

         The required level of overcollateralization for any Mortgage Loan Group and Payment Date is the Targeted Overcollateralization Amount for such Mortgage Loan Group and Payment Date. The Targeted Overcollateralization Amount is initially (i.e., prior to the related Stepdown Date) $12,500,000 with respect to Group I and with respect to Group II, an amount required by the Class A-8 and Class A-9 Insurer. Because the actual level of the Overcollateralization Amount with respect to each Mortgage Loan Group as of the Closing Date is less than the related Targeted Overcollateralization Amount, in the early months of the transaction, subject to the availability of Monthly Excess Interest Amounts, Extra Principal Distribution Amounts will be paid, with the result that the Overcollateralization Amount with respect to each Mortgage Loan Group will increase to the level of the related Targeted Overcollateralization Amount.

         If, once the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group has been reached, Realized Losses occur in such Mortgage Loan Group, such Realized Losses will result in an Overcollateralization Deficiency (since such Realized Losses reduce the Principal Balance of the related Mortgage Loans without giving rise to a corresponding reduction of the related Aggregate Certificate Principal Balance). The cashflow priorities of the Trust require that, in this situation, an Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Interest Amount) for the purpose of re-establishing the Overcollateralization Amount at the then required Targeted Overcollateralization Amount.

         On and after the related Stepdown Date, the Targeted Overcollateralization Amount with respect to Group I and Group II, respectively, is permitted to decrease or "step-down" below their initial levels (which, in the case of Group I is $12,500,000 and which, in the case of Group II, is an amount required by the Class A-8 and Class A-9 Insurer) to levels equal to specified percentages (which in the case of Group I is 5.00% of the then current aggregate outstanding Principal Balance of the Group I Mortgage Loans, and which, in the case of Group II is a level required by the Class A-8 and Class A-9 Insurer, and subject to a floor of $2,500,000 for Group I and, with respect to Group II, an amount required by the Class A-8 and Class A-9 Insurer); provided, further, that in the case of Group I, if a Group I Delinquency Trigger Event or a Group I Cumulative Realized Loss Trigger Event is then in effect, the Targeted Overcollateralization Amount for Group I shall be at the level set forth in the definition thereof. If the Targeted Overcollateralization Amount with respect to each Mortgage Loan Group is permitted to "stepdown" on a Payment Date, the Pooling and Servicing Agreement permits a portion of the related Principal Remittance Amount for such Payment Date not to be passed through as a distribution of principal on such Payment Date. This has the effect of decelerating the amortization of the Offered Certificates with respect to each Mortgage Loan Group relative to the aggregate outstanding Principal Balance of the Mortgage Loans, thereby reducing the actual level of the related Overcollateralization Amount to the new, lower Targeted Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the related Certificates therefore releases overcollateralization from the Trust with respect to the related Mortgage Loan Group. The amount of such releases are the Overcollateralization Release Amounts.

         A. On any Payment Date, the sum of the Group I Monthly Excess Interest Amount and the Group I Overcollateralization Release Amount is the Group I Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

(1) to fund the remaining Class A Interest Carry Forward Amount, if any, with respect to Group I;

(2) to fund the Overcollateralization Deficiency, if any, for such Payment Date with respect to Group I;

(3)      to fund the Class M-1 Interest Carry Forward Amount, if any;

(4) to fund the Class M-1 Realized Loss Amortization Amount for such Payment Date, if any;

(5)      to fund the Class M-2 Interest Carry Forward Amount, if any;

(6) to fund the Class M-2 Realized Loss Amortization Amount for such Payment Date, if any;

(7)      to fund the Class B-1 Interest Carry Forward Amount, if any;

(8) to fund the Class B-1 Realized Loss Amortization Amount for such Payment Date, if any;

(9)      to fund any amounts with respect to Group II listed in clauses B(1),
         (2) and (3) below for such Payment Date to the extent that such amounts have not been funded in full through the application of Group II Monthly Excess Cashflow Amount on such Payment Date;

(10) to the Master Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances; and

(11)     to fund a distribution to Owners of the Class R Certificates.

         B. On any Payment Date, the sum of the Group II Monthly Excess Interest Amount and the Group II Overcollateralization Release Amount is the Group II Monthly Excess Cashflow Amount, which is required to be applied in the following order of priority on such Payment Date:

(1) to fund any remaining Class A Interest Carry Forward Amount, if any, with respect to Group II;

(2) to reimburse the Class A-8 and Class A-9 Insurer for prior, unreimbursed Insured Payments, subject to certain limits;

(3) to fund the Overcollateralization Deficiency, if any, for such Payment Date with respect to Group II;

(4) to reimburse the Class A-8 and Class A-9 Insurer for any amounts due and owing to the Class A-8 and Class A-9 Insurer under the Insurance Agreement;

(5) to fund any amounts with respect to Group I listed in clauses A(1) through A(8) above for such Payment Date to the extent that such amounts have not been funded in full through the application of Group I Monthly Excess Cashflow Amounts on such Payment Date;

(6) to the Master Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances including Nonrecoverable Delinquency Advances and Nonrecoverable Servicing Advances;

(7) to make payment of any Supplemental Interest Amount then due to the Owners of the Group II Certificates, or otherwise to fund a distribution to the Owners of the Class R Certificates; and

(8)      to fund a distribution to Owners of the Class R Certificates.

         Subordination of Subordinate Certificates (Group I). The rights of the Owners of the Subordinate Certificates and the Class R Certificates to receive distributions with respect to the Mortgage Loans in Group I will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Group I Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Group I Certificates of the full amount of their scheduled monthly payment of interest and principal and to afford such Owners protection against Realized Losses allocated against Group I.

         The protection afforded to the Owners of the Class A Group I Certificates by means of the subordination of the Subordinate Certificates and the Class R Certificates will be accomplished by the preferential right of the Owners of the Class A Group I Certificates to receive, prior to any distribution being made on a Payment Date in respect of such Subordinate Certificates and the Class R Certificates, the amounts of interest due them and principal available for distribution on such Payment Date, and, if necessary, by the right of the Owners of the Class A Group I Certificates to receive future distributions of amounts that would otherwise be payable to the Owners of such Subordinate Certificates and the Class R Certificates.

         In addition, the rights of the Owners of the Class M-2, Class B-1 and Class R Certificates to receive distributions will be subordinated, to the extent described herein, to such rights of the Owners of the Class A Group I Certificates and Class M-1 Certificates. This subordination is intended to enhance the likelihood of regular receipt by the Owners of the Class A Group I Certificates and the Class M-1 Certificates of the amount of interest due them and principal available for distribution and to afford such Owners with protection against Realized Losses.

         The rights of the Owners of the Class B-1 and the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Class A Group I Certificates, Class M-1 and Class M-2 Certificates and the rights of Owners of the Class R Certificates to receive distributions will be subordinated in the same manner to such rights of the Owners of the Group I Certificates.

         The Class A-8 and Class A-9 Insurance Policy. The Sponsor will obtain a certificate guaranty insurance policy (the "Class A-8 and Class A-9 Insurance Policy"), with respect to the Class A-8 and Class A-9 Certificates, which is noncancelable, in favor of the Trustee on behalf of the Owners of the Group II Certificates. On each Payment Date, the Class A-8 and Class A-9 Insurer will be required to make available to the Trustee the amount, if any, by which the Group II Required Distributions exceeds the Net Available Distribution Amount as of such Payment Date. The Class A-8 and Class A-9 Insurance Policy does not guarantee to Owners of the Class A-8 Certificates and Class A-9 Certificates any specified rate of Prepayments. See "The Class A-8 and Class A-9 Insurance Policy", "The Class A-8 and Class A-9 Insurer" and "Credit Enhancement" herein and "Description of Credit Enhancement" in the Prospectus.

         The Certificate Principal Balance of any Class of the Class A Certificates (except the Class A-IO Certificates), is the Original Certificate Principal Balance of such Class as reduced by all amounts actually distributed to the Owners of such Class of Class A Certificates on all prior Payment Dates.

         CERTAIN DEFINITIONS. As used in this Prospectus Supplement, the following terms have the following meanings:

         "Class B-1 Applied Realized Loss Amount" means, as to the Class B-1 Certificates and as of any Payment Date, the lesser of (x) the Class B-1 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1 Applied

Realized Loss Amount, if any, on such Payment Date) and (y) the Group I Applied Realized Loss Amount as of such Payment Date.

         "Class B-1 Certificate Principal Balance" means, as to the Class B-1 Certificates and as of any date of determination, the Original Class B-1 Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class B-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class B-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class B-1 Realized Loss Amortization Amount" means, as to the Class B-1 Certificates and as of any Payment Date, the lesser of (x) the Class B-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount and the Class B-1 Interest Carry Forward Amount in each case for such Payment Date.

         "Class M-1 Applied Realized Loss Amount" means, as to the Class M-1 Certificates and as of any Payment Date, the lesser of (x) the Class M-1 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2 Applied Realized Loss Amount and the Class B-1 Applied Realized Loss Amount, in each case as of such Payment Date.

         "Class M-1 Certificate Principal Balance" means, as to the Class M-1 Certificates and as of any date of determination, the Original Class M-1 Certificate Principal Balance of such Class as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-1 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-1 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-1 Realized Loss Amortization Amount" means, as to the Class M-1 Certificates of any Payment Date, the lesser of (x) the Class M-1 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount and the Class M-1 Interest Carry Forward Amount, in each case for such Payment Date.

         "Class M-2 Applied Realized Loss Amount" means, as to the Class M-2 Certificates and as of any Payment Date, the lesser of (x) the Class M-2 Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the Class B Applied Realized Loss Amount as of such Payment Date.

         "Class M-2 Certificate Principal Balance" means, as to the Class M-2 Certificates and as of any date of determination, the Original Class M-2 Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed to the Owners of the Class M-2 Certificates on all prior Payment Dates on account of principal and (y) the aggregate, cumulative amount of Class M-2 Applied Realized Loss Amounts on all prior Payment Dates.

         "Class M-2 Realized Loss Amortization Amount" means, as to the Class M-2 Certificates and as of any Payment Date, the lesser of (x) the Class M-2 Unpaid Realized Loss Amount as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1 Realized Loss Amortization Amount, the Class M-1 Interest Carry Forward Amount and the Class M-2 Interest Carry Forward Amount, in each case for such Payment Date.

         "Cumulative Realized Losses" means, with respect to Group I only, as of any Payment Date, the aggregate amount of Realized Losses in Group I from the Initial Cut-Off Date.

         "Unpaid Realized Loss Amount" means for any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of Group I Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of Group I Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

                      THE POOLING AND SERVICING AGREEMENT

         In addition to the provisions of the Pooling and Servicing Agreement summarized elsewhere in this Prospectus Supplement and the Prospectus, there is set forth below a summary of certain other provisions of the Pooling and Servicing Agreement.

FORMATION OF THE TRUST

         The Trust will be created and established pursuant to the Pooling and Servicing Agreement on the Closing Date. On such date and on each Subsequent Transfer Date, the Sponsor will cause the Trust to acquire the Mortgage Loans. The Trust will issue the Offered Certificates to the Owners thereof on the Closing Date.

         The property of the Trust shall include all money, instruments and other property to the extent such money, instruments and other property are subject or intended to be held in trust for the benefit of the Owners, and all proceeds thereof, including, without limitation, (i) the Mortgage Loans, (ii) such amounts, including Eligible Investments, as from time to time may be held by the Trustee in the Certificate Account and by the Master Servicer in the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement), each to be created pursuant to the Pooling and Servicing Agreement, (iii) any Mortgaged Property, the ownership of which has been effected on behalf of the Trust as a result of foreclosure or acceptance by the Master Servicer of a deed in lieu of foreclosure and that has not been withdrawn from the Trust, (iv) any insurance policies relating to the Mortgage Loans and any rights of the Sponsor or the affiliated Originators under any insurance policies, (v) Net Liquidation Proceeds with respect to any Liquidated Loan and (vi) proceeds from the liquidation of the Trust (collectively, the "Trust Estate").

SALE OF MORTGAGE LOANS

         On the Closing Date and each Subsequent Transfer Date, the Sponsor will cause the Originators to transfer the Mortgage Loans pursuant to one or more Master Mortgage Loan Transfer Agreements between the Originators and the Sponsor (the "Master Transfer Agreements"). In the Master Transfer Agreements the Originators will make certain representations and warranties; the Sponsor will assign its rights to enforce such representations and warranties to the Trustee.

         Pursuant to the Pooling and Servicing Agreement, the Sponsor on the Closing Date and each Subsequent Transfer Date will cause the Trust to acquire all right, title and interest of the Originators in each Mortgage Loan listed on the schedule delivered to the Trustee on the Closing Date or the related Subsequent Transfer Date (collectively the "Schedule of Mortgage Loans") and all their right, title and interest in all principal collected and all interest due on each such Mortgage Loan on or after the Initial Cut-Off Date or the Subsequent Cut-Off Date, as the case may be.

         In connection with the sale of the Mortgage Loans on the Closing Date or related Subsequent Transfer Date, the Originators will be required to deliver to the Trustee a file (a "Mortgage Loan File") consisting of, among other things, (i) the original Notes or certified copies thereof, endorsed by the Originator thereof in blank or to the order of the holder, (ii) originals of all intervening assignments, showing a complete chain of title from origination to the applicable Originators, if any, including warehousing assignments, with evidence of recording thereon, (iii) originals of all assumption and modification agreements if any, and, unless such Mortgage Loan is covered by a counsel's opinion as described in the next paragraph, (iv) either: (a) the original Mortgage, with evidence of recording thereon, (b) a true and accurate copy of the Mortgage where the original has been transmitted for recording, until such time as the original is returned by the public recording office or (c) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost. The Trustee will agree, for the benefit of the Owners, to review each such file within 90 days after the Closing Date or related Subsequent Transfer Date to ascertain that all required documents (or certified copies of documents) have been executed and received.

         The Originators are additionally required to cause to be prepared and recorded, within 75 business days of the Closing Date or the related Subsequent Transfer Date (or, if original recording information is unavailable, within such later period as is permitted by the Pooling and Servicing Agreement) assignments of the Mortgages from the Originators to the Trustee, in the appropriate jurisdictions in which such recordation is necessary to perfect the lien thereof as against creditors of or purchasers from the Originators; provided, however, that such requirements may be waived to the extent that the Sponsor delivers to the Trustee and the Class A-8 and Class A-9 Insurer an acceptable opinion of counsel to the effect that the preparation and recordation of such assignments in certain jurisdictions is not necessary to protect the Trust's interest in the related Mortgage Loans.

SUBSEQUENT MORTGAGE LOANS

         Pursuant to the Pooling and Servicing Agreement, following the Closing Date, the Trust will be permitted to purchase the Subsequent Mortgage Loans from time to time on or before January 16, 1998, subject to the availability of Subsequent Mortgage Loans originated on or before such date by one or more Originators, and acquired by the Sponsor from such Originator(s) for subsequent sale to the Trust. The aggregate principal amount of Subsequent Mortgage Loans which may be acquired by the Trust and assigned to Group I is the Group I Original Pre-Funded Amount. The aggregate principal amount of Subsequent Mortgage Loans which may be acquired by the Trust and assigned to Group II is the Group II Original Pre-Funded Amount. In connection with each purchase of Subsequent Mortgage Loans, the Trust will be required to pay to the Sponsor a cash purchase price of 100% of the principal amount thereon from the applicable Pre-Funded Amount held in the Pre-Funding Account. The Sponsor will designate as a Subsequent Cut-Off Date the first day of the month in which Subsequent Mortgage Loans will be conveyed to the Trust during the Funding Period. The Trust may purchase the Subsequent Mortgage Loans only from the Sponsor or one of its affiliates and not from any other person.

GOVERNING LAW

         The Pooling and Servicing Agreement and each Offered Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

TERMINATION OF THE TRUST

         The Pooling and Servicing Agreement will provide that the Trust will terminate upon the earlier of (i) the payment to the Owners of all Offered Certificates of all amounts required to be paid such Owners upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate, or (ii) any time when a Qualified Liquidation of the Trust Estate is effected.

REPORTING REQUIREMENTS

         On each Payment Date the Trustee is required to report in writing to each Owner:

                     (i) the amount of the distribution with respect to the each Class of Certificates (based on a Certificate in the original principal amount of $1,000);

                     (ii) the amount of such distribution allocable to principal on the related Mortgage Loans in each Mortgage Loan Group, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein;

                     (iii) the amount of such distribution allocable to interest on the related Mortgage Loans in each Mortgage Loan Group (based on a Certificate in the original principal amount of $1,000);

                     (iv)    the Interest Carry Forward Amount for each Class;

                     (v) the principal amount (or Notional Principal Balance) of each Class of the Offered Certificates (based on a Certificate in the original principal (or notional principal) amount of $1,000) which will be outstanding after giving effect to any payment of principal on such Payment Date;

                     (vi) the aggregate Principal Balance of all Mortgage Loans and the aggregate Principal Balance of the Mortgage Loans in each Mortgage Loan Group after giving effect to any payment of principal on such Payment Date;

                     (vii) based upon information furnished by the Sponsor such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

                     (viii) the total of any Substitution Amounts or Loan Purchase Price amounts included in such distribution with respect to Mortgage Loan Group;

                     (ix) the weighted average Coupon Rate of the Mortgage Loans in each Mortgage Loan Group;

                     (x) whether a Group I Delinquency Trigger Event has occurred;

                     (xi)    the Group I Senior Enhancement percentage;

                     (xii) the Overcollateralization Amount for each Mortgage Loan Group and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date;

                     (xiii) the amount of any Applied Realized Loss Amount, Realized Loss Amortization Amount and Unpaid Realized Loss Amount for each Class as of the close of such Payment Date; and

                     (xiv) whether a Group I Cumulative Realized Loss Trigger Event has occurred.

         Certain obligations of the Trustee to provide information to the Owners are conditioned upon such information being received from the Master Servicer.

         In addition, on each Payment Date the Trustee will be required to distribute to each Owner, together with the information described above, the following information prepared by the Master Servicer and furnished to the Trustee for such purpose and with respect to each Mortgage Loan Group;

                     (a) the number and aggregate Principal Balance of Mortgage Loans (i) 30-59 days delinquent, (ii) 60-89 days delinquent and (iii) 90 or more days delinquent, as of the close of business on the last business day of the calendar month next preceding the Payment Date and the number and aggregate Principal Balances of the Mortgage Loans and related data;

                     (b) the number and aggregate Principal Balance of all Mortgage Loans in foreclosure proceedings as of the close of business on the last business day of the calendar month preceding such Payment Date;

                     (c) the number of Mortgagors and the aggregate Principal Balance of the related Mortgagors involved in bankruptcy proceedings as of the close of business on the last business day of the calendar month next preceding such Payment Date;

                     (d) the existence and status of any Properties as to which title has been taken in the name of, or on behalf of the Trustee, as of the close of business of the last business day of the month next preceding the Payment Date;

                     (e) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure as of the close of business on the last business day of the calendar month next preceding the Payment Date;

                     (f)     the amount of cumulative Realized Losses; and

                     (g) the aggregate Principal Balance of 60 + Day Delinquent Loans.

TERMINATION OF THE TRUST

         The Pooling and Servicing Agreement provides that the Trust will terminate upon the payment to the Owners of all Certificates of all amounts required to be paid to such Owners upon the last to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination pursuant to clause (c) above, the Owners of all Certificates then outstanding will be required (i) unanimously to direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section

860F(a)(4) of the Code and (ii) to furnish to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such liquidation constitutes a Qualified Liquidation.

OPTIONAL TERMINATION

         By the Master Servicer. At its option, the Master Servicer acting directly or through one or more affiliates may determine to purchase from the Trust all of the Mortgage Loans and other property then held by the Trust, and thereby effect early retirement of the Offered Certificates, on any Remittance Date on and after the Clean-up Call Date.

         Termination Upon Loss of REMIC Status. Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the Trust does not and will no longer qualify as a "REMIC" pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination, the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

                      THE CLASS A-8 AND CLASS A-9 INSURER

         The information set forth in this section has been provided by Ambac Assurance Corporation. No representation is made by the Underwriters, the Sponsor, the Trustee, the Originators or any of their affiliates as to the accuracy or completeness of any such information.

THE CLASS A-8 AND CLASS A-9 INSURER

         The Class A-8 and Class A-9 Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin, and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Class A-8 and Class A-9 Insurer primarily insures newly-issued municipal and structured finance obligations. The Class A-8 and Class A-9 Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Class A-8 and Class A-9 Insurer.

         The consolidated financial statements of the Class A-8 and Class A-9 Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 12, 1997; Commission File No. 1- 10777) and the consolidated financial statements of the Class A-8 and Class A-9 Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. (formerly AMBAC Inc.) for the period ended September 30, 1997 (which was filed with the Commission on November 14, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in documents incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Class A-8 and Class A-9 Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Group II Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of the Class A-8 and Class A-9 Insurer as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997, respectively, in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE
                             (DOLLARS IN MILLIONS)

                                                                                                           September 30,
                                     December 31, 1994    December 31, 1995   December  31, 1996         1997 (unaudited)
                                     -----------------    -----------------   ------------------         ----------------
 Unearned premiums . . . . . . . .         $  840                 $906                 $995                    $1,047
 Other liabilities . . . . . . . .            136                  295                  259                       311
                                     -----------------    -----------------   ------------------         ----------------
Total Liabilities  . . . . . . . .         $  976               $1,201               $1,254                    $1,358
                                     -----------------    -----------------   ------------------         ----------------
 Stockholder's equity:

   Common stock  . . . . . . . . .             82                   82                   82                        82
   Additional paid-in capital. . .            444                  481                  515                       521
   Unrealized gains (losses) on
      investments, net of tax  . .            (46)                  87                   66                        89
 Retained earnings . . . . . . . .            782                  907                  992                     1,130
                                     -----------------    -----------------   ------------------         ----------------
 Total stockholder's equity. . . .         $1,262               $1,557               $1,655                    $1,822
                                     -----------------    -----------------   ------------------         ----------------
 Total liabilities and
   stockholder's equity  . . . . .         $2,238               $2,758               $2,909                    $3,180
                                     =================    =================   ==================         ================


         For additional financial information concerning the Class A-8 and Class A-9 Insurer, see the audited financial statements of the Class A-8 and Class A-9 Insurer incorporated by reference herein. Copies of the financial statements of the Class A-8 and Class A-9 Insurer incorporated herein by reference and copies of the Class A-8 and Class A-9 Insurer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Class A-8 and Class A-9 Insurer. The address of the Class A-8 and Class A-9 Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Class A-8 and Class A-9 Insurer makes no representation regarding the Group II Certificates or the advisability of investing in the Group II Certificates and makes no representations regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Class A-8 and Class A-9 Insurer and presented under this heading "The Class A-8 and Class A-9 Insurer", the heading "The Class A-8 and Class A-9 Insurance Policy" and in the financial statements incorporated herein by reference.

                  THE CLASS A-8 AND CLASS A-9 INSURANCE POLICY

         The Class A-8 and Class A-9 Insurer, in consideration of the payment of the premium and subject to the terms of the Class A-8 and Class A-9 Insurance Policy, agrees unconditionally and irrevocably to pay to the Trustee for the benefit of the Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Class A-8 and Class A-9 Insurer will make such payments to the Trustee from its own funds on the later of (a) three Business Days following delivery of the Notice to the Class A-8 and Class A-9 Insurer of Nonpayment or
(b) the Business Day on which the Insured Amounts are Due for Payment. The Class A-8 and Class A-9 Insurer shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Class A-8 and Class A-9 Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Class A-8 and Class A-9 Insurance Policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of the Class A-8 or the Class A-9 Certificates, unless such acceleration is at the sole option of the Class A-8 and Class A-9 Insurer.

         Notwithstanding the foregoing paragraph, the Class A-8 and Class A-9 Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any prepayment penalty or other accelerated payment which at any time may become due on or with respect to any Insured Obligation, other than at the sole option of the Class A-8 and Class A-9 Insurer, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due the Holders of the Insured Obligations.

         The Class A-8 and Class A-9 Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Class A-8 and Class A-9 Insurer, such documentation being in a form satisfactory to the Class A-8 and Class A-9 Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day.

         Insured Payments due under the Class A-8 and Class A-9 Insurance Policy unless otherwise stated therein will be disbursed by the Class A-8 and Class A-9 Insurer to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment.

         As used herein, the following terms shall have the following meanings:

         "Deficiency Amount" means the excess, if any, of Required Payments over the Net Available Distribution Amount for such Payment Date.

         "Due for Payment" shall mean with respect to an Insured Amount, the Payment Date on which Insured Amounts are due or, with respect to an Insured Payment which is a Preference Amount, the business day on which the required documentation referred to above has been received by the Class A-8 and Class A-9 Insurer.

         "Holder" shall mean any person who is the registered owner or beneficial owner of any Insured Obligation.

         "Insured Amounts" shall mean, with respect to any Payment Date, the Deficiency Amount (including any amounts paid in respect of an Insufficiency Amount) for such Payment Date.

         "Insured Obligations" shall mean the Class A-8 Certificates and the Class A-9 Certificates.

         "Insured Payments" shall mean, the aggregate amount actually paid by the Class A-8 and Class A-9 Insurer to the Trustee in respect of (i) Insured Amounts for a Payment Date and (ii) Preference Amounts for any given Business Day.

         "Net Available Distribution Amount" means, with respect to any Payment Date, the sum of (i) the amount on deposit in the Certificate Account on such Payment Date with respect to Group II (including any such amounts transferred from the Capitalized Interest Account and the Pre-Funding Account), minus the Trustee's Fee with respect to Group II and minus the premium then due to the Class A-8 and Class A-9 Insurer, plus (ii) any Monthly Excess Cashflow available from Group I.

         "Nonpayment" shall mean, with respect to any Distribution Date, a Deficiency Amount owing in respect of such Distribution Date.

         "Notice" means the notice sent in writing by telecopy, substantially in the form of Exhibit A attached to the Certificate Insurance Policy, from the Trustee specifying the Insured Amount which shall be due and owing on the applicable Distribution Date.

         "Preference Amount" means any payment of principal or interest on an Insured Obligation which has become Due for Payment and which is made to a Holder by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

         "Required Payments" shall mean, as of any Payment Date, the sum of (i) the Class A-8 Current Interest and the Class A-9 Current Interest plus any Class A-8 and Class A-9 Interest Carry-Forward Amount and (ii) any Applied Realized Loss Amount with respect to Group II.

         Any notice under the Class A-8 and Class A-9 Insurance Policy may be made at the address listed below for the Class A-8 and Class A-9 Insurer or such other address as the Class A-8 and Class A-9 Insurer shall specify in writing to the Trustee.

         The notice address of the Class A-8 and Class A-9 Insurer is One State Street Plaza, New York, New York 10004 Attention: General Counsel, or such other address as the Class A-8 and Class A-9 Insurer shall specify to the Trustee in writing. The Class A-8 and Class A-9 Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE CLASS A-8 AND CLASS A-9 INSURANCE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN
ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         CLAIMS ARISING UNDER THE CLASS A-8 AND CLASS A-9 INSURANCE POLICY WOULD BE EXCLUDED FROM COVERAGE BY THE CALIFORNIA INSURANCE GUARANTY ASSOCIATION ESTABLISHED PURSUANT TO THE LAWS OF CALIFORNIA.

         The Class A-8 and Class A-9 Insurance Policy is not cancelable for any reason. The premium on the Class A-8 and Class A-9 Insurance Policy is not refundable for any reason.



                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain of the material anticipated federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates is to be considered only in connection with "Certain Federal Income Tax Consequences" in the Prospectus. The discussion herein and in the Prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the Prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

REMIC ELECTIONS

         The Trustee will cause one or more REMIC elections to be made with respect to certain specified assets of the Trust for federal income tax purposes. Qualification as a REMIC requires ongoing compliance with certain conditions. Dewey Ballantine LLP, special tax counsel, will advise that, in its opinion, for federal income tax purposes, assuming the REMIC elections are made and compliance with the Pooling and Servicing Agreement, the Trust will be treated as a REMIC for federal income tax purposes. Each of the Group I Certificates will be a "regular interest" in a REMIC, which will be treated as a debt instrument of the Trust for federal income tax purposes. Each of the Group II Certificates and the related rights to receive Supplemental Interest Payments will be comprised of (i) a "regular interest" in a REMIC and (ii) the right to receive Supplemental Interest Payments having the characteristics described below.

         For federal income tax purposes, regular interests in a REMIC are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of Offered Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to such Offered Certificates under an accrual method. The Offered Certificates may be issued with "original issue discount" for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount on the Offered Certificates is 115% of the "Prepayment Assumption" for Group I and 25% CPR for Group II. See "Payment and Yield Considerations -- Projected Prepayments and Yields for Offered Certificates" herein. No representation is made that any of the Mortgage Loans will prepay at such rates or any other rate. See "Payment and Yield Considerations -- Projected Prepayments and Yields for Offered Certificates" herein and "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

SPECIAL TAX ATTRIBUTES

         The Offered Certificates possess certain special tax attributes by virtue of the REMIC provisions of the Code. See "Certain Federal Income Tax Consequences -- REMIC Securities -- Special Tax Attributes" in the Prospectus.

SUPPLEMENTAL INTEREST AMOUNTS

         The Beneficial Owners of the Group II Certificates and the related rights to receive Supplemental Interest Amounts will be treated for tax purposes as owning two separate investments: (i) the respective Group II Certificates without the right to receive Supplemental Interest Amounts and
(ii) the right to receive the Supplemental Interest Amounts. The Owners of the respective Group II Certificates must allocate the purchase price of their Certificates between these two investments based on their relative fair market values. The purchase price allocated to the first investment will be the issue price of the respective Group II Certificates for calculating accruals of original issue discount. See "Certain Federal Income Tax Consequences -- Discount and Premium" in the Prospectus.

         A Beneficial Owner of an Group II Certificate and the related rights to receive Supplemental Interest Amounts will be treated for federal income tax purposes as having entered into a notional principal contract on the date that it purchases its Certificate. Treasury Regulations under Section 446 of the Code relating to notional principal contracts (the "Notional Principal Contract Regulations") provide that taxpayers, regardless of their method of accounting, generally must recognize the ratable daily portion of a periodic payment for the taxable year to which that portion relates. Any Supplemental Interest Amounts will be periodic payments. Income with respect to periodic payments under a notional principal contract for a taxable year should constitute ordinary income. The purchase price allocated to the right to receive the related Supplemental Interest Amounts will be treated as a nonperiodic payment under the Notional Principal Contract Regulations. Such a nonperiodic payment may be amortized using several methods, including the level payment method described in the Notional Principal Contract Regulations.

         The right to receive the Supplemental Interest Amounts will not constitute: (i) a "real estate asset" within the meaning of section 858(c)(5)(A) of the Internal Revenue Code (the "Code") if held by a real estate investment trust; (ii) a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code or a "permitted investment" within the meaning of section 860G(a)(5) of the code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

         If the Master Servicer, acting directly or through a permitted designee, exercises its right to an Optional Termination, the Supplemental Interest Amount may not be paid in full.

TAXATION OF FOREIGN INVESTORS

         In general, foreign investors will not be subject to U.S. withholding on income from the Supplemental Interest Amounts. See "Certain Federal Income Tax Consequences -- Foreign Investors -- Grantor Trust Securities and REMIC Regular Securities" in the Prospectus.


                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

         Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (the "Plans") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan unless a statutory or administrative exemption applies to the transaction. ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

         The United States Department of Labor (the "DOL") has issued a regulation (the "Plan Asset Regulation") describing what constitutes the assets of a Plan when the Plan acquires an equity interest in another entity. The Plan Asset Regulation states that, unless an exception described in the regulation is applicable, the underlying assets of a corporation, partnership or trust in which a Plan makes an equity investment will be considered, for purposes of ERISA, to be assets of the investing Plan. Pursuant to the Plan Asset Regulation, if the assets of the Trust were deemed to be plan assets by reason of a Plan's investment in any Offered Certificates, such plan assets would include an undivided interest in any assets held in such Trust. Therefore, in the absence of an exemption, the purchase, sale or holding of any Offered Certificate by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

         The DOL has issued to the Underwriters individual prohibited transaction exemptions, (the "Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Section 406(a), Section 406(b)(1), Section 406(b)(2) and Section 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The loans covered by the Exemptions include mortgage loans such as the Mortgage Loans.

         Among the conditions that must be satisfied for the Exemptions to apply are the following:

         (1) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         (2) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

         (3) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Credit Rating Co. ("D&P") or Fitch;

         (4) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

         (5) the sum of all payments made to and retained by the Underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the Originator and the Sponsor pursuant to the assignment of the loans to the Trust Estate represents not more than the fair market value of such loans; the sum of all payments made to and retained by any Master Servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

         (6) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933.

         The Trust Estate must also meet the following requirements:

         (i) the corpus of the Trust Estate must consist solely of assets of the type that have been included in other investment pools;

         (ii) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P (the "Rating Agencies") for at least one year prior to the Plan's acquisition of certificates; and

         (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates.

         Moreover, the Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemptions do not apply to Plans sponsored by the Sponsor, the Underwriters, the Trustee, the Master Servicer, any other servicer, any obligor with respect to Mortgage Loans included in the Trust Estate constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Estate, or any affiliate of such parties (the "Restricted Group").

         On July 21, 1997, the DOL published in the Federal Register amendments to the Exemptions ("PTE 97-34"), which extend exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. With respect to the Certificates, PTE 97-34 generally allows Mortgage Loans supporting payments to Owners of Certificates, and having a value equal to no more than 25% of the total principal amount of the Certificates being offered by the Trust, to be transferred to the Trust within a funding period no longer than 90 days or three months following the Closing Date instead of requiring that all such Mortgage Loans be either identified or transferred on or before the Closing Date. The relief will apply to the purchase, sale and holding of the Certificates, provided that the following general conditions are met:

         (1) the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Certificates being offered ("Pre-Funding Limit") does not exceed 25%;

         (2) all Subsequent Mortgage Loans meet the same terms and conditions for eligibility as the original Mortgage Loans used to create the Trust, which terms and conditions have been approved by the Rating Agencies;

         (3) the transfer of such Subsequent Mortgage Loans to the Trust during the Funding Period does not result in the Certificates to be covered by the Exemptions receiving a lower credit rating from a Rating Agency upon termination of the Funding Period than the rating that was obtained at the time of the initial issuance of the Certificates by the Trust;

         (4) solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the "Average Interest Rate") for all of the Mortgage Loans and Subsequent Mortgage Loans in the Trust at the end of the Funding Period is not more than 100 basis points lower than the Average Interest Rate for the Mortgage Loans which were transferred to the Trust on the Closing Date;

         (5)     either:

         (i) the characteristics of the Subsequent Mortgage Loans are monitored by an insurer or other credit support provider which is independent of the Sponsor; or

         (ii) an independent accountant retained by the Depositor provides the Sponsor with a letter (with copies provided to the Rating Agencies, the Underwriter and the Trustee) stating whether or not the characteristics of the Subsequent Mortgage Loans conform to the characteristics described in the Prospectus Supplement and/or Pooling and Servicing Agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Mortgage Loans which were transferred to the Trust as of the Closing Date;

         (6) the Funding Period ends no later than three months or 90 days after the Closing Date or earlier in certain circumstances if the Pre-Funding Account falls below the minimum level specified in the Pooling and Servicing Agreement or an event of default occurs;

         (7) amounts transferred to any Pre-Funding Account and/or Capitalized Interest Account used in connection with the pre-funding may be invested only in investments which are permitted by the Rating Agencies and:

         (i) are direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or

         (ii) have been rated (or the obligor has been rated) in one of the three highest generic rating categories by such Rating Agency;

         (8)     the Prospectus or Prospectus Supplement describes;

         (i)         any Pre-Funding Account and/or Capitalized Interest
                     Account;

         (ii)        the duration of the Funding Period;

         (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the Funding Period that will be remitted to Owners of Certificates as repayments of principal; and

         (iv) that the amounts remaining in the Pre-Funding Account at the end of the Funding Period will be remitted to Owners of Certificates as repayments of principal; and

         (9) the Pooling and Servicing Agreement describes the permitted investments for the Pre-Funding Account and/or Capitalized Interest Account and, if not disclosed in the Prospectus or Prospectus Supplement, the terms and conditions for eligibility of Subsequent Mortgage Loans.

         As of the date hereof, there is no single Mortgage Loan included in the Trust Estate that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Estate. Before purchasing a Class A Certificate based on the Exemptions, as amended by PTE 97-34 (and, in the case of the Group II Certificates, an administrative exemption with respect to Supplemental Interest Amounts), a fiduciary of a Plan should itself confirm (1) that such Class A Certificate constitutes a "certificate" for purposes of the Exemptions and (2) that the conditions and other requirements set forth in the Exemptions would be satisfied.

         Prospective Plan investors in the Class A Certificates should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions, as amended by PTE 97-34, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Class A Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

         In addition to the matters described above, purchasers of a Class A Certificate that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co.
v. Harris Trust and Savings Bank, 114 S.Ct. 517 (1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Prospective purchasers using insurance company general account assets should determine whether the decision affects their ability to make purchases of the Offered Certificates.

         Any person purchasing an Group II Certificate and the related right to receive Supplemental Interest Amounts will have acquired, for purposes of ERISA and for federal income tax purposes, such an Group II Certificate without the right to receive the Supplemental Interest Amounts, together with the right to receive the Supplemental Interest Amounts. The Exemptions do not apply to the acquisition, holding or resale of the right to receive the Supplemental Interest Amounts. Accordingly, the acquisition of the right to receive the Supplemental Interest Amounts by a Plan could result in a prohibited transaction unless another administrative exemption to ERISA's prohibited transaction rules is applicable. One or more alternative exemptions may be available with respect to certain prohibited transaction rules of ERISA that might apply in connection with the initial purchase, holding and resale of the right to receive the Supplemental Interest Amounts, including, but not limited to: (i) Prohibited Transaction Class Exemption ("PTCE") 91-38, regarding investments by bank collective investment funds; (ii) PTCE 90-1, regarding investments by insurance company pooled separate accounts; (iii) PTCE 84-14, regarding transactions negotiated by qualified professional asset managers; or
(iv) PTCE 75-1, Part II, regarding principal transactions by broker-dealers (the "Principal Transactions Exemption"). It is believed that the conditions of the Principal Transactions Exemption will be met with respect to the acquisition of a right to receive the Supplemental Interest Amounts by a Plan, so long as the related Underwriter is not a fiduciary with respect to the Plan (and is not a party in interest with respect to the Plan by reason of being a participating employer or affiliate thereof).

SUBORDINATE CERTIFICATES

         The Exemptions, as amended by PTE 97-34, do not apply to the initial purchase, the holding or the subsequent resale of the Mezzanine Certificates and Class B-1 Certificates because such Certificates are subordinate to certain other Classes of the Certificates. Accordingly, Plans may not purchase the Subordinate Certificates, except that any insurance company may purchase such Certificates with assets of its general account if the exemptive relief granted by the DOL for transactions involving insurance company general accounts in Prohibited Transaction Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) is available with respect to such investment. Any insurance company proposing to purchase such Certificates for its general account should consider whether such relief would be available.



                                    RATINGS

         It is a condition of issuance of the Offered Certificates that each Class of the Offered Certificates receive ratings from Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Group ("Standard & Poor's") as set forth below:

                                     Moody's         Standard &
                    Class             Rating        Poor's Rating
                    -----             ------        -------------
                  Class A-1            Aaa               AAA
                  Class A-2            Aaa               AAA
                  Class A-3            Aaa               AAA
                  Class A-4            Aaa               AAA
                  Class A-5            Aaa               AAA
                  Class A-6            Aaa               AAA
                  Class A-7            Aaa               AAA
                  Class A-IO           Aaa              AAAr
                  Class A-8            Aaa               AAA
                  Class A-9            Aaa               AAA
                  Class M-1            Aa2               AA
                  Class M-2             A2                A
                  Class B-1            Baa2              BBB

         Explanations of the significance of such ratings may be obtained from Moody's, 99 Church Street, New York, New York 10007 and Standard & Poor's, 25 Broadway, New York, New York 10006. Such ratings will be the views only of such rating agencies. There is no assurance that such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the Offered Certificates. A security rating is not a recommendation to buy, sell or hold securities.

         The "r" of the "AAAr" rating of the Class A-IO Certificates by Standard & Poor's is attached to highlight derivative, hydrid, and certain other obligations that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks. Examples of such obligations are: securities whose principal or interest return is indexed to equities, commodities, or currencies; certain swap and options; and interest only and principal only mortgage securities. The absence of an "r" symbol should not be taken as an indication that an obligation will exhibit no volatility or variability in total return.

         The Class A-8 and Class A-9 Insurer does not guarantee the payment of, nor do the ratings assigned to the Group II Certificates address the likelihood of the payment of any Supplemental Interest Amounts.

         The ratings of Moody's on home equity pass-through certificates address the likelihood of the receipt by the Owners of all distributions to which such Owners are entitled. Moody's rating opinions address the structural and legal issues and tax-related aspects associated with the Certificates, including the nature of the underlying home equity loans and the credit quality of the credit support provider, if any. Moody's ratings on pass-through certificates do not represent any assessment of the likelihood that principal prepayments may differ from those originally anticipated.

         Such ratings do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

         The ratings of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

         The Sponsor has not requested a rating of the Offered Certificates offered hereby by any rating agency other than Moody's and Standard & Poor's and the Sponsor has not provided information relating to the Offered Certificates or the Mortgage Loans to any rating agency other than Moody's and Standard & Poor's. There can be no assurance as to whether any other rating agency will rate the Offered Certificates offered hereby or, if another rating agency rates such Offered Certificates, what rating would be assigned to such Offered Certificates by such rating agency. Any such unsolicited rating assigned by another rating agency to the Offered Certificates offered hereby may be lower than the rating assigned to such Offered Certificates by Moody's and Standard & Poor's.



                        LEGAL INVESTMENT CONSIDERATIONS

         No class of the Offered Certificates will constitute "mortgage related securities" for purposes of SMMEA.



                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, dated December 4, 1997 (the "Underwriting Agreement"), the Sponsor has agreed to cause the Trust to sell the Offered Certificates to the Underwriters and the Underwriters have agreed to purchase the Offered Certificates.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the entire principal amount of each class of Offered Certificates in the amounts with respect to each Underwriter as set forth below:


                             Class A-1 Certificates

   Underwriters                                             Principal Amount
   ------------                                             ----------------
   Lehman Brothers Inc.                                       $   36,512,000
   J.P. Morgan Securities, Inc.                               $   36,509,000
   Morgan Stanley & Co. Incorporated                          $   36,509,000
   Prudential Securities Incorporated                         $   36,509,000

                             Class A-2 Certificates

   Underwriters                                             Principal Amount
   ------------                                             ----------------
   Lehman Brothers Inc.                                       $   45,581,000
   J.P. Morgan Securities, Inc.                               $   22,789,000
   Morgan Stanley & Co. Incorporated                          $            0
   Prudential Securities Incorporated                         $   22,789,000

                             Class A-3 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $    8,397,000
           J.P. Morgan Securities, Inc.                               $    8,394,000
           Morgan Stanley & Co. Incorporated                          $    8,394,000
           Prudential Securities Incorporated                         $    8,394,000



                Class A-4 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $   14,960,000
           J.P. Morgan Securities, Inc.                               $   14,959,000
           Morgan Stanley & Co. Incorporated                          $   14,959,000
           Prudential Securities Incorporated                         $   14,959,000

                Class A-5 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $    3,901,000
           J.P. Morgan Securities, Inc.                               $    3,900,000
           Morgan Stanley & Co. Incorporated                          $    3,900,000
           Prudential Securities Incorporated                         $    3,900,000


                Class A-6 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $   10,322,000
           J.P. Morgan Securities, Inc.                               $   10,321,000
           Morgan Stanley & Co. Incorporated                          $   10,321,000
           Prudential Securities Incorporated                         $   10,321,000

                Class A-7 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $    2,530,000
           J.P. Morgan Securities, Inc.                               $   12,500,000
           Morgan Stanley & Co. Incorporated                          $   22,470,000
           Prudential Securities Incorporated                         $   12,500,000

               Class A-IO Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $          0*

         * No principal payments are distributed with respect to the Class A-IO Certificates. Interest will be distributed and calculated on the basis of the Notional Principal Balance of the Class A-7 Certificates. Lehman Brothers Inc. is the sole underwriter with respect to the Class A-IO Certificates.

                             Class A-8 Certificates

           Underwriters                                             Principal Amount
           ------------                                             ----------------
           Lehman Brothers Inc.                                       $   24,500,000
           J.P. Morgan Securities, Inc.                               $   24,500,000
           Morgan Stanley & Co. Incorporated                          $   24,500,000
           Prudential Securities Incorporated                         $   24,500,000

                             Class A-9 Certificates


            Underwriters                                            Principal Amount
            ------------                                            ----------------
            Lehman Brothers Inc.                                       $   75,500,000
            J.P. Morgan Securities, Inc.                               $   75,500,000
            Morgan Stanley & Co. Incorporated                          $   75,500,000
            Prudential Securities Incorporated                         $   75,500,000

                 Class M-1 Certificates

            Underwriters                                            Principal Amount
            ------------                                            ----------------
            Lehman Brothers Inc.                                       $    4,375,000
            J.P. Morgan Securities, Inc.                               $    4,375,000
            Morgan Stanley & Co. Incorporated                          $    4,375,000
            Prudential Securities Incorporated                         $    4,375,000


                 Class M-2 Certificates

            Underwriters                                            Principal Amount
            ------------                                            ----------------
            Lehman Brothers Inc.                                       $    7,500,000
            J.P. Morgan Securities, Inc.                               $    7,500,000
            Morgan Stanley & Co. Incorporated                          $    7,500,000
            Prudential Securities Incorporated                         $    7,500,000

                 Class B-1 Certificates

            Underwriters                                            Principal Amount
            ------------                                            ----------------
            Lehman Brothers Inc.                                       $    3,750,000
            J.P. Morgan Securities, Inc.                               $    3,750,000
            Morgan Stanley & Co. Incorporated                          $    3,750,000
            Prudential Securities Incorporated                         $    3,750,000

         The Underwriters have agreed to reimburse the Sponsor for certain expenses in connection with the issuance and distribution of the Offered Certificates.

         The Underwriters have informed the Sponsor that they propose to offer the Offered Certificates for sale from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of the related sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Sponsor in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts and commissions under the 1933 Act.

         Advanta Mortgage Conduit Services, Inc. has agreed to indemnify the Underwriters against certain liabilities including liabilities under the 1933 Act.

         In connection with this offering and in compliance with applicable law and industry practice, the Underwriters may overallot or effect transactions which stabilize, maintain or otherwise affect the market price of the Offered Certificates at a level above that which might otherwise prevail in the open market, including stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security. A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. A penalty bid means an arrangement that permits Lehman Brothers Inc., as managing underwriter, to reclaim a selling concession from a syndicate member in connection with the offering when Offered Certificates originally sold by the syndicate member are purchased in syndicate covering transactions. The Underwriters are not required to engage in any of these activities. Any such activities, if commenced, may be discontinued at any time.

         The Sponsor has been advised by the Underwriters that the Underwriters presently intend to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Offered Certificates and such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of any trading markets for the Offered Certificates.



                                    EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation, as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996, are incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

                             CERTAIN LEGAL MATTERS

Certain legal matters relating to the validity of the issuance of the Offered Certificates will be passed upon for the Sponsor and the Underwriters by Dewey Ballantine LLP, New York, New York.

                        INDEX OF PRINCIPAL DEFINED TERMS


1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 103

Accrual Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Actuarial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Advanta Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Affiliated Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Aggregate Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . .   7
Applied Realized Loss Amount  . . . . . . . . . . . . . . . . . . . . . . . .  23, 85
Appraised Values  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Average Amount Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Average Interest Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

Beneficial Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10, 83

CEDEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
CEDEL Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Certificate Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Class . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  13
Class A-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-1 Formula Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . .   5
Class A-1 Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Class A-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-3 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-4 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-5 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-6 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-7 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-7 Lockout Distribution Amount . . . . . . . . . . . . . . . . . . . . . .  19
Class A-7 Lockout Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
Class A-7 Lockout Pro Rata Distribution Amount  . . . . . . . . . . . . . . . . .  19
Class A-8 and Class A-9 Insurance Policy  . . . . . . . . . . . . . . . .   2, 27, 87
Class A-8 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-8 Formula Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . .   5
Class A-8 Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Class A-8 Principal Percentage  . . . . . . . . . . . . . . . . . . . . . . .  16, 82
Class A-8 Supplemental Interest Amount  . . . . . . . . . . . . . . . . . . . . .   6
Class A-9 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class A-9 Formula Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . .   6
Class A-9 Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Class A-9 Principal Percentage  . . . . . . . . . . . . . . . . . . . . . . .  16, 82
Class A-9 Supplemental Interest Amount  . . . . . . . . . . . . . . . . . . . . .   6
Class A-IO Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class B-1 Applied Realized Loss Amount  . . . . . . . . . . . . . . . . . . . . .  87
Class B-1 Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . .  88
Class B-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class B-1 Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  20
Class B-1 Realized Loss Amortization Amount . . . . . . . . . . . . . . . . . . .  88
Class Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Class M-1 Applied Realized Loss Amount  . . . . . . . . . . . . . . . . . . . . .  88
Class M-1 Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . .  88

Class M-1 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class M-1 Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  20
Class M-1 Realized Loss Amortization Amount . . . . . . . . . . . . . . . . . . .  88
Class M-2 Applied Realized Loss Amount  . . . . . . . . . . . . . . . . . . . . .  88
Class M-2 Certificate Principal Balance . . . . . . . . . . . . . . . . . . . . .  88
Class M-2 Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Class M-2 Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . .  20
Class M-2 Realized Loss Amortization Amount . . . . . . . . . . . . . . . . . . .  88
Class R Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Clean-up Call Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
CMT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Coastal Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
COFI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2, 92
Compensating Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
Cooperative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Coupon Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Cumulative Realized Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Current Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

D&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
Delinquency Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
DTC Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Due for Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93, 94

Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
European Depositaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Exemptions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Extra Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . . .  13

FDIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
FFI Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37, 38
Final Determination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Final Scheduled Payment Dates . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Financial Intermediary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Fleet . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
FNMA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Foreclosure Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Funding Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

G&P Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Gross Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Group I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4, 40
Group I Available Funds Cap Rate  . . . . . . . . . . . . . . . . . . . . . . . .   6
Group I Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Group I Cumulative Realized Loss Trigger Event  . . . . . . . . . . . . . . . . .  20
Group I Delinquency Trigger Event . . . . . . . . . . . . . . . . . . . . . . . .  20
Group I Original Pool Balance . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Group I Original Pre-Funded Amount  . . . . . . . . . . . . . . . . . . . . . . .   8
Group I Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Group I Senior Enhancement Percentage . . . . . . . . . . . . . . . . . . . . . .  21

Group I Senior Specified Enhancement Percentage . . . . . . . . . . . . . . . . .  21
Group I Statistic Calculation Pool  . . . . . . . . . . . . . . . . . . . . . . .   7
Group II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4, 40
Group II Available Funds Cap Rate . . . . . . . . . . . . . . . . . . . . . . . .   6
Group II Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Group II Original Pre-Funded Amount . . . . . . . . . . . . . . . . . . . . . . .   8
Group II Statistic Calculation Pool . . . . . . . . . . . . . . . . . . . . . . .   7
Groups  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94

Initial Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 4
Initial Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Insured Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93, 94
Insured Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93, 94
Insured Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26, 86, 94
Interest Amount Available . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Interest Carry Forward Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Interest Determination Date   . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Interest Remittance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Junior Lien Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Liquidated Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14, 22

Master Transfer Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
MCA Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
McGuire Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Mezzanine Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Monthly Excess Cashflow Amount  . . . . . . . . . . . . . . . . . . . . . . . . .  12
Monthly Excess Interest Amount  . . . . . . . . . . . . . . . . . . . . . . .  23, 85
Monthly Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Moody's . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31, 100
Mortgage Loan File  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Mortgage Loan Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Mortgagor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Net Available Distribution Amount . . . . . . . . . . . . . . . . . .  27, 28, 87, 94
Net Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Nonpayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93, 94
Nonrecoverable Delinquency Advance  . . . . . . . . . . . . . . . . . . . . . . .  29
Nonrecoverable Servicing Advance  . . . . . . . . . . . . . . . . . . . . . . . .  30
Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93, 94
Notional Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Notional Principal Contract Regulations . . . . . . . . . . . . . . . . . . . . .  96

Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Optional Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Original Pre-Funded Amounts . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Overcollateralization Amount  . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Overcollateralization Deficiency  . . . . . . . . . . . . . . . . . . . . . . . .  14
Overcollateralization Release Amount  . . . . . . . . . . . . . . . . . . . . . .  14
Owned and Managed Servicing Portfolio . . . . . . . . . . . . . . . . . . . . . .  38
Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76

Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Plan Asset Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  96
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   2
Preference Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11, 94
Pre-Funded Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Pre-Funding Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Pre-Funding Limit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98, 99
Premium . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Prepayment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58, 95
Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Principal Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . . . .  14
Principal Remittance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Principal Transactions Exemption  . . . . . . . . . . . . . . . . . . . . . . . .  99
PTCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
PTE 97-34 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98, 99

Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22, 84
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Recoveries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
Reference Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
regular interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31, 95
Relevant Depositary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Remittance Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15, 77
Required Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
residual interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Rules . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Schedule of Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Six-Month LIBOR . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
Standard & Poor's . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31, 100
Statistic Calculation Pools . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Stepdown Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Subsequent Cut-Off Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Subsequent Mortgage Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Subsequent Transfer Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Substitution Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

Targeted Overcollateralization Amount . . . . . . . . . . . . . . . . . . . .  15, 24
Terms and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Third-Party Servicing Portfolio . . . . . . . . . . . . . . . . . . . . . . . . .  38
Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2, 4
Trustee's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

Unaffiliated Originators  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

Underwriters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   101
Unpaid Realized Loss Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  88

Weighted average life . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

===================================================            ===========================================================
         No dealer, salesperson or other person has
 been authorized to give any information or to make                             $900,000,000
 any representations not contained in this                                      (APPROXIMATE)
 Prospectus Supplement and the Prospectus and, if                           ADVANTA MORTGAGE LOAN
 given or made, such information or representations                             TRUST 1997-4
 must not be relied upon as having been authorized
 by the Sponsor or by the Underwriters.  This
 Prospectus Supplement and the Prospectus do not
 constitute an offer to sell, or a solicitation of             $146,039,000 ADJUSTABLE RATE CLASS A-1 GROUP I CERTIFICATES
 an offer to buy, the securities offered hereby to                 $91,159,000  6.53% CLASS A-2 GROUP I CERTIFICATES
 anyone in any jurisdiction in which the person                    $33,579,000  6.55% CLASS A-3 GROUP I CERTIFICATES
 making such offer or solicitation is not qualified                $59,837,000  6.66% CLASS A-4 GROUP I CERTIFICATES
 to do so to anyone to whom it is unlawful to make                 $15,601,000  6.72% CLASS A-5 GROUP I CERTIFICATES
 any such offer or solicitation.  Neither the                      $41,285,000  7.10% CLASS A-6 GROUP I CERTIFICATES
 delivery of this Prospectus Supplement nor any sale               $50,000,000  6.63% CLASS A-7 GROUP I CERTIFICATES
 made hereunder shall, under any circumstances,                         5.00% CLASS A-IO GROUP I CERTIFICATES *
 create an implication that information herein or              $  98,000,000 ADJUSTABLE RATE CLASS A-8 GROUP II CERTIFICATES
 therein is correct as of any time since the date of           $302,000,000 ADJUSTABLE RATE CLASS A-9 GROUP II CERTIFICATES
 this Prospectus Supplement or the Prospectus.                     $  17,500,000 7.04% CLASS M-1 GROUP I CERTIFICATES
                                                                   $  30,000,000  7.24% CLASS M-2 GROUP I CERTIFICATES
                     ------------                                  $  15,000,000  7.54% CLASS B-1 GROUP I CERTIFICATES

                  TABLE OF CONTENTS
                                                PAGE
                                                ----
                PROSPECTUS SUPPLEMENT
 Available Information . . . . . . . . . . . . . S-
 Reports to the Certificateholders . . . . . . . S-
 Summary . . . . . . . . . . . . . . . . . . . . S-
 Risk Factors  . . . . . . . . . . . . . . . . . S-                                      MORTGAGE LOAN
 The Portfolio of Mortgage Loans . . . . . . . . S-                                ASSET-BACKED CERTIFICATES
 The Mortgage Loan Pool  . . . . . . . . . . . . S-                                      SERIES 1997-4
 Prepayment and Yield Considerations . . . . . . S-
 Use of Proceeds . . . . . . . . . . . . . . . . S-
 The Sponsor and the Master Servicer . . . . . . S-
 Description of the Certificates . . . . . . . . S-
 Credit Enhancement  . . . . . . . . . . . . . . S-                                     ----------------
 The Pooling and Servicing Agreement . . . . . . S-                                  PROSPECTUS SUPPLEMENT
 The Class A-8 and Class A-9 Insurer . . . . . . S-                                     ----------------
 The Class A-8 and Class A-9 Insurance Policy  . S-
 Certain Federal Income Tax Consequences . . . . S-
 ERISA Considerations  . . . . . . . . . . . . . S-
 Ratings . . . . . . . . . . . . . . . . . . . . S-                                     LEHMAN BROTHERS
 Legal Investment Considerations . . . . . . .   S-
 Underwriting  . . . . . . . . . . . . . . . . . S-                                    J.P. MORGAN & CO.
 Experts . . . . . . . . . . . . . . . . . . . . S-
 Certain Legal Matters . . . . . . . . . . . . . S-                               MORGAN STANLEY DEAN WITTER
 Index of Principal Defined Terms  . . . . . .   S-
                                                                                     PRUDENTIAL SECURITIES
                      PROSPECTUS                                                         Incorporated
 Summary of Prospectus . . . . . . . . . . . . .  4
 Risk Factors  . . . . . . . . . . . . . . . . . 13
 The Trusts  . . . . . . . . . . . . . . . . . . 18                                    December 4, 1997
 The Mortgage Pools  . . . . . . . . . . . . . . 25
 Mortgage Loan Program . . . . . . . . . . . . . 27
 Description of the Securities . . . . . . . . . 34
 Subordination . . . . . . . . . . . . . . . . . 49
 Description of Credit Enhancement . . . . . . . 50
 Hazard Insurance; Claims Thereunder . . . . . . 55
 The Sponsor and the Transferor  . . . . . . . . 56
 The Master Servicer . . . . . . . . . . . . . . 56
 The Pooling and Servicing Agreement . . . . . . 56
 Yield Considerations  . . . . . . . . . . . . . 62
 Maturity and Prepayment Considerations  . . . . 64
 Certain Legal Aspects of Mortgage Loans and
   Related Matters . . . . . . . . . . . . . . . 65
 Certain Federal Income Tax Consequences . . . . 72
 ERISA Considerations  . . . . . . . . . . . . . 84
 Legal Investment Matters  . . . . . . . . . . . 87
 Use of Proceeds . . . . . . . . . . . . . . . . 88
 Methods of Distribution . . . . . . . . . . . . 88
 Legal Matters . . . . . . . . . . . . . . . . . 89
 Financial Information . . . . . . . . . . . . . 89
 Additional Information  . . . . . . . . . . . . 89
 Index of Principal Definitions  . . . . . . . . 90
 Global Clearance. Settlement and Tax
   Documentation Procedures  . . . . . . .  Annex I
===================================================            ===========================================================